SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  [X]
Filed by a party other than the registrant [_]
Check the appropriate box:
     [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
     [X]  Preliminary proxy statement
     [_]  Definitive proxy statement
     [_]  Definitive additional materials
     [_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               CBC HOLDING COMPANY
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                (Name of Registrant as Specified in its Charter)

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      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):
     [_]     No fee required
     [_]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per  unit  price  or  other  underlying  value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     ---------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total  fee  paid:

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     [_]  Fee paid previously with preliminary materials:

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     [X]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount  previously  paid:
                                     $_____
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     (2)  Form, Schedule or Registration Statement no.:
                                 Schedule 13E-3
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     (3)  Filing  Party:
                              CBC Holding Company
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     (4)  Date  Filed:
                               ____________, 2005
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
                               CBC HOLDING COMPANY
                             102 West Roanoke Drive
                           Fitzgerald, Georgia  31750
                                 (229) 423-4321


                               ____________, 2005


Dear Shareholder:

     You are cordially invited to attend a special meeting of shareholders, which will be held at the Charles Harris Learning Center at East Central Technical College, located at 667 Perry House Road, Fitzgerald, Georgia 31750, on __________, ____________, 2005, at _____ p.m. I hope that you will be able to attend the meeting, and I look forward to seeing you.

     The purpose of the special meeting is for shareholders to vote on an Agreement and Plan of Reorganization, which provides for the reorganization of CBC Holding Company into a subchapter S corporation through the merger of CBC Interim Corporation ("Interim") with and into CBC Holding Company. CBC Holding Company will be the surviving corporation and will elect to be taxed as a subchapter S corporation after the reorganization. Interim is a new Georgia corporation, and wholly-owned subsidiary of CBC Holding Company that we organized solely to facilitate CBC Holding Company's reorganization into a subchapter S corporation.

     The primary purpose of the reorganization plan is to promote more efficient capital utilization and enhance shareholder value by reducing the combined taxes paid by CBC Holding Company and its shareholders under Subchapter S of the Internal Revenue Code. The reorganization plan is also designed to enable us to terminate the registration of our common stock under Section 12(g) of the Securities Exchange Act of 1934, which will result in the elimination of the expenses related to our disclosure and reporting requirements under the Securities Exchange Act. The reorganization plan is likely to decrease the administrative expense incurred in servicing a large number of shareholders who own relatively small numbers of shares.

     The reorganization will be effective when we file the articles of merger of Interim with and into CBC Holding Company with the Georgia Secretary of State. We expect that the effective time of the reorganization will be on or before December 31, 2005, but it cannot occur until we receive shareholder approval of the reorganization.

     Under the reorganization plan, any shareholder who (1) is not eligible or who does not wish to be a shareholder of the resulting subchapter S corporation, or (2) is neither a member of one of the 70 Qualifying Family Groups, an employee of CBC Holding Company (or its subsidiary), nor an emeritus director of CBC Holding Company will receive $17.80 in cash in exchange for each share of CBC Holding Company common stock that he or she holds as of the effective time of the reorganization. All other shares of CBC Holding Company common stock will remain outstanding, and each outstanding share of Interim common stock will be cancelled upon the effective time of the reorganization.

     Generally, individuals who are citizens or residents of the United States, estates and certain trusts are eligible to be subchapter S corporation shareholders. Corporations, limited liability companies, partnerships and IRAs, however, are not eligible subchapter S corporation shareholders.
             ---

If you own shares of CBC Holding Company common stock indirectly through an ineligible subchapter S corporation shareholder, those shares will be converted to cash as described above, unless those shares are transferred to an eligible shareholder prior to the effective time of the reorganization.

     ELIGIBLE SHAREHOLDERS WHO WISH TO CONTINUE TO BE CBC HOLDING COMPANY SHAREHOLDERS AFTER THE REORGANIZATION MUST SIGN AND RETURN THE FOLLOWING DOCUMENTS TO CBC HOLDING COMPANY AT OR BEFORE 5:00 P.M. ON ____________, 2005:

          - CBC Holding Company Shareholders Agreement (the blue attachment is the signature page); and

          -    S-Corporation Election Form 2553 (the yellow attachment).

Instructions for completing and returning these documents are included on the gold attachment. Any shareholder who fails to sign and return the CBC Holding Company Shareholders Agreement and S-Corporation Election Form at or before 5:00 p.m. on ____________, 2005 will receive $17.80 per share in cash for their shares of CBC Holding Company Common Stock.

     The board of directors has established ____________, 2005 as the record date for determining shareholders who are entitled to notice of the special meeting and to vote on the reorganization plan. We enclose the following materials relating to the special meeting:

          -    Official notice of the meeting;
          - Proxy statement describing the matters to be voted on at the meeting; and
          - Proxy card for voting at the special meeting (the green attachment).

     The reorganization cannot be completed unless approved by the holders of a majority of the outstanding shares of CBC Holding Company. The directors and executive officers of CBC Holding Company, directly or indirectly, own 34.2% of the outstanding shares and they have committed to vote these shares in favor of the reorganization plan.

     Whether or not you plan to attend the special meeting, please complete, sign and date the proxy card and return it to CBC Holding Company in the envelope provided on or before ____________, 2005. If you attend the meeting, you may vote in person, even if you have previously returned your proxy card.

     Please direct any questions you have to Buck Anderson or me at (229) 423-4321. Although we cannot advise you regarding the merits of the options available to you through the reorganization plan, we can assist you in completing the attached documents. On behalf of the board of directors, I urge you to vote for approval of the reorganization plan.

                                   Sincerely,


                                   George M. Ray
                                   President and Chief Executive Officer

                               CBC HOLDING COMPANY
                             102 West Roanoke Drive
                           Fitzgerald, Georgia  31750
                                 (229) 423-4321

                  NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ____________, 2005

     A special meeting of shareholders of CBC Holding Company will be held on __________, ____________, 2005, at _____ p.m. at the Charles Harris Learning
Center at East Central Technical College, located at 667 Perry House Road, Fitzgerald, Georgia 31750, for the following purposes:

     (1) To vote on an Agreement and Plan of Reorganization providing for the reorganization of CBC Holding Company into a subchapter S corporation. A copy of the reorganization plan is attached as Appendix A to the
                                                           ----------
          proxy statement accompanying this notice.

     (2) To transact any other business as may properly come before the meeting or any adjournments of the meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE REORGANIZATION PLAN.

     CBC Holding Company shareholders are entitled to statutory dissenters' rights under the reorganization plan. If the shareholders of CBC Holding Company approve the reorganization plan, shareholders who elect to dissent are entitled to receive the "fair value" of their shares of common stock if they comply with the provisions of Article 13 of the Georgia Business Corporation Code regarding the rights of dissenting shareholders. We have attached a copy of Article 13 of the Georgia Business Corporation Code as Appendix D to the
                                                          ----------
accompanying proxy statement.

     The board of directors has set the close of business on ____________, 2005, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

     We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed form of proxy as soon as possible. Promptly returning your form of proxy will help ensure the greatest number of shareholders are present whether in person or by proxy.

     If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

                                   By Order of the Board of Directors,


                                   George M. Ray
                                   President and Chief Executive Officer
____________, 2005

                               CBC HOLDING COMPANY
                             102 West Roanoke Drive
                           Fitzgerald, Georgia  31750
                                 (229) 423-4321

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                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON ____________, 2005

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     The board of directors of CBC Holding Company has determined that it is in the best interests of CBC Holding Company and its shareholders to reorganize CBC Holding Company to become a private company and elect to be taxed as a subchapter S corporation. CBC Holding Company will realize significant cost savings by terminating the registration of its common stock under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and its relating reporting obligations. Additionally, after the reorganization, CBC Holding Company and its shareholders will realize significant tax benefits by the Company electing to be taxed as a subchapter S corporation.

     In order to effect the reorganization, the board of directors adopted an Agreement and Plan of Reorganization that provides for the merger of CBC Interim Corporation ("Interim") with and into CBC Holding Company. Pursuant to the reorganization plan, CBC Holding Company will be the surviving corporation and will make an election to be taxed as a subchapter S corporation after the reorganization. We formed Interim as a Georgia corporation and wholly-owned subsidiary of CBC Holding Company solely to facilitate the reorganization.

     The reorganization will be effective when we file the articles of merger of Interim with and into CBC Holding Company with the Georgia Secretary of State. We expect that the effective time of the reorganization will be on or before December 31, 2005, but it cannot occur until we receive shareholder approval of the reorganization.

     Each share of CBC Holding Company common stock held of record, or beneficially in the case of shares held in street name, immediately prior to the effective time of the reorganization will be converted into the right to receive $17.80 in cash unless you are:

     - a shareholder who is eligible to be a subchapter S corporation shareholder; and

     - a shareholder who signs and delivers the CBC Holding Company Shareholders Agreement and S-Corporation Election Form to CBC Holding Company on or before ____________, 2005; and

     - a shareholder who, together with any of your family members electing to be treated as a single shareholder, pursuant to Section 1361(c)(1) of the Internal Revenue Code (an "Electing Family Group"), is one of the 70 Electing Family Groups collectively holding the most shares of common stock of CBC Holding Company (the "Qualifying Family Groups") OR an employee of CBC Holding Company (or its subsidiary) OR an emeritus director of CBC Holding Company.

     All other shares of CBC Holding Company common stock shall remain outstanding after the effective time of the reorganization. Each outstanding share of Interim common stock will be cancelled upon the effective time of the reorganization.

     Generally, individuals who are citizens or residents of the United States, estates and certain trusts are eligible to be subchapter S corporation shareholders. Corporations, limited liability companies, partnerships and IRAs, however, are not eligible subchapter S corporation shareholders. If you own
             ---
shares of CBC Holding Company common stock indirectly through an ineligible subchapter S corporation shareholder, those shares will be converted to cash as described above, unless those shares are transferred to an eligible shareholder prior to the effective time of the reorganization.

     This proxy statement provides you with detailed information about the proposed reorganization of CBC Holding Company. We encourage you to read this entire document carefully.

     The board of directors has determined that the terms of the reorganization are fair to unaffiliated shareholders. In conformity with Georgia law, those shareholders who receive cash in exchange for their shares of CBC Holding Company common stock will receive what we believe to be the fair value of their shares, without taking into effect the proposed reorganization of CBC Holding Company. The board of directors of CBC Holding Company, including the directors who are not employees of CBC Holding Company, has unanimously approved the reorganization plan. The reorganization cannot be completed, however, unless approved by the holders of a majority of the outstanding shares of CBC Holding Company. The directors and executive officers of CBC Holding Company, directly or indirectly, own 34.2% of the outstanding shares and they have committed to vote these shares in favor of the reorganization plan.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE REORGANIZATION PLAN OR THE TRANSACTIONS CONTEMPLATED THEREBY OR DETERMINED IF THIS PROXY STATEMENT IS TRUTHFUL OR COMPLETE. THE SEC HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THE REORGANIZATION PLAN OR THE TRANSACTIONS CONTEMPLATED THEREBY OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE DATE OF THIS PROXY STATEMENT IS ____________, 2005. WE FIRST MAILED THIS PROXY STATEMENT TO THE SHAREHOLDERS OF CBC HOLDING COMPANY ON OR ABOUT THAT DATE.

                                IMPORTANT NOTICES

     Our common stock is not a deposit or bank account and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

     We have not authorized any person to give any information or to make any representations other than the information and statements included in this proxy statement. You should not rely on any other information. The information contained in this proxy statement is correct only as of the date of this proxy statement, regardless of the date it is delivered or when the reorganization is effected. By accepting receipt of this proxy statement, you agree not to permit any reproduction or distribution of its contents in whole or in part.

     We will update this proxy statement to reflect any factors or events arising after its date that individually or together represent a material change in the information included in this document.

     We make forward-looking statements in this proxy statement that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or our performance after the reorganization is accomplished. When we use words such as "believes," "anticipates," "expects," "intends," "targeted," and similar expressions, we are making forward-looking statements that are subject to risks and uncertainties. Various future events or factors may cause our results of operations or performance to differ materially from those expressed in our forward-looking statements. These factors include:

     (1) changes in economic conditions, both nationally and in our primary market area;

     (2) changes in governmental monetary and fiscal policies, as well as legislative and regulatory changes;

     (3) the effect of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements;

     (4) the effects of competition from other financial service providers operating in our primary market area and elsewhere; and

     (5) the failure of assumptions underlying the establishment of reserves for possible loan losses and estimations of values of collateral and various financial assets and liabilities.

     The words "we," "our," and "us," as used in this proxy statement, refer to CBC Holding Company and its wholly-owned subsidiaries, collectively, unless the context indicates otherwise.

     You should not construe the contents of this proxy statement or any communication from CBC Holding Company, whether written or oral, as legal, tax, accounting or other expert advice. You should consult with your own counsel, accountant or other professional advisor as to all matters concerning an investment in shares of CBC Holding Company common stock.

                                         TABLE OF CONTENTS

                                                                                               Page
SUMMARY TERM SHEET. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

QUESTIONS AND ANSWERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

SPECIAL FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9

  PURPOSE OF THE REORGANIZATION PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  ALTERNATIVES CONSIDERED BY THE BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . .    10
  BACKGROUND OF THE REORGANIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
  REASONS FOR THE REORGANIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  POTENTIAL DISADVANTAGES OF THE REORGANIZATION . . . . . . . . . . . . . . . . . . . . . . .    13
  EFFECTS OF THE REORGANIZATION ON CBC HOLDING COMPANY. . . . . . . . . . . . . . . . . . . .    13
  EFFECTS OF THE REORGANIZATION ON AFFILIATES . . . . . . . . . . . . . . . . . . . . . . . .    14
  EFFECTS OF THE REORGANIZATION ON SHAREHOLDERS GENERALLY . . . . . . . . . . . . . . . . . .    15
  EFFECT OF SUBCHAPTER S ELECTION ON THE COMPANY AND ITS SHAREHOLDERS . . . . . . . . . . . .    16
  FINANCING OF THE REORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
  ABILITY TO RAISE FUTURE CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
  BENEFITS OF CBC HOLDING COMPANY TO THE COMMUNITY. . . . . . . . . . . . . . . . . . . . . .    18
  FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION PLAN. . . . . . . . . . . . . . . . .    19
  PRO FORMA EFFECT OF THE REORGANIZATION PLAN . . . . . . . . . . . . . . . . . . . . . . . .    21
  RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE REORGANIZATION PLAN . . . . . . .    21
  CBC HOLDING COMPANY AFFILIATES' DETERMINATION OF FAIRNESS OF THE REORGANIZATION PLAN. . . .    25
  OPINION OF INDEPENDENT FINANCIAL ADVISOR. . . . . . . . . . . . . . . . . . . . . . . . . .    26

INFORMATION REGARDING SPECIAL MEETING OF SHAREHOLDERS . . . . . . . . . . . . . . . . . . . .    34

  TIME AND PLACE OF MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
  RECORD DATE AND MAILING DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
  NUMBER OF SHARES OUTSTANDING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
  PURPOSE OF SPECIAL MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
  VOTING AT THE SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
  DISSENTERS' RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
  PROCEDURES FOR VOTING BY PROXY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
  REQUIREMENTS FOR SHAREHOLDER APPROVAL . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
  SOLICITATION OF PROXIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36

DESCRIPTION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37

  THE REORGANIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
  SOURCE OF FUNDS AND EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
  PRO FORMA EFFECT OF THE REORGANIZATION PLAN . . . . . . . . . . . . . . . . . . . . . . . .    42
  EFFECTIVE TIME OF THE REORGANIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
  CASH CONVERSION OF CBC HOLDING COMPANY COMMON STOCK . . . . . . . . . . . . . . . . . . . .    43
  INTERIM COMMON STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
  EXCHANGE OF CBC HOLDING COMPANY STOCK CERTIFICATES. . . . . . . . . . . . . . . . . . . . .    45

DISSENTERS' RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45

DESCRIPTION OF CBC HOLDING COMPANY AND INTERIM. . . . . . . . . . . . . . . . . . . . . . . .    50

  BUSINESS OF CBC HOLDING COMPANY AND BUSINESS OF COMMUNITY BANKING COMPANY OF FITZGERALD . .    50
  DIRECTORS AND EXECUTIVE OFFICERS OF CBC HOLDING COMPANY . . . . . . . . . . . . . . . . . .    50
  STOCK OWNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
  RECENT AFFILIATE TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
  MARKET FOR COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53


                                        i

  DESCRIPTION OF COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
  DIVIDEND POLICY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
  LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
  ADDITIONAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . . . .    57

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . .    59


                                                  ***


APPENDIX A  AGREEMENT AND PLAN OF REORGANIZATION. . . . . . . . . . . . . . . . . . . . . . .   A-1

APPENDIX B  SHAREHOLDERS AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-1

APPENDIX C  S-CORPORATION ELECTION FORM 2553. . . . . . . . . . . . . . . . . . . . . . . . .   C-1

APPENDIX D  EXCERPTS FROM THE GEORGIA BUSINESS CORPORATION CODE . . . . . . . . . . . . . . .   D-1

                               SUMMARY TERM SHEET


     The following is a summary of the material terms of the reorganization plan. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this proxy statement, including the financial information and appendices. We urge you to review the entire proxy statement and accompanying materials carefully.

     - STRUCTURE OF THE REORGANIZATION: The reorganization plan provides for the reorganization of CBC Holding Company into a private corporation taxable under Subchapter S of the Internal Revenue Code through the merger of Interim with and into CBC Holding Company. CBC Holding Company will be the surviving corporation and will elect to be taxed as a subchapter S corporation after the reorganization. Interim is a new Georgia corporation and wholly-owned subsidiary of CBC Holding Company that we organized solely to facilitate the reorganization. See "Description of the Plan-The Reorganization" on page 37.

     - SHAREHOLDER APPROVAL IS REQUIRED: The reorganization cannot be completed unless approved by the holders of a majority of the outstanding shares of CBC Holding Company. The directors and executive officers of CBC Holding Company, directly or indirectly, own 34.2% of the outstanding shares and they have committed to vote these shares in favor of the reorganization plan. See "SPECIAL FACTORS-Recommendation of the Board of Directors; Fairness of the Reorganization Plan" on page 21.

     - DATE THE REORGANIZATION WILL BE EFFECTIVE: The reorganization will be effective when we file the articles of merger of Interim with and into CBC Holding Company with the Georgia Secretary of State. We expect that the effective time of the reorganization will be on or before December 31, 2005, but it cannot occur until we receive shareholder approval of the reorganization. See "Description of the Plan-Effective Time of the Reorganization" on page 43.

     - SOME CBC HOLDING COMPANY SHARES WILL BE CONVERTED TO CASH: Each share of CBC Holding Company common stock held of record, or beneficially in the case of shares held in street name, immediately prior to the effective time of the reorganization will be converted into the right to receive $17.80 in cash per share unless you are:

            - a shareholder who is eligible to be a subchapter S corporation shareholder; and

            - a shareholder who signs and delivers the CBC Holding Company Shareholders Agreement and S-Corporation Election Form to CBC Holding Company on or before ____________, 2005; and

            - a shareholder who, together with any of your family members electing to be treated as a single shareholder, pursuant to
               Section 1361(c)(1) of the Internal Revenue Code (an "Electing Family Group"), is one of the 70 Electing Family Groups collectively holding the most shares of common stock of CBC Holding Company (the "Qualifying Family Groups") OR an employee of CBC Holding Company (or its subsidiary) OR an emeritus director of CBC Holding Company.

          All other shares of CBC Holding Company common stock will remain outstanding after the effective time of the reorganization. See "Description of the Plan-Cash Conversion of CBC Holding Company Common Stock" on page 43.

     - EFFECTS OF THE REORGANIZATION ON SHAREHOLDERS. See "Special Factors-Effects of the Reorganization" on page 16 for additional information about the effects of the reorganization on shareholders, including:

          For shareholders who retain their shares in the reorganization:

               -    decreased liquidity in CBC Holding Company's common stock;
               - decreased access to publicly available information about CBC Holding Company;
               -    a reduction in book value;
               - a reduction in earnings per share for the year ended December 31, 2005;
               - a slight increase in their respective percentage ownership of our common stock; and
               - increase in transfer restrictions on CBC Holding Company common stock.

          For shareholders receiving cash in the reorganization:

               -    receipt of $17.80 per share in cash;
               -    loss of their equity and voting interest in CBC Holding
                    Company;
               - federal income tax liability for any cash received in the reorganization; and
               - liquidation of a relatively illiquid ownership interest in CBC Holding Company without incurring brokerage costs.

          Additional effects on affiliated shareholders (directors, executive officers and 10% shareholders):

               - elimination of individual reporting obligations under federal securities laws;
               - elimination of a "safe harbor" for dispositions of their shares under federal securities laws; and
               - consolidation of management ownership (from approximately 34.2% to 47.7% of shares outstanding).

     - EFFECTS OF THE REORGANIZATION ON CBC HOLDING COMPANY. As a result of the reorganization:

            - Our number of record shareholders as of _________, 2005, will be reduced from 635 to approximately 241. The number of outstanding shares of CBC Holding Company common stock will decrease from 731,904 to approximately 511,869, which will result in a decrease in the number of shares that will be available for purchase and sale in the market;

            - We will be entitled to terminate the registration of our common stock under the Securities Exchange Act, which will mean that we will no longer be required to file reports with the SEC or be classified as a public company;

            - The book value per share of CBC Holding Company common stock as of June 30, 2005 on a historical basis will be reduced by approximately 8.04%, from approximately $13.68 to approximately $12.58 on a pro forma basis;

            - Diluted earnings per share of CBC Holding Company common stock as of June 30, 2005 on a historical basis will increase approximately 111%, from approximately $1.00 to $2.11 on a pro forma basis;

            - Our shareholders' equity as of June 30, 2005 will be reduced by approximately 40%, from $10 million on a historical basis to approximately $6 million on a pro forma basis; and

            - The percentage ownership of CBC Holding Company common stock beneficially owned by its executive officers and directors as a group will increase from 34.2% to 47.7%.

     - REASONS FOR THE REORGANIZATION. Our principal reasons for effecting the reorganization are:

            - the direct and indirect cost savings of over $200,000 per year that we expect to experience as a result of the deregistration of our common stock under the Securities Exchange Act and the anticipated decrease in expenses relating to servicing a relatively large number of shareholders holding small positions in our common stock;

            - our belief that our shareholders have not benefited proportionately from the costs relating to the registration of our common stock, principally as a result of the thin trading market for our stock; and

            - reducing the number of shareholders counted for subchapter S purposes to below 100 will allow us to elect to be taxed as a subchapter S corporation.

          See page 11 for more detailed information.

     - FAIRNESS OF THE REORGANIZATION. We believe that the reorganization is fair to our unaffiliated shareholders who will receive cash in the reorganization and to our unaffiliated shareholders who will retain their shares. The board of directors has approved the reorganization plan and the transactions contemplated thereby. The board's opinion is based on several factors, which are summarized beginning on page 21. These factors include:

            - Independent Valuation: According to an independent valuation prepared by Southard Financial ("Southard"), the fair market value of CBC Holding Company common stock as of May 31, 2005 was $17.00 per share.

            - Opinion of Independent Financial Advisor: Southard has delivered its opinion to our board of directors that the $17.80 per-share price to be paid in the reorganization is fair, from a financial point of view, to CBC Holding Company's shareholders, both those who will receive cash and those who will retain their shares in the reorganization. A copy of the opinion is attached as Appendix C. See "Special Factors-Opinion of Independent
                  ----------
               Financial Advisor" on page 26 for additional information.

            - Premium to Book Value: The price per share to be paid in the reorganization reflects a multiple of 1.3 times CBC Holding Company's June 30, 2005 book value per share, representing a 30% premium.

            - Earnings Multiple: The price per share that will be paid in the reorganization reflects a multiple of 19 times CBC Holding Company's earnings per share for the year ended December 31, 2004.

            - Historical Market Prices of CBC Holding Company Common Stock: Our stock is not listed on an exchange, and there is not an organized trading market for our common stock. The trading prices of our common stock over the past two years have ranged from $10.00 to $13.50 per share, with trades during the second quarter of 2005 ranging from $10.00 to $13.25.

            - Liquidity Provided: The reorganization will provide liquidity, without brokerage costs, to shareholders receiving cash in the reorganization. We believe this provides a significant benefit to investors seeking a more liquid investment alternative, given the lack of an organized trading market for our stock.

     - SHAREHOLDER ELIGIBILITY TO REMAIN CBC HOLDING COMPANY SHAREHOLDERS: In order to be a CBC Holding Company shareholder after the reorganization, you must be eligible to be a subchapter S corporation shareholder and must sign and return the S-Corporation Election Form to CBC Holding Company at or before 5:00 p.m. on ____________, 2005. Generally, individuals who are citizens or residents of the United States, estates and some trusts can be shareholders of a subchapter S corporation; however, corporations, limited liability companies, partnerships, and IRAs may not be shareholders of a subchapter S corporation. See "Description of the Plan-The Reorganization-Shareholder Eligibility" and "-S-Corporation Election Form 2553" on page 37.

     - SHARES HELD IN STREET NAME: If you hold any shares of CBC Holding Company common stock in street name (i.e., through a broker), we will look through the broker to the beneficial owner to determine the total number of shares held by the beneficial owner and whether the beneficial owner is a Georgia resident and an eligible subchapter S corporation shareholder. See "Description of the Plan-Cash Conversion of CBC Holding Company Common Stock-Shares Held in Street Name" on page 44.

     - MARKET FOR CBC HOLDING COMPANY'S COMMON STOCK. If your Electing Family Group is not one of the 70 Qualifying Family Groups and you wish to continue to be a shareholder after the reorganization, you must purchase additional shares of CBC Holding Company common stock prior to the effective time of the reorganization. To obtain information regarding purchasing additional shares in the open market, please contact George Ray at (229) 423-4321. See "Description of the Plan-Cash Conversion of CBC Holding Company Common Stock-Qualifying Family Groups" on page 44 and "Description of CBC Holding Company and Interim-Market for Common Stock" on page 53.

     - SHAREHOLDERS REMAINING AFTER THE REORGANIZATION MUST SIGN THE SHAREHOLDERS AGREEMENT: In order to be a CBC Holding Company shareholder after the reorganization, you must sign and return the CBC Holding Company Shareholders Agreement to CBC Holding Company at or before 5:00 p.m. on ____________, 2005. Any Shareholder who fails to sign and return the Shareholder Agreement by __________, 2005 will receive $17.80 cash per share. The Shareholders Agreement contains significant transfer restrictions on shares of CBC Holding Company common stock which are designed to prevent an inadvertent termination of CBC Holding Company's subchapter S corporation election. See "Description of the Plan-The Reorganization-Shareholders Agreement" on page 37.

     - EFFECTS OF SUBCHAPTER S CORPORATION ELECTION ON SHAREHOLDERS AND CBC HOLDING COMPANY: Under a Subchapter S income tax election, CBC Holding Company will pass its taxable income through to its shareholders for taxation at their personal rates, thus allowing it to avoid paying corporate income tax. This election will permit CBC Holding Company to distribute its net income to shareholders without subjecting the shareholders to additional income taxation upon receipt of distributions from CBC Holding Company. Since CBC Holding Company shareholders will become subject to tax on CBC Holding Company's taxable income once the Subchapter S election is effective, we intend to distribute enough of CBC Holding Company's earnings to provide shareholders with cash sufficient to pay their individual tax liabilities. However, because we must comply with the Georgia Business Corporation Code and are subject to the rules and regulations of various regulatory authorities with respect to the declaration of dividends, there can be no assurance that we will be allowed to make distributions in amounts sufficient to cover all of each shareholder's income tax liability that results from being taxed on their respective share of CBC Holding Company's taxable income. See "Description of the Plan-The Reorganization-Subchapter S In General" on page 37 and "Special Factors-Effects of the Subchapter S Election on CBC Holding Company and Shareholders" on page 16.

     - FINANCING FOR THE REORGANIZATION. We estimate that approximately $4 million will be required to pay for the shares of CBC Holding Company common stock exchanged for cash in the reorganization and that the expenses related to the reorganization will be approximately $58,600. We are considering financing the reorganization with the issuance of trust preferred stock. Otherwise we will use cash on hand. See page 18 for more detailed information.

     - DISSENTERS' RIGHTS. Shareholders are entitled to dissenters' rights in connection with the approval of the Plan. See page 45 and Appendix D
                                                                    ----------
          for additional information.

                              QUESTIONS AND ANSWERS


Q:   WHY DID YOU SEND ME THIS PROXY STATEMENT?

A: We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your votes for use at a special meeting of shareholders.

     This proxy statement summarizes information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     We first sent this proxy statement, notice of the special meeting and the enclosed proxy card on or about _______, 2005 to all shareholders entitled to vote. The record date for those entitled to vote is _______, 2005. On that date, there were 731,904 shares of our common stock outstanding. Shareholders are entitled to one vote for each share of common stock held as of the record date.

Q:   WHAT IS THE TIME AND PLACE OF THE SPECIAL MEETING?

A: The special meeting will be held on ______, 2005, at the Charles Harris Learning Center at East Central Technical College, located at 667 Perry House Road, Fitzgerald, Georgia 31750, at _____ p.m. Eastern Time.

Q:   WHO MAY BE PRESENT AT THE SPECIAL MEETING AND WHO MAY VOTE?

A: All holders of our common stock may attend the special meeting in person. However, only holders of our common stock of record as of ______, 2005 may cast their votes in person or by proxy at the special meeting.

Q:   WHAT IS THE VOTE REQUIRED?

A: The proposal to approve the reorganization plan must receive the affirmative vote of the holders of a majority of the votes entitled to be cast. If you do not vote your shares, either in person or by proxy, or if you abstain from voting on the proposal, it has the same effect as if you voted against the proposal to approve the reorganization plan. In addition, if your shares are held in a brokerage account and you do not instruct your broker on how to vote on the proposal, your broker will not be able to vote for you. This will have the same effect as a vote against the proposal to approve the reorganization plan.

Q: WHAT IS THE RECOMMENDATION OF OUR BOARD OF DIRECTORS REGARDING THE REORGANIZATION PLAN?

A: Our board of directors has determined that the reorganization plan is fair to our unaffiliated shareholders and that it is advisable and in the best interests of CBC Holding Company and its shareholders as a whole. Our board of directors has therefore approved the reorganization plan and all transactions contemplated thereby and recommends that you vote "FOR" approval of the reorganization plan.

Q:   WHAT DO I NEED TO DO NOW?

A: Please sign, date, and complete your proxy card and promptly return it in the enclosed, self-addressed, prepaid envelope so that your shares can be represented at the special meeting.

Q:   MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. Just send by mail a written revocation or a new, later-dated, completed and signed proxy card before the special meeting or attend the special meeting and vote in person. You may not change your vote by facsimile or telephone.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, HOW WILL MY SHARES BE VOTED?

A: Following the directions that your broker will mail to you, you may instruct your broker how to vote your shares. If you do not provide any instructions to your broker, your shares will not be voted on the proposal to approve the reorganization plan.

Q: WILL MY SHARES HELD IN "STREET NAME" OR ANOTHER FORM OF RECORD OWNERSHIP BE COMBINED FOR VOTING PURPOSES WITH SHARES I HOLD OF RECORD?

A: No. Because any shares you may hold in street name will be deemed to be held by a different shareholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity, and shares held in an IRA must be voted under the rules governing the account.

Q:   IF I AM RECEIVING CASH IN THE REORGANIZATION, WHEN WILL I GET MY MONEY?

A: After the special meeting and the closing of the transaction, we will mail you instructions on how to exchange your stock certificate for cash. After you sign the forms provided and return your stock certificate, we will send you your cash.

Q:   I DO NOT KNOW WHERE MY STOCK CERTIFICATE IS. HOW WILL I GET MY CASH?

A: The materials we will send you will include an affidavit that you will need to sign attesting to the loss of your certificate. We will require that you provide a bond to cover any potential loss to CBC Holding Company.

Q:   WILL I HAVE DISSENTERS' RIGHTS IN CONNECTION WITH THE REORGANIZATION?

A:   Yes.  Please see page 45 and Appendix D for a discussion of dissenters'
                                  ----------
     rights in connection with the reorganization.

Q:   WHAT IF I HAVE QUESTIONS ABOUT REORGANIZATION OR THE VOTING PROCESS?

A: Please direct any questions about the reorganization or the voting process to our President and Chief Executive Officer, George M. Ray, at our main office located at 102 Roanoke Drive, Fitzgerald, Georgia 31750, telephone
     (229) 423-4321.

                                 SPECIAL FACTORS

PURPOSE OF THE REORGANIZATION PLAN

     The primary purpose of the reorganization plan is to promote more efficient capital utilization and enhance shareholder value by reducing the combined taxes paid by CBC Holding Company and its shareholders under Subchapter S of the Internal Revenue Code. The reorganization plan is also designed to enable us to terminate the registration of our common stock under Section 12(g) of the Securities Exchange Act of 1934, which will result in the elimination of the expenses related to our disclosure and reporting requirements under the Securities Exchange Act. The reorganization plan is likely to decrease the administrative expense incurred in servicing a large number of shareholders who own relatively small numbers of shares.

     As a subchapter S corporation, CBC Holding Company will pass through its taxable income to remaining shareholders for taxation at their personal rates, thus allowing CBC Holding Company to avoid paying corporate income tax. As a result, CBC Holding Company will be able to generate a higher level of net income and, consequently, a higher return to its shareholders.

     CBC Holding Company currently has approximately 635 shareholders of record, but approximately 70% of the outstanding shares are held by fewer than 241 beneficial owners. As a result, there is a limited market for CBC Holding Company's shares and the board of directors believes there is little likelihood a more active market will develop. However, since we have more than 300 shareholders of record and are registered under Section 12(g) of the Securities Exchange Act, we are required to comply with the disclosure and reporting requirements under the Securities Exchange Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). These requirements include preparing and filing current and periodic reports with the SEC regarding our business, financial condition, board of directors and management team, having these reports reviewed by outside counsel and independent auditors, and documenting our internal controls in preparation for an audit to be filed with the SEC. The cost of complying with these requirements is substantial, and in light of the limited trading market for CBC Holding Company's common stock, the board of directors believes CBC Holding Company receives little benefit from being registered under the Securities Exchange Act.

     Because the number of shareholders of a subchapter S corporation is limited to 100 beneficial owners, the reorganization plan is designed to substantially reduce the number of CBC Holding Company's shareholders. As of ____________, 2005, CBC Holding Company had approximately 394 beneficial owners who were neither a member of one of the 70 Qualifying Family Groups nor an employee or emeritus director. The reorganization plan will allow us to pay these shareholders a fair price for their shares while eliminating the costs associated with servicing shareholders who own relatively small numbers of shares. Because CBC Holding Company's common stock will not be registered under the Securities Exchange Act after the reorganization, the reorganization will also allow us to save the administrative, accounting, and legal expenses incurred in complying with the Act's disclosure and reporting requirements. In addition, since there is only a limited trading market for shares of CBC Holding Company's common stock, the payments to shareholders receiving cash in the reorganization will provide an opportunity for those shareholders to realize the full value of their shares.

     Moreover, our business operations are primarily conducted through our banking subsidiary, Community Banking Company of Fitzgerald, which is required to file quarterly financial reports with the Federal Deposit Insurance Corporation ("FDIC"). These reports are available online at www.fdic.gov.

ALTERNATIVES CONSIDERED BY THE BOARD OF DIRECTORS

     The board of directors routinely reviews and discusses with senior management CBC Holding Company's capital levels, capital utilization and returns to shareholders. In making its determination to adopt the reorganization plan, the board considered other alternatives. These alternatives were rejected because the board believed the reorganization would be the most cost effective manner in which to achieve its goals of improving capital utilization and shareholder value while also continuing to serve the financial needs of the communities in which it operates. These alternatives included:

     ISSUER TENDER OFFER. The board of directors considered an issuer tender offer to repurchase shares of its outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. The board was uncertain as to whether this alternative would result in shares being tendered by a sufficient number of shareholders so as to permit CBC Holding Company to elect to become a subchapter S corporation, to reduce its administrative costs related to servicing shareholders who own a relatively small number of shares and to terminate its disclosure and reporting requirements under the Securities Exchange Act. As a result, the board rejected this alternative.

     REVERSE STOCK SPLIT. The board of directors considered declaring a reverse stock split at a ratio of 1-for-551, with cash payments for resulting fractional shares. This alternative would also have the effect of reducing the number of shareholders. A reverse stock split, however, would not provide a mechanism to ensure that all CBC Holding Company shareholders remaining after the reorganization sign both the CBC Holding Company Shareholders Agreement and S-Corporation Election Form. In order for CBC Holding Company to make a subchapter S corporation election, all remaining shareholders must sign the S-Corporation Election Form. Once the subchapter S corporation election is made, the CBC Holding Company Shareholders Agreement is designed to prevent an inadvertent termination of the election. Therefore, a mechanism to ensure that all remaining shareholders sign the CBC Holding Company Shareholders Agreement and S-Corporation Election Form is a key component of the reorganization plan. Accordingly, the board determined that the reorganization plan would be the most effective method of electing to become a subchapter S corporation and rejected the reverse stock split alternative.

BACKGROUND OF THE REORGANIZATION

     CBC Holding Company has filed reports under the Securities Exchange Act since 1996. These reports include annual, quarterly and current reports presenting and analyzing CBC Holding Company's business, financial condition, results of operations and management structure; ongoing reports regarding insiders' stock transactions and potential short-swing profit liability; and proxy statements disclosing information about our directors and executive officers, their compensation and our corporate governance process. Although our public reporting obligations have existed for several years, the Sarbanes-Oxley Act has added several reporting and procedural requirements that have become effective at various points during the past two years. As a result of the Sarbanes-Oxley Act, we have become subject to heightened compliance and documentation requirements in a variety of areas, including disclosure and internal controls, internal and external audit relationships, and the duties and qualifications of our board committees. As a result of these new requirements, our cost of compliance has increased, particularly relative to our limited personnel resources and market capitalization. We anticipate further increases resulting from the upcoming requirement that we prepare and file with the SEC an audited report as to our internal controls for fiscal 2005.

     As a result of the expanding requirements, the executive committee of CBC Holding Company began discussing the various strategic alternatives for improving shareholder returns and capital utilization in the 4th quarter of 2003. After considering the alternatives described above, on ____________, 2005, the board of directors of CBC Holding Company approved a plan to reorganize CBC Holding Company into a subchapter S corporation and directed that the plan be submitted to shareholders for their approval.

     The board believes that the structure of the plan of reorganization provides the most effective method of reducing the number of shareholders of CBC Holding Company to a level which will allow CBC Holding Company and its remaining shareholders to make an election to be taxed as a subchapter S corporation and to also eliminate CBC Holding Company's registration under the Securities Exchange Act, both of which the board believes will improve shareholder returns and CBC Holding Company's capital utilization. The plan of reorganization is designed to ensure all of CBC Holding Company's remaining shareholders execute and deliver the Shareholders Agreement and S-Corporation Election Form. The S-Corporation Election Form must be signed by all of the remaining shareholders to effect the subchapter S corporation election. We believe it is necessary for all remaining shareholders to execute the Shareholders Agreement to prevent the inadvertent termination of the subchapter S corporation election. The cash conversion feature of the reorganization plan is structured to allow CBC Holding Company to reduce its number of shareholders by paying shareholders, who own relatively small numbers of shares, as well as other shareholders, a fair price for their shares.

     After considering the foregoing and the effects of the reorganization plan, the board of directors, including those directors who are not employees of CBC Holding Company, unanimously adopted a form of Agreement and Plan of Reorganization and authorized CBC Holding Company's president and chief executive officer to select an independent financial advisor, knowledgeable in valuing financial services companies, to provide an opinion regarding the value of CBC Holding Company's common stock. Accordingly, Southard Financial was retained to provide an opinion regarding the trading value of CBC Holding Company's common stock.

     On August 3, 2005, after considering Southard Financial's opinion, the effects of the reorganization plan, the tax consequences, and the pro forma effect of the reorganization plan, the board of directors, including those directors who are not employees of CBC Holding Company, unanimously adopted the Agreement and Plan of Reorganization, which provided for a limited offering of CBC Holding Company's common stock in connection with the reorganization. The Agreement and Plan of Reorganization is attached as Appendix A to this proxy
                                                    ----------
statement. See "Special Factors-Alternatives Considered by the Board of Directors" on page 10.

     CBC Holding Company intends to effect the reorganization on or before December 31, 2005 to enable CBC Holding Company to be taxed as a subchapter S corporation for the 2006 tax year.

REASONS FOR THE REORGANIZATION

     As described above in "-Purpose of the Reorganization," the reorganization will allow us to save the administrative, accounting and legal expenses incurred in complying with the disclosure and reporting requirements under the Securities Exchange Act and, secondarily, to eliminate the costs associated with servicing shareholders who own relatively small numbers of shares. We estimate that we will save over $200,000 per year in the following areas as a result of the reduction in the number of shareholders and the elimination of the registration of our common stock under the Securities Exchange Act.

          Direct Costs
          ------------
            Legal fees                                       $ 40,000
            Independent auditor fees                           25,000
            Accounting/internal controls consulting fees       60,000
            Edgar conversion, printing and mailing expenses     5,000
                                                             --------
                                                             $130,000
          Indirect Costs
          --------------
            Management and staff time                        $ 70,000
                                                             --------

          Total Costs                                        $200,000
                                                             ========

     As is noted above, we incur substantial indirect costs in management time spent in securities compliance activities. Although it is impossible to quantify these costs specifically, we estimate that our management and staff spend an average of approximately 14% of their time (equating to approximately nine days per quarter) on activities directly related to compliance with federal securities laws, such as preparing and reviewing SEC-compliant financial statements and periodic reports, maintaining and overseeing CBC Holding Company's disclosure and internal controls, monitoring and reporting transactions and other data relating to insiders' stock ownership, and consulting with external auditors and counsel on compliance issues.

     Eliminating the registration of our common stock under the Securities Exchange Act will also:

     - significantly reduce CBC Holding Company's legal, accounting, and other compliance costs relating to the requirements of the Sarbanes-Oxley Act and the Securities Exchange Act described above; and

     - eliminate the information CBC Holding Company is required to furnish to the SEC and the public.

     In addition, our common stock is not listed on an exchange and has historically been very thinly traded. We do not enjoy sufficient market liquidity to enable our shareholders to trade their shares easily. We also do not have sufficient liquidity in our common stock to enable us to use it as potential acquisition currency. As a result, we do not believe that the registration of our common stock under the Securities Exchange Act has benefited our shareholders in proportion to the costs we have incurred as a result of this registration.

     We believe that even though the one-time capital cost we will incur to repurchase shares in the reorganization represents a significant multiple of our currently anticipated annual expense savings, we cannot predict that our compliance costs or obligations will remain stable in future years. After considering the increasing and unpredictable nature of these costs, the relative difficulty of controlling them in the face of dynamic and challenging legal requirements, and the absence of a meaningful corresponding benefit, the board determined that the capital cost of the reorganization would serve the Company's long-term best interests.

POTENTIAL DISADVANTAGES OF THE REORGANIZATION

     No organized trading market currently exists for CBC Holding Company's common stock. The market liquidity for shares of CBC Holding Company's common stock after the reorganization will be even less than it is now because the number of shares of CBC Holding Company common stock available to be traded will decrease and there will be significant restrictions on the ability to transfer CBC Holding Company common stock under the Shareholder's Agreement. A further decrease in the market liquidity for the shares of CBC Holding Company common stock may cause a decrease in the value of the shares. Conversely, however, the more limited supply of CBC Holding Company common stock could also prompt a corresponding increase in its market price assuming stable or increased demand for the stock.

     In addition, CBC Holding Company will no longer be required to file public reports of its financial condition and other aspects of its business with the SEC after the reorganization. As a result, shareholders will have less legally mandated access to information about CBC Holding Company's business and results of operations than they had prior to the reorganization.

     Finally, the reorganization will reduce CBC Holding Company's capital. We believe, however, that CBC Holding Company will continue to be "well capitalized" for regulatory purposes and that it will have sufficient capital to support anticipated growth.

EFFECTS OF THE REORGANIZATION ON CBC HOLDING COMPANY

     REDUCTION IN THE NUMBER OF SHAREHOLDERS OF RECORD AND THE NUMBER OF OUTSTANDING SHARES. Based on information as of _____________, 2005, we believe that the reorganization will reduce our number of record shareholders from 635 to approximately 241. We estimate that approximately 220,035 shares held by approximately 394 shareholders of record will be exchanged for cash in the reorganization. The number of outstanding shares of common stock as of ___________, 2005 will decrease from 731,904 to approximately 511,869. Accordingly, the already minimal liquidity of shares of CBC Holding Company common stock will be further reduced.

     ELIMINATION OF SECURITIES EXCHANGE ACT REGISTRATION. Our common stock is currently registered under the Securities Exchange Act. After the reorganization, our common stock will not be registered under the Securities Exchange Act, nor will we be subject to any public reporting requirements under the Securities Exchange Act. As a result, we expect to eliminate direct and indirect costs and expenses associated with the Securities Exchange Act registration, which we estimate to be over $200,000 on an annual basis.

     DECREASE IN BOOK VALUE. Because (1) the price to be paid to shareholders expected to be cashed out will be $17.80 per share, (2) the number of shares of common stock expected to be cashed out as a result of the reorganization is estimated to be approximately 220,035, (3) the total cost to CBC Holding Company (including expenses) of effecting the reorganization is expected to be approximately $4 million, and (4) at June 30, 2005 aggregate shareholders' equity in CBC Holding Company was approximately $10,012,816, or $13.68 per share, CBC Holding Company expects that, as a result of the reorganization, the book value of common stock as of December 31, 2005 will be reduced by approximately 14.11%, from $13.68 per share on a historical basis to approximately $11.75 per share on a pro forma basis.

     EARNINGS PER SHARE. Diluted earnings per share of CBC Holding Company common stock for the year ended December 31, 2004 on a historical basis will increase approximately 111%, from approximately $1.00 to $2.11 on a pro forma basis.

     DECREASE IN CAPITAL. As a result of the reorganization, CBC Holding Company's capital as of December 31, 2005 will be reduced by approximately 40%, from $10 million on a historical basis to approximately $6 million on a pro forma basis. CBC Holding Company anticipates that it will be "well capitalized" for bank regulatory purposes; and that its subsidiary, Community Banking Company of Fitzgerald, will remain "well capitalized" for bank regulatory purposes.

     EFFECT ON MARKET FOR SHARES. Our common stock is not listed on an exchange, nor will it be listed after the reorganization. The failure to be listed on an exchange, together with the reduction in public information concerning CBC Holding Company as a result of its not being required to file reports under the Securities Exchange Act, will adversely affect the already minimal liquidity of the common stock.

EFFECTS OF THE REORGANIZATION ON AFFILIATES

     In addition to the effects the reorganization will have on shareholders generally, which are described in the next section, the reorganization will have some additional specific effects on our executive officers and directors, each of whom may, as a result of his position, be deemed to be an affiliate of CBC Holding Company. As used in this proxy statement, the term "affiliated shareholder" of CBC Holding Company means any person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with CBC Holding Company. A person controls CBC Holding Company if he or she has the power to direct or cause the direction of the management and policies of CBC Holding Company. The term "unaffiliated shareholder" means any shareholder of CBC Holding Company other than an affiliated shareholder.

     REDUCTION IN BOOK VALUE AND EARNINGS PER SHARE. Assuming the reorganization had been completed as of June 30, 2005, our affiliated shareholders would experience the same reduction in book value and earnings per share as our unaffiliated shareholders who will be retaining their equity interest in our company: (i) a 8.04% decrease in book value per share from $13.68 on a historical basis to $12.58 on a pro forma basis; and (ii) a 111% increase in earnings per share for the year ended December 31, 2006 from $1.00 on a historical basis to $2.11 on a pro forma basis. If the reorganization had been effected on December 31, 2004, their 2004 earnings per share would be increased by 127%, from $0.93 on a historical basis to $2.11 on a pro forma basis. See "Information About CBC Holding Company and its Affiliates" for information about the number of shares of CBC Holding Company common stock held by our directors, executive officers and significant shareholders.

     NO FURTHER REPORTING OBLIGATIONS UNDER THE SECURITIES EXCHANGE ACT. After the reorganization, CBC Holding Company's common stock will not be registered under the Securities Exchange Act. As a result, the executive officers, directors and other affiliates of CBC Holding Company will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the reporting and short-swing profit provisions of
Section 16, and information about their compensation and stock ownership will not be publicly available.

     CONSOLIDATION OF MANAGEMENT OWNERSHIP. As a result of the reorganization, we expect that the percentage of beneficial ownership of CBC Holding Company common stock held by our executive officers and directors as a group will increase slightly from approximately 34.2% before the reorganization to approximately 47.7% after the reorganization.

     RULE 144 NOT AVAILABLE. Because CBC Holding Company's common stock will not be registered under the Securities Exchange Act after the reorganization, executive officers and directors of CBC Holding Company may be deprived of the ability to dispose of their shares of CBC Holding Company common stock under Rule 144 under the Securities Act of 1933, which provides a "safe harbor" for resales of stock by affiliates of an issuer.

EFFECTS OF THE REORGANIZATION ON SHAREHOLDERS GENERALLY

     The reorganization will have the following effects on shareholders regardless of whether they are affiliated or unaffiliated shareholders. The effects will vary depending on whether the shareholder (1) receives cash for all of his or her shares, (2) receives cash for some, but not all, of his or her shares and remains a shareholder, or (3) does not receive cash for any of his or her shares and continues to hold the same number of shares following the reorganization. Because a shareholder may own shares in more than one capacity (for example, individually and through an individual retirement account), a shareholder may receive cash for some of his or her shares while retaining ownership of the remaining shares following the reorganization.

     The following sections describe the material effects that we expect to result from the reorganization with respect to shares that are exchanged for cash and shares that are unaffected by the reorganization. You may experience a combination of these effects if you receive cash for some of your shares while retaining ownership of other shares. The effects described below assume that 220,035 shares are exchanged for cash in the reorganization.

     CASHED-OUT SHARES. As to shares of our common stock that are exchanged in the reorganization for cash, shareholders will experience the following effects:

       - Receipt of Cash. Shareholders will receive $17.80 in cash per share, without interest.

       - Loss of Ownership Interest. Shareholders will no longer have any equity or voting interest in CBC Holding Company and will not participate in any future potential earnings or growth of the company or in any shareholder votes.

       - Taxes. Shareholders may be required to pay federal and, if applicable, state and local income taxes on cash received in the reorganization, depending on their individual tax status. See "-Federal Income Tax Consequences of the Reorganization."

       - No Trading Costs. Shareholders will be able to liquidate their ownership interests without incurring brokerage costs.

     REMAINING SHARES. As to shares of our common stock that are not exchanged for cash in the reorganization, shareholders will experience the following effects:

       - Continuing Interest. Shareholders will retain an ongoing equity interest in CBC Holding Company and the ability to participate in any future potential earnings or growth.

       - Decreased Liquidity. We anticipate that the liquidity of our common stock will decrease as a result of the reduction in the number of shareholders from 635 to approximately 241. The absence of an established trading market or a larger shareholder base and the transfer restrictions imposed by the Shareholders Agreement will restrict your ability to transfer your shares of stock following the reorganization. See "-Effects of the Reorganization on CBC Holding Company-Effect on Market for Shares" and "Description of the Plan-The Reorganization-Shareholders Agreement."

       - Decreased Access to Information. If the reorganization is completed, we intend to terminate the registration of our common stock under the Securities Exchange Act. As a result, we would no longer be required to file periodic reports with the Securities and Exchange Commission. See "-Effects of the Reorganization on CBC Holding Company-Elimination of Securities Exchange Act Registration."

       - Reduction in Book Value per Share. Assuming the reorganization had been completed as of December 31, 2004, the book value per share of our common stock as of June 30, 2005 would have been reduced by 8.04%, from approximately $13.68 per share on a historical basis to approximately $12.58 per share on a pro forma basis.

       - Increase in Earnings per Share. Assuming the reorganization had been completed as of December 31, 2004, our earnings per share would have increased from $0.93 per share on a historical basis for the year ended December 31, 2004 to approximately $2.11 per share on a pro forma basis. Had the reorganization been completed as of June 30, 2005, the increase would have been from approximately $1.00 per share on a historical basis to $2.11 per share on a pro forma basis, representing a 111% increase.

       - Slight Increase in Percentage Interest. Shareholders will experience a slight increase in their respective ownership percentages because there will be fewer shares outstanding.

       - Increase in Transfer Restrictions. In order to remain a shareholder of CBC Holding Company, shareholders will be required to sign a Shareholders Agreement. The Shareholders Agreement places significant restrictions of the transfer of CBC Holding Company common stock.


EFFECT OF SUBCHAPTER S ELECTION ON THE COMPANY AND ITS SHAREHOLDERS

     The purpose of the reorganization is to enable CBC Holding Company to elect to be taxed as a subchapter S corporation under the Internal Revenue Code. The ability of CBC Holding Company to be taxed as a subchapter S corporation is beneficial to CBC Holding Company and the shareholders remaining after the reorganization for the following reasons:

     - Earnings arising after the Subchapter S election becomes effective can be distributed to shareholders with only one level of income tax imposed on the earnings.

     - Undistributed earnings arising after the Subchapter S election becomes effective will increase a shareholder's basis in his or her stock, which will reduce any gain (or increase any loss) recognized by a shareholder upon a subsequent disposition of the stock.

     - There is increased ability to structure a tax-advantaged sale of assets in the event that a subsequent decision is made by our remaining shareholders to sell CBC Holding Company. We have no sale plans under discussion nor is a sale contemplated.

     TAX BENEFITS OF A SUBCHAPTER S CORPORATION. Generally, a subchapter S corporation is exempt from federal income taxation. Instead, the subchapter S corporation's shareholders are taxed (proportionately, based upon their shareholdings) on the taxable income of the subchapter S corporation. These earnings may then be distributed by the subchapter S corporation to its shareholders "tax-free" - that is, without the shareholder having to include the earnings in income again as a dividend, which is unlike a distribution by a regular corporation.

     In the case of a subchapter S corporation having earnings and profits, the subchapter S corporation is entitled to distribute the earnings that have been taxed to its shareholders first. Thus, distributions that are not in excess of the subchapter S corporation's income that has been taxed to its shareholders after the Subchapter S election has been made will not be subject to further taxation in the hands of the subchapter S corporation's shareholders. Distributions in excess of the subchapter S corporation's income that has been taxed to its shareholders after the Subchapter S election has been made will be taxable to the subchapter S corporation's shareholders (the same as distributions prior to the election) to the extent of the subchapter S corporation's historic earnings and profits. Each shareholder's basis in his or her subchapter S corporation stock is increased by the amount of income taxed to the shareholder after the Subchapter S election has been made, to the extent that such income is retained by the subchapter S corporation and not distributed to the subchapter S corporation's shareholders. Thus, unlike a regular corporation, the subchapter S corporation's income after the Subchapter S election has been made that is not distributed to its shareholders will reduce the amount of gain (or increase the amount of loss) recognized by a shareholder upon a subsequent disposition of the subchapter S corporation's common stock.

     As stated above, a subchapter S corporation is subject to tax in limited circumstances. Accordingly, a subchapter S corporation (unlike a regular corporation) may sell its assets in a taxable sale and distribute the proceeds from the sale to its shareholders with the shareholders being taxed only once on the gain generated by the sale. In the case of a regular corporation, a similar sale of assets would be subject to corporate taxation and then the proceeds remaining after paying the corporate-level tax would be subject to tax again when distributed to the corporation's shareholders. Thus, a subchapter S corporation has a distinct advantage over a regular corporation in structuring a more tax-advantaged sale of the corporation's business to a prospective buyer. (Generally, the shareholders of a regular corporation will have to sell their stock of the corporation in order to realize the same net, after-tax proceeds as the shareholders of a subchapter S corporation realize in the case of an asset sale. However, a buyer of a business generally may claim tax deductions for any premium paid for the business only when it acquires assets, instead of stock.)

     A subchapter S corporation can be subject to a corporate-level tax upon a sale of some or all of its assets where it has been taxed as a regular corporation and then subsequently makes an election to be taxed as a subchapter S corporation. The corporate level tax generally applies to any "built-in" gains of the corporation. "Built-in" gains are those gains which economically accrue prior to the time that the Subchapter S election becomes effective. The "built-in" gains tax applies generally only to built-in gains that are recognized during the first ten (10) years after the Subchapter S election is effective. We do not have sale plans under discussion nor is a sale contemplated.

     DIVIDENDS. After the reorganization, CBC Holding Company intends to distribute at least enough of its earnings to provide the remaining shareholders with sufficient cash to pay their individual tax liabilities resulting from being taxed on their respective shares of CBC Holding Company's taxable income. However, because CBC Holding Company's payment of dividends is subject to regulatory limitations, it may be unable to pay dividends sufficient to cover all of every remaining shareholder's tax liability, and may not be able to pay dividends at all. Shareholders of CBC Holding Company will be subject to tax on CBC Holding Company's taxable income regardless of whether or not CBC Holding Company distributes any of its earnings to its shareholders. As a result, CBC Holding Company shareholders may be required to pay taxes on their respective share of CBC Holding Company's taxable income at a time when they have no cash flow from their shares with which to pay the taxes.

     TRANSFER RESTRICTIONS ON CBC HOLDING COMPANY COMMON STOCK. All remaining shareholders of CBC Holding Company after the reorganization will be subject to the CBC Holding Company Shareholders Agreement, which places significant transfer restrictions on shares of CBC Holding Company common stock in order to prevent an inadvertent termination of CBC Holding Company's subchapter S corporation election. As a result, remaining CBC Holding Company shareholders may be required to bear the economic risk of the investment in CBC Holding Company common stock for an indefinite period of time.

FINANCING OF THE REORGANIZATION

     We estimate that approximately $4 million will be required to pay for the shares of CBC Holding Company common stock converted to cash in the reorganization. Additionally, we estimate that professional fees and other expenses related to the transaction will total approximately $58,600. We do not expect that the payment to shareholders receiving cash in the reorganization and the payment of expenses will have any material adverse effect on CBC Holding Company's capital adequacy, liquidity, results of operations or cash flow. You should read the discussion under "Description of the Plan-Source of Funds and Expenses" on page 42 for a description of the fees and expenses CBC Holding Company expects to incur in connection with the reorganization.

     CBC Holding Company expects to finance the net cash amount to be paid to shareholders in the reorganization and the payment of related costs and expenses with existing working capital of CBC Holding Company and possibly supplementing that with the issuance of trust preferred securities. See "Description of the Plan-Source of Funds and Expenses" on page 42.

ABILITY TO RAISE FUTURE CAPITAL

     Because the number of shareholders of a subchapter S corporation is limited to 100, after the reorganization CBC Holding Company will have limited sources from which to obtain additional capital to support growth. As a result, future growth of CBC Holding Company may be restricted if we are unable to obtain required capital.

BENEFITS OF CBC HOLDING COMPANY TO THE COMMUNITY

     In reaching the conclusion to recommend the reorganization plan, the board of directors has given long and serious attention to the fact that our shareholders, including those who will receive cash in the reorganization and those who will remain after the reorganization, have been loyal and supportive of CBC Holding Company. The board also recognized that the reorganization plan will result in the shares of a large number of shareholders being converted to cash, in some cases against the wishes of those shareholders. While the board was mindful of these issues, the board ultimately concluded that given the vital role played by CBC Holding Company in its communities - as an employer, as a source of credit for capital and business growth, and as a community resource - the continued viability of CBC Holding Company as an independent financial institution was of significant benefit to its communities.

FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION PLAN

     Presented below is a discussion of the material federal income tax consequences of the reorganization plan to CBC Holding Company, Interim and CBC Holding Company's shareholders.

     The discussion does not address all U.S. federal income tax consequences that may be relevant to certain CBC Holding Company shareholders in light of their particular circumstances. The discussion assumes that the CBC Holding Company shareholders hold their shares of CBC Holding Company common stock as capital assets (generally for investment). In addition, the discussion does not address any foreign, state or local income tax consequences of the reorganization plan, or the tax consequences of any transaction effected prior to, concurrently with, or subsequent to the merger of Interim with CBC Holding Company that are not consummated under the terms of the reorganization plan, including without limitation transactions in which CBC Holding Company or Interim common stock is acquired or disposed of pursuant to the exercise of options or otherwise.

     ACCORDINGLY, CBC HOLDING COMPANY SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REORGANIZATION PLAN, INCLUDING APPLICABLE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES TO THEM OF THE REORGANIZATION PLAN IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

     The following are the material federal income tax consequences of the reorganization plan:

     - No gain or loss will be recognized by a CBC Holding Company shareholder whose shares of CBC Holding Company common stock remain outstanding after the effective time of the reorganization plan.

     - A CBC Holding Company shareholder who receives solely cash for his or her shares of CBC Holding Company common stock because (1) the shareholder is not eligible to be a shareholder of a subchapter S corporation; (2) the shareholder does not execute the Shareholders Agreement or S-Corporation Election Form; or (3) the shareholder exercises dissenters' rights, or otherwise, generally will recognize gain or loss equal to the difference between the cash received and the basis in the shareholder's shares of CBC Holding Company common stock that are cancelled as a result of the reorganization plan. Any gain recognized by the shareholder will be long-term capital gain provided that the CBC Holding Company common stock was held as a capital asset and the shareholder has held the CBC Holding Company shares for more than one year on the effective date of the reorganization plan.

     - No gain or loss will be recognized by either CBC Holding Company or Interim as a result of the reorganization plan.

     No ruling has been or will be obtained from the Internal Revenue Service in connection with the reorganization plan. CBC Holding Company shareholders should be aware that the tax opinion does not bind the Internal Revenue Service and that the Internal Revenue Service is therefore not precluded from successfully asserting a contrary opinion. The validity of the tax opinion is also subject to assumptions and qualifications and will be based on the truth and accuracy of representations made by CBC Holding Company and Interim, including without limitation representations in certificates to be delivered to counsel by the management of CBC Holding Company and Interim.

     A successful Internal Revenue Service challenge to the characterization of the reorganization plan as a redemption could result in CBC Holding Company shareholders, including CBC Holding Company shareholders who continue to hold CBC Holding Company common stock after the effective date of the reorganization, recognizing taxable capital gain or loss with respect to each share of CBC Holding Company common stock surrendered in the reorganization in an amount equal to the difference between the CBC Holding Company shareholder's basis in such stock and the fair market value, as of the effective time of the reorganization, of CBC Holding Company common stock and any other consideration received in exchange therefor. In such event, a CBC Holding Company shareholder's aggregate basis in CBC Holding Company common stock so received would equal its fair market value as of the effective time of the reorganization and the holding period for such stock would begin the day after the closing of the reorganization.

     Non-corporate shareholders of CBC Holding Company may be subject to backup withholding at a rate of 30% on cash payments received in the reorganization. Backup withholding will not apply, however, to a shareholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 which will be included in the transmittal materials that will be delivered to shareholders after the effective time of the reorganization, (2) who provides a certificate of foreign status on an appropriate Form W-8, or (3) who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the Internal Revenue Service.

     THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF THE MATERIAL UNITED STATES INCOME TAX CONSEQUENCES OF THE REORGANIZATION PLAN AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE REORGANIZATION. THUS, CBC HOLDING COMPANY SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REORGANIZATION PLAN, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

PRO FORMA EFFECT OF THE REORGANIZATION PLAN

     The following selected pro forma financial data illustrate the pro forma effect of the transactions contemplated by the reorganization plan on CBC Holding Company's financial statements for the six months ended June 30, 2005 and for the year ended December 31, 2005. Management has prepared this information based on its estimate that CBC Holding Company will pay $4 million to shareholders whose shares are converted to cash in the reorganization. Please see "Pro Forma Consolidated Financial Information" for the complete pro forma financial information relating to this transaction.

     (In thousands except per share data)   As of and for the        As of and
                                            six months ended    for the year ended
                                              June 30, 2005      December 31, 2004
                                           -------------------  -------------------
     Net interest income                   $        1,588,913            2,930,567
     Provision for loan losses                       (120,000)            (240,000)
     Other income                                     307,774              589,442
     Other expense                                 (1,238,213)          (2,329,633)
     Income tax benefit                              (174,199)            (270,772)
     Net income                            $          364,275              697,604

     PER COMMON SHARE
     Basic earnings per share              $             0.50                 0.93
     Diluted earnings per share                          0.50                 0.93
     Book value                            $            13.68                13.31

RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE REORGANIZATION PLAN

     The board believes that the reorganization plan, taken as a whole, is substantively and procedurally fair to, and in the best interests of, CBC Holding Company and all of its shareholders, including unaffiliated shareholders who will receive cash in the reorganization and whose shares of CBC Holding Company common stock will remain outstanding after the reorganization. The board of directors of CBC Holding Company, including those directors who are not employees of CBC Holding Company, have unanimously approved the reorganization plan, and the board unanimously recommends that the shareholders vote for approval and adoption of the reorganization plan. All of CBC Holding Company's directors, including those who are not employees, will continue to be shareholders of CBC Holding Company after the reorganization. The effects of the reorganization that are particular to our affiliates are set forth under the heading "Effects of the Reorganization Plan on Affiliates" on page 14.

     All of CBC Holding Company's directors and executive officers have indicated that they intend to vote their shares of common stock (and any shares with respect to which they have or share voting power over) in favor of adoption of the reorganization plan. The directors and executive officers of CBC Holding Company, directly or indirectly, own 34.2% of the shares outstanding and they have committed to vote these shares in favor of the reorganization plan. Although the board as a whole recommends that the shareholders vote in favor of the reorganization plan for the reasons set forth in "Reasons for the Reorganization," no director or executive officer is making any recommendation to the shareholders in his or her individual capacity.

     We considered a number of factors in determining to approve the reorganization plan, including the relative benefits and disadvantages described under "Special Factors-Potential Disadvantages of the Reorganization" on page
13. The board also reviewed the pro forma financial and tax effects on CBC Holding Company and its remaining shareholders related to the subchapter S corporation election. The tax benefits and the earnings potential that result from the subchapter S corporation election were significant factors in the board's determination that the subchapter S corporation election should be a part of the reorganization plan. CBC Holding Company's primary reason for the reorganization is to enable CBC Holding Company to be taxed as a subchapter S corporation.

     Additionally, after the reorganization CBC Holding Company common stock will not be registered under the Securities Exchange Act. The board considered the views of management regarding the cost savings to be achieved by eliminating the reporting and disclosure requirements related to the registration of the common stock under the Securities Exchange Act, including indirect savings resulting from reductions in the time and effort currently required of management to comply with the reporting and other requirements associated with continued registration of the common stock under the Securities Exchange Act. Similarly, the board also considered the decrease in the expenses related to servicing CBC Holding Company's large number of shareholders holding small positions in CBC Holding Company's stock that would result from the reorganization. CBC Holding Company's management determined that the reorganization would result in cost savings of approximately $200,000 per year.

     Additionally, the board considered the effect that terminating the registration of the common stock would have on the market for the common stock and the ability of shareholders to buy and sell shares. However, the board determined that, even as an SEC reporting corporation, there is no active trading market for the shares of CBC Holding Company's common stock, especially for sales of large blocks of shares, and that CBC Holding Company's shareholders derive little benefit from CBC Holding Company's status as an SEC reporting corporation. The board determined that the benefits of the subchapter S corporation election and the cost savings and reduced management time to be achieved by terminating registration of the common stock under the Securities Exchange Act outweighed any potential detriment from eliminating the registration.

     The board considered alternative transactions to accomplish the proposed going-private transaction but ultimately approved the reorganization proposal. Please read the discussion under "-Alternatives Considered by the Board of Directors" on page 10 for a description of the alternatives considered by the board.

          SUBSTANTIVE FAIRNESS. The board considered numerous factors, discussed below, in reaching its conclusion as to the substantive fairness of the reorganization plan, both to affiliated and unaffiliated shareholders. The board did not assign any specific weight to the factors listed below, and individual directors may have given differing weight to different factors.

     -    HISTORICAL AND CURRENT MARKET PRICES OF CBC HOLDING COMPANY'S COMMON
STOCK: There is only a limited trading market for CBC Holding Company's common stock. The board reviewed high and low bid prices for the common stock from January 1, 2003 to _________, 2005, which ranged from $10.00 to $13.50 per share. The closing price of CBC Holding Company's common stock on __________, 2005, the last day before we filed the preliminary proxy statement, was $_____.

     - BOOK VALUE: As of June 30, 2005, the book value per share of outstanding CBC Holding Company common stock was approximately $13.68. Although book value was a factor considered by the board in determining the consideration to be paid to shareholders whose shares are converted to cash in the reorganization, the board determined that it was not directly relevant.
However, the board noted that the per share cash price of $17.80 payable in the reorganization reflected a multiple of 1.3 times CBC Holding Company's June 30, 2005 book value per share.

     - GOING CONCERN VALUE: In determining the cash amount to be paid to shareholders whose shares are converted to cash in the reorganization, the board valued CBC Holding Company's shares on the basis of a going concern, without giving effect to any anticipated effects of the reorganization. Also, the board did not consider the amount per share that might be realized in a sale of 100% of the stock of CBC Holding Company, as the board determined that consideration of such an amount was inappropriate in the context of a transaction that would not result in a change of control of CBC Holding Company. In determining the going-concern value of CBC Holding Company's shares, the board adopted the analyses and conclusions of its financial advisor which are described under "-Opinion of Financial Advisor" on page 26.

     - EARNINGS: The board reviewed the earnings of CBC Holding Company for the previous three fiscal years. For the three years ended December 31, 2002, 2003 and 2004, CBC Holding Company reported basic earnings per share of $0.88, $0.66 and $0.93, and fully diluted earnings per share of $0.88, $0.66 and $0.93 respectively. The board noted that the cash price of $17.80 payable in the reorganization reflected a multiple of 19 times CBC Holding Company's earnings per share for the year ended December 31, 2004.

     - ANNUALIZED RETURN ON INVESTMENT: The board also considered that the cash price of $17.80 payable in the reorganization represents a 6.24% annualized return on CBC Holding Company's common stock over the nine-year period since CBC Holding Company's organization.

     - OPINION OF SOUTHARD FINANCIAL: The board engaged Southard Financial to render a valuation of the trading value of CBC Holding Company's common stock so as to ensure the cash price to be paid in the reorganization as determined by the board of directors represents an independent and fair valuation. The board also reviewed and considered the financial analyses presented to the board in connection with the valuation and adopted the financial advisor's conclusions and analyses as its own. You should read the discussion under "-Opinion of Independent Financial Advisor" on page 26 for more information relating to the valuation and the related financial analyses.

     - OPPORTUNITY TO LIQUIDATE SHARES OF COMMON STOCK: The board considered the opportunity the reorganization proposal presents for shareholders who are not members of one of the 70 Qualifying Family Groups, employees of CBC Holding Company (or its subsidiary) or emeritus directors of CBC Holding Company, or any other shareholders who do not want to be shareholders of a subchapter S corporation to liquidate their holdings without incurring brokerage costs, particularly given the relatively illiquid market for shares of CBC Holding Company's common stock. The board also considered the fact that CBC Holding Company common stock will not be registered under the Securities Exchange Act after the reorganization. The board also recognized that $17.80 to be paid to shareholders whose shares are converted to cash in the reorganization reflected a premium over recent trading prices for CBC Holding Company stock. Although the board believes that recent trading prices of $10.00 to $13.25 per share in 2005 reflects the fair value of CBC Holding Company common stock, the board decided to pay shareholders receiving cash in the reorganization a premium over recent trading prices.

     In connection with its deliberations, the board did not consider, and did not request that its financial advisor evaluate, CBC Holding Company's liquidation value. The board did not view CBC Holding Company's liquidation value to be a relevant measure of valuation, given that the cash amount per share to be paid to shareholders whose shares are converted to cash significantly exceeded the book value per share of CBC Holding Company, and it was the board's view that CBC Holding Company is far more valuable as a going concern than its net book value per share of $13.68 as of June 30, 2005. The board also believes liquidation is not a feasible alternative for a financial institution because of tax and regulatory concerns. However, book value per share is a historical accounting number, and an evaluation of liquidation value could produce a higher valuation than book value per share. Additionally, CBC Holding Company can give no assurance that the liquidation value would not produce a higher valuation of CBC Holding Company than its value as a going concern.

     The board is not aware of any firm offers, other than in conjunction with the reorganization, having been made by an unaffiliated person or entity during the preceding two years for:

     (1) the merger or consolidation of CBC Holding Company into or with that unaffiliated person or entity;

     (2) the sale or other transfer of all or any substantial part of the assets of CBC Holding Company; or

     (3) the purchase of a number of shares of common stock that would enable the holder thereof to exercise control over CBC Holding Company.

     After consideration of all of the foregoing information, the board determined that $17.80 is a fair price to be paid to shareholders whose shares will be converted to cash in the reorganization. The board also believes that paying such a premium is also fair to the remaining shareholders, including both the affiliated and unaffiliated shareholders, because those shareholders may also choose to receive the cash conversion price for their shares in the reorganization by not returning a signed S-Corporation Election Form or Shareholders Agreement to CBC Holding Company.

     Based on management's review of the shareholders list and the number of shares held by CBC Holding Company's record and beneficial owners, the board established the 70 Qualifying Family Group threshold immediately prior to the effective date of the reorganization in order to continue to be a shareholder after the reorganization. The board believes this threshold will result in a sufficient reduction in the number of CBC Holding Company shareholders to allow the subchapter S corporation election and will have the optimal effect on CBC Holding Company's pro forma financial statements with respect to CBC Holding Company's goals of improving capital utilization and shareholder returns.

     PROCEDURAL FAIRNESS. The Georgia Business Corporation Code requires shareholder approval of the transactions contemplated by the reorganization plan. The vote of a majority of the outstanding shares of CBC Holding Company common stock entitled to vote on the reorganization plan will be required to approve the reorganization plan. Approval by a majority of unaffiliated shareholders is not required. The board determined that any such voting requirement would usurp the power of the holders of greater than a majority of CBC Holding Company's shares to consider and approve the reorganization plan as provided under Georgia law and the terms of the reorganization plan. The board also considered such a provision unnecessary in view of the right of shareholders, whether affiliated or unaffiliated, to dissent from the reorganization plan and receive the "fair value" of their shares.

     Additionally, no unaffiliated representative acting solely on behalf of unaffiliated shareholders for the purpose of negotiating the terms of the reorganization or preparing a report covering the fairness of the reorganization was retained by CBC Holding Company or by a majority of directors who are not employees of CBC Holding Company. CBC Holding Company has not made any provision in connection with the reorganization to grant unaffiliated shareholders access to CBC Holding Company's corporate files, except as provided under the Georgia Business Corporation Code, or to obtain legal counsel or appraisal services at CBC Holding Company's expense. With respect to unaffiliated shareholders' access to CBC Holding Company's corporate files, the board determined that this proxy statement, together with CBC Holding Company's other filings with the SEC, provide adequate information for unaffiliated shareholders to make an informed decision with respect to the reorganization plan. The board also considered the fact that under the Georgia Business Corporation Code, and subject to specified conditions set forth under Georgia law, shareholders have the right to review CBC Holding Company's relevant books and records. As for obtaining legal counsel or appraisal services for unaffiliated shareholders at CBC Holding Company's expense, the board did not consider these procedures necessary or customary. In deciding not to adopt these additional procedures, the board also took into account factors such as the size and financial capacity of CBC Holding Company, the cost of such procedures, and that most of CBC Holding Company's shareholders live in Ben Hill County, Georgia, and are familiar with CBC Holding Company's operations and management.

     After consideration of the factors described above, the board of directors believes that the transaction is procedurally fair to unaffiliated shareholders notwithstanding the absence of an unaffiliated shareholder approval requirement, an unaffiliated shareholder representative and the provision of legal counsel or appraisal services at the expense of CBC Holding Company. Additionally, the board believes that the reorganization plan is substantively fair to CBC Holding Company's unaffiliated shareholders. The reorganization plan was unanimously adopted by the directors of CBC Holding Company, including the directors who are not employees of CBC Holding Company. All of CBC Holding Company's directors, including those who are not employees, will continue to be shareholders of CBC Holding Company after the reorganization. The effects of the reorganization that are particular to our affiliates are set forth under the heading "Effects of the Reorganization Plan on Affiliates" on page 14.

CBC HOLDING COMPANY AFFILIATES' DETERMINATION OF FAIRNESS OF THE REORGANIZATION PLAN

     CBC Holding Company's affiliates engaged in the reorganization include its directors and executive officers and its wholly-owned subsidiary CBC Interim Corporation, which was formed solely to facilitate the reorganization. The directors and executive officers of CBC Holding Company are: Sidney S. (Buck) Anderson, Jr., James Thomas Casper, III, Charles A. (Pete) Clark, Sr., John T. Croley, Jr., A.B.C. (Chip) Dorminy, III, John S. Dunn, Lee Phillip Liles, Steven
L. Mitchell, James A. Parrott, II, George M. Ray, Hulin Reeves, Jr., Robert E. Sherrell, John Edward Smith, III and Wyndall L. Walters. Mr. Ray is also the sole director and the president and treasurer of CBC Interim Corporation, and John T. Croley, Jr., is the secretary of Interim.

     Each of CBC Holding Company's affiliates believes that the reorganization plan is substantively and procedurally fair to, and in the best interests of, all of CBC Holding Company's shareholders, including unaffiliated shareholders and shareholders who will receive cash in the reorganization and shareholders whose shares of CBC Holding Company common stock will remain outstanding after the reorganization. In reaching this conclusion, CBC Holding Company's affiliates relied upon the factors considered by and the analyses and conclusions of the board of directors of CBC Holding Company and adopted such factors, analyses, and conclusions as their own. See "Special Factors - Recommendation of the Board of Directors; Fairness of the Reorganization Plan."

OPINION OF INDEPENDENT FINANCIAL ADVISOR

     Powell Goldstein LLP and CBC Holding Company's board placed no limitations on the scope of Southard's analysis, nor did it provide any instructions to Southard regarding the engagement, other than describing the transaction giving rise to the engagement and providing Southard with any requested information regarding CBC Holding Company. No relationship exists or has existed within the past two years between CBC Holding Company, Southard or any of their respective affiliates. Powell Goldstein LLP, on behalf of CBC Holding Company, will pay Southard a fee of approximately $______, plus expenses, for its services rendered in connection with its valuation opinion.

     GENERAL METHODOLOGIES APPLIED. Southard applied three primary methods to value CBC Holding Company's common stock as of May 31, 2005:

          -     Asset-based approach;
          -     Market approach; and
          -     Income approach.

     The asset value of a corporation is established by using the corporation's financial statements. Adjustments are made, as necessary or appropriate, to reflect the market value of the corporation's assets and liabilities as opposed to their book value. The objective is to arrive at a net asset value, defined as the difference between the adjusted valuation of all assets and liabilities. Net asset value reflects the valuation of assets in the context of a going concern. Net asset value is not liquidation value; however, it could be considered a quasi-liquidation value, where assets are sold in the context of a going concern.

     The market approach is based upon transactions involving interests of the subject company or transactions involving interests of similar (Guideline) companies for which adequate information is available.

     The income approach is a two step process. First a determination of anticipated benefits (earnings or cash flows) must be made. Second, an appropriate rate or multiple must be identified with which to capitalize those benefits. The resulting capitalized benefits must then be adjusted to reflect the estimated values of any non-operating assets and/or liabilities.

     ANALYSIS UNDER ASSET-BASED APPROACH. The following adjustments would be necessary to derive asset value on a control basis.

     -    No adjustment for the loan loss allowance is made.

     - A premium to reflect the economic value of the deposit base ("core deposit intangibles") is determined based upon the structure of the deposit base and experience in valuing core deposit intangibles for numerous financial institutions. To estimate the appropriate deposit premium, we reviewed data for branch acquisition premiums during the 1999-04 period. Here, a premium of 6.5% is utilized.

     - An adjustment was made to reflect the estimated difference between the market value of the land, buildings, and furniture, fixtures & equipment and their reported book values.

     -    Intangible assets are eliminated for valuation purposes.

                                     TABLE 1
                            COMMUNITY BANKING COMPANY
                            THE ASSET BASED APPROACH
                               As of May 31, 2005

          Reported Book Value as of May31, 2005        $ 9,870,509
          Deposit Premium                        6.5%    4,850,986
          Building to Estimated Market Value               310,000
          Goodwill                                      (1,668,127)
                                                       ------------
          Adjusted Book Value                          $13,363,368
                                                       ============

          VALUATION ASSET BASED APPROACH               $13,363,000
                                                       ============

     BASED UPON THE ANALYSIS PRESENTED ABOVE, THE VALUATION OF COMMUNITY BANKING COMPANY UNDER THE ASSET-BASED APPROACH WAS $13,363,000 (ROUNDED) AS OF MAY 31, 2005.

     ANALYSIS UNDER MARKET-BASED APPROACH. Because of the high capital ratio of the Community Banking Company, it is appropriate to base the valuation on a two-tiered approach: the valuation of tangible capital at "normal" levels and the valuation of excess capital. Based on a normal equity/assets ratio of 8.00%, the Company's tangible capital would be $6,520,509 on assets of $81,541,954 at May 31, 2005, leaving excess capital of $3,350,000. These figures are used at the appropriate places in the valuation analysis below (price/book value method).

     The approach to determining ongoing earning power is based upon the current and historical performance of Community Banking Company. Specifically, a four-year average of basic operating income, on a fully taxable equivalent basis, is derived. No adjustments to the reported performance were deemed necessary. Then, a normalized loan loss provision is deducted based upon the average for peer banks over the 2002-05 period, adjusted for the Community Banking Company's loan/asset ratio and recent experience.

                                      TABLE 2
                             COMMUNITY BANKING COMPANY
                               ONGOING EARNING POWER
                             (Anticipated Benefits)

          Basic Operating Income                         Adjustment       BOI
          ---------------------------------------------  -----------  ------------
                                                  2005         0.00%         1.64%
                                                  2004         0.00%         1.59%
                                                  2003         0.00%         1.42%
                                                  2002         0.00%         1.67%
                                                                      ------------
          Average Adjusted Basic Operating Income                            1.58% (1)
          Estimated Ongoing Loan Loss Provision                              0.23% (2)
                                                                      ------------
          Estimated Ongoing Pre-Tax ROAA                                     1.35%
          Average Assets - May 31, 2005 YTD                           $84,496,497
                                                                      ------------
          Estimated Ongoing Pre-Tax Income                            $ 1,140,703
          Estimated Income Taxes                               38.0%      433,467
                                                                      ------------
          Ongoing After - Tax Income - Historical Basis               $   707,236
                                                                      ============

          ANTICIPATED BENEFITS                                        $   707,000
                                                                      ============

1  All years accorded equal weight
2 Peer average over the 2002-05 period, adjusted for Community Banking Company's loan/asset ratio and recent experience

     Based upon the analysis presented above, the ongoing earning power (anticipated benefits) of Community Banking Company was $707,000 (rounded) as of May 31, 2005.

     Guideline Company Method.  The guideline company method is summarized in
     ------------------------
the table below. The methodology employed in determining valuation under the guideline price/earnings and price/book value methods was to multiply the estimate of anticipated benefits (ongoing earning power and reported book value less excess capital, respectively) by the derived risk adjusted capitalization factors. Excess capital is then added to capitalized benefits at 8% capital in the price/book value method.

                                       TABLE 3
                              COMMUNITY BANKING COMPANY
                     MARKET APPROACH - GUIDELINE COMPANY METHOD
                                 As of May 31, 2005

                                                       Price/Earnings    Price/Book
                                                       ---------------  ------------
     Anticipated Benefits Factor                       $       707,000  $ 6,520,509
     Risk Adjusted Capitalization V                              14.00          144%
                                                       ---------------  ------------
     Capitalized Benefits                              $     9,898,000  $ 9,389,533
     Excess Capital                                                 nm    3,350,000
                                                       ---------------  ------------
     Valuation After Excess Capital Adjustment         $     9,898,000  $12,739,533
                                                       ===============  ============

     Valuation - Guideline Public Company Method       $     9,898,000  $12,740,000
                                                       ===============  ============

     VALUATION - GUIDELINE PUBLIC COMPANIES (average)                   $11,319,000
                                                                        ============

     Based upon the analysis presented above, the valuation of Community Banking Company under the guideline company method market approach was $9,898,000 (rounded) under the guideline price/earnings method and $12,740,000 (rounded) under the guideline price/book value method as of May 31, 2005. The average of the two methods above was $11,319,000 as of May 31, 2005.

     Whole Bank Transactions.  A list of control bank transactions announced in
     -----------------------
2005 is presented in Appendix __, along with pricing and other information. For the market approach, we utilized three methods:

     1. Estimated ongoing earnings times the control transactions price/earnings multiple.
     2.   Total assets times the control transactions price/assets ratio.
     3.   Book value times the control transactions price/book value ratio.

     The valuation of Community Banking Company using the whole bank transaction market is presented in the table below. The benchmark measures for Community Banking Company are based upon May 31, 2005 data for the price/book value and price/assets methods. For the price/earnings method, anticipated benefits were derived in Table 3 below (ongoing earning power without synergies). Finally, in the price/book value, the anticipated benefits are reduced by excess capital prior to capitalization. Excess capital is then added to capitalized benefits at 8% capital.

                                           TABLE 4
                                  COMMUNITY BANKING COMPANY
                  VALUATION - THE MARKET APPROACH - WHOLE BANK TRANSACTIONS
                                     As of May 31, 2005

                                               Price/Earnings    Price/Book    Price/Assets
                                               ---------------  ------------  --------------
Anticipated Benefits                           $       707,000  $ 6,520,509   $  84,496,497
Risk Adjusted Capitalization Factor                      20.00          200%          18.50%
                                               ---------------  ------------  --------------
Capitalized Benefits                           $    14,140,000  $13,041,018   $  15,631,852
Excess Capital                                              nm    3,350,000              nm
                                               ---------------  ------------  --------------
Value of Total Capital                         $    14,140,000  $16,391,018   $  15,631,852
                                               ===============  ============  ==============

Valuation - Whole Bank Transactions Method     $    14,140,000  $16,391,000   $  15,632,000
                                               ===============  ============  ==============

VALUATION - WHOLE BANK TRANSACTIONS (rounded)                   $15,388,000
                                                                ============

     BASED UPON THE ANALYSIS PRESENTED ABOVE, THE VALUATION OF COMMUNITY BANKING COMPANY UNDER THE WHOLE BANK TRANSACTION MARKET APPROACH WAS $14,140,000 (ROUNDED) UNDER THE GUIDELINE PRICE/EARNINGS METHOD, $16,391,000 (ROUNDED) UNDER THE GUIDELINE PRICE/BOOK VALUE METHOD, AND $15,632,000 (ROUNDED) UNDER THE GUIDELINE PRICE/ASSETS METHOD AS OF MAY 31, 2005. THE AVERAGE OF THE THREE METHODS WAS $15,388,000 AS OF MAY 31, 2005.

     ANALYSIS UNDER INCOME-BASED APPROACH. The determination of value using the income approach is a two step process. First, it is necessary to make a determination of Community Banking Company's ongoing earning power, also defined as the "anticipated benefits" that will accrue to Community Banking Company on an annual basis. Second, a rate must be identified with which to capitalize those earnings (the capitalization factor).

     Synergistic Price/Earnings Method.  Under the synergistic price/earnings
     ---------------------------------
method, the anticipated benefits are derived as estimated earnings based upon synergies that could expect to be achieved by an acquiror of Community Banking Company. In the case of Community Banking Company, it is estimated that an acquiror could expect to achieve synergies equivalent to 0.50% of average assets, or $423,670. Net of a 38% tax benefit, the after-tax savings would be $262,675, which is added to the ongoing earning power derived in the table below. The result is capitalized at an earnings multiple derived from the price/earnings ratios of publicly traded banks, which represent the pool of potential acquirers of Community Banking Company.

     In determining ongoing earning power in the synergistic price/earnings method, we begin with anticipated benefits with no synergies derived in Table 2 above. Shown in the table below is the estimate of anticipated benefits that would accrue to an acquiror of Community Banking Company, based on the adjustment described above.

                                     TABLE 5
                            COMMUNITY BANKING COMPANY
                              ONGOING EARNING POWER
                             (Anticipated Benefits)

          Anticipated Benefits - No Synergies          $ 707,236
          Anticipated Economies to an Acquiror           423,670
          Tax Effect of Savings                 38.0%   (160,995)
                                                       ----------
          Earning Power to An Acquiror                 $ 969,911
                                                       ==========
          ANTICIPATED BENEFITS TO AN ACQUIROR          $ 970,000
                                                       ==========

     Based upon the analysis presented above, the ongoing earning power (anticipated benefits) of Community Banking Company was $707,000 (rounded) as of May 31, 2005. Adjusting for anticipated synergies, the anticipated benefits were $970,000 (rounded).

     The synergistic price/earnings method of the income approach is summarized in the table below.

                                     TABLE 6
                            COMMUNITY BANKING COMPANY
             THE INCOME APPROACH - SYNERGISTIC PRICE/EARNINGS METHOD
                               As of May 31, 2005

          Anticipated Benefits                 $   970,000
          Risk Adjusted Capitalization Factor        14.00
                                               -----------
          Capitalized Benefits                 $13,580,000
                                               ===========

          VALUATION - SYNERGISTIC EARNINGS     $13,580,000
                                               ===========

     Based upon the analysis presented above, the valuation of Community Banking Company under the income approach (synergistic price/earnings method) was $13,580,000 (rounded) as of May 31, 2005.

     Discounted Cash Flow Method.  The determination of value using the
     ---------------------------
discounted cash flow method is a three-step process. First, it is necessary to make a projection of the subject entity's earnings and potential distributions over a period of time, usually no more than five years. Second, it is necessary to estimate the value of Community Banking Company at the end of the five-year period (terminal value). Finally, an appropriate rate must be identified at which to discount the future cash flow and terminal value to their present values (discount rate).

     FOR THE DISCOUNTED FUTURE EARNINGS METHOD, THE BASE YEAR EARNINGS NUMBER IS DERIVED BASED UPON NO SYNERGIES (PRE-TAX EARNINGS OF $1,141,000, LESS TAXES AT 38%).

                                     TABLE 7
                            COMMUNITY BANKING COMPANY
            ONGOING EARNING POWER - DISCOUNTED FUTURE EARNINGS METHOD
                               As of May 31, 2005

          Estimated Ongoing Pre - Tax Income    $1,141,000
          Estimated Income Taxes                   433,580
                                                ----------
          Estimated Ongoing After - Tax Income  $  707,420
                                                ==========
          ANTICIPATED BENEFITS - NO SYNERGIES   $  707,000
                                                ==========

     THE DERIVED ONGOING EARNINGS OF $707,000 (ROUNDED) WILL BE DISCOUNTED IN THE ANALYSIS BELOW. THE ESTIMATED TERMINAL VALUE WAS DERIVED BASED UPON THE PRODUCT OF THE PROJECTED EARNINGS IN YEAR FIVE AND THE SYNERGISTIC PRICE/EARNINGS MULTIPLE DERIVED ABOVE.

                                     TABLE 8
                            COMMUNITY BANKING COMPANY
                           INVESTOR'S REQUIRED RETURN

          Long - Term Government Bond Rate (20-year)          4.4%
            Ibbotson Equity Risk Premium              6.3%
            Beta Coefficient 0.45                     0.45
          Adjusted Equity Risk Premium                        2.8%
          Ibbotson Size Premium                               6.8%
          Specific Risk Premium                               0.0%
                                                             -----
          Investor's Required Rate of Return                 14.0%
                                                             =====

     Based upon the analysis presented above, the appropriate discount rate for the anticipated future earnings of Community Banking Company was 14.0% as of May 31, 2005.

     The discounted cash flow method is summarized in the table below. The methodology employed in determining valuation under the income approach was to discount the anticipated future cash flow (dividend distributions) to the present at the discount rate. It is assumed that the base year earnings will increase 5.0% per year over a five-year period and that earnings theoretically are distributed to maintain an equity/asset ratio of 8.0%.

                                         TABLE 9
                                COMMUNITY BANKING COMPANY
                THE INCOME APPROACH - DISCOUNTED FUTURE CASH FLOW METHOD
                                   As of May 31, 2005

          Earnings w/o     Dividend       Ending      Ending       Ending      Present
Year        Synergies    Distribution     Equity      Assets     Eq/Assets      Value
--------  -------------  -------------  ----------  -----------  ----------  -----------
       1  $     707,000  $   3,325,000  $7,098,000   88,740,750       8.00%  $ 2,916,667
       2        742,350        390,000   7,450,350   93,177,788       8.00%      300,092
       3        779,468        400,000   7,829,818   97,836,677       8.00%      269,989
       4        818,441        425,000   8,223,259  102,728,511       8.00%      233,716
       5        859,363        450,000   8,632,622  107,864,937       8.00%      233,716
terminal                    17,772,000                                         9,230,220
                                                                             -----------
                                                Present Value of Cash Flows  $13,202,318
                                                                             ===========

                           VALUATION - DISCONTINUED FUTURE CASH FLOW METHOD  $13,202,000
                                                                             ===========

     Based upon the analysis presented above, the valuation of Community Banking Company under the income approach (discounted future cash flow) was $13,202,000 (rounded) as of May 31, 2005.

     FINAL DETERMINATION OF FAIR VALUE. Based upon the entire analysis, and for the purposes described in this report, it is Southard's opinion that the fair value, on an enterprise basis, of the common stock of CBC Holding Company was $17.80 per share (rounded) as of May 31, 2005.

                              INFORMATION REGARDING
                         SPECIAL MEETING OF SHAREHOLDERS


TIME AND PLACE OF MEETING

     We are soliciting proxies through this proxy statement for use at a special meeting of CBC Holding Company shareholders. The special meeting will be held at _____ p.m. on __________, ____________, 2005, at the Charles Harris Learning
Center at East Central Technical College located at 667 Perry House Road, Fitzgerald, Georgia 31750.

RECORD DATE AND MAILING DATE

     The close of business of ____________, 2005, is the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. We first mailed the proxy statement and the accompanying form of proxy to shareholders on or about ____________, 2005.

NUMBER OF SHARES OUTSTANDING

     As of the close of business on the record date, CBC Holding Company had 10,000,000 shares of common stock, $1.00 par value, authorized, of which 731,904 shares were issued and outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

PURPOSE OF SPECIAL MEETING

     The purpose of the special meeting is for shareholders to consider and vote on the reorganization plan which provides for the reorganization of CBC Holding Company into a subchapter S corporation through the merger of Interim with and into CBC Holding Company. CBC Holding Company will be the surviving corporation and will make an election to be taxed as a subchapter S corporation after the effective time of the reorganization and will terminate the registration of its common stock under the Securities Exchange Act.

VOTING AT THE SPECIAL MEETING

     The reorganization plan must be approved by the affirmative vote of a majority of the outstanding shares of CBC Holding Company entitled to vote on the reorganization plan. As of the record date, CBC Holding Company's directors and executive officers owned, directly or indirectly, 250,469 shares, or 34.2%, of the 731,904 outstanding shares. Each of the directors and executive officers has indicated that he intends to vote his shares in favor of the reorganization plan.

DISSENTERS' RIGHTS

     Shareholders of CBC Holding Company are entitled to dissent from the reorganization plan. If you dissent from the reorganization plan, you are entitled to the statutory rights and remedies of dissenting shareholders provided in Article 13 of the Georgia Business Corporation Code as long as you comply with the procedures of Article 13. Article 13 provides that a dissenting shareholder is entitled to receive cash in an amount equal to the "fair value" of his or her shares. We have included a copy of Article 13 of the Georgia Business Corporation Code in Appendix D to this proxy statement and a summary of
                             ----------
Article 13 under "Dissenters' Rights" beginning on page 45.

     TO PERFECT DISSENTERS' RIGHTS, YOU MUST COMPLY WITH ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE, WHICH REQUIRES, AMONG OTHER THINGS, THAT YOU GIVE CBC HOLDING COMPANY NOTICE OF YOUR INTENT TO DISSENT FROM THE REORGANIZATION PLAN PRIOR TO THE VOTE OF THE SHAREHOLDERS AT THE SPECIAL MEETING AND THAT YOU NOT VOTE YOUR SHARES IN FAVOR OF THE REORGANIZATION PLAN. ANY SHAREHOLDER WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH HIS OR HER SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE REORGANIZATION PLAN AND WILL NOT BE ENTITLED TO ASSERT DISSENTERS' RIGHTS. FAILURE TO VOTE AGAINST THE REORGANIZATION PLAN WILL NOT RESULT IN A WAIVER OF YOUR RIGHT TO DISSENT. FURTHERMORE, VOTING AGAINST THE REORGANIZATION PLAN WILL NOT SATISFY THE REQUIREMENT THAT YOU PROVIDE CBC HOLDING COMPANY NOTICE OF YOUR INTENT TO DISSENT FROM THE REORGANIZATION PLAN.

PROCEDURES FOR VOTING BY PROXY

     If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the approval of the reorganization plan and, in the best judgment of the persons appointed as proxies, on all other matters properly brought before the special meeting.

     You can revoke your proxy at any time before it is voted by delivering to George Ray, president of CBC Holding Company, at the main office of CBC Holding Company, either a written revocation of the proxy or a duly signed proxy bearing a later date or by attending the special meeting and voting in person.

REQUIREMENTS FOR SHAREHOLDER APPROVAL

     A quorum will be present at the meeting if a majority of the outstanding shares of CBC Holding Company common stock are represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

     Approval of the reorganization plan requires the affirmative vote of a majority of the outstanding shares of CBC Holding Company entitled to vote on the reorganization plan. Any other matter that may properly come before the special meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. Although abstentions and broker non-votes will not be counted as votes in favor of or against the reorganization plan, abstentions and broker non-votes will have the effect of negative votes since the affirmative vote of a majority of the outstanding shares is required to approve the reorganization plan.

     ABSTENTIONS. A shareholder who is present in person or by proxy at the special meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the special meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

     BROKER NON-VOTES. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposal but no vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

SOLICITATION OF PROXIES

     Proxies are being solicited by CBC Holding Company, and CBC Holding Company will pay the cost of the proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

                             DESCRIPTION OF THE PLAN

THE REORGANIZATION

     The board of directors of CBC Holding Company determined that it would be in the best interests of CBC Holding Company and its shareholders to reorganize CBC Holding Company to enable it to be taxed as a subchapter S corporation. In order to facilitate CBC Holding Company's reorganization into a subchapter S corporation, the reorganization plan provides for the merger of Interim with and into CBC Holding Company. Interim is a Georgia corporation that CBC Holding Company formed solely to facilitate the reorganization. CBC Holding Company will be the surviving corporation and will elect to be taxed as a subchapter S corporation immediately after the effective time of the reorganization. We anticipate that the effective time of the reorganization will be in__________, 2005.

     SUBCHAPTER S IN GENERAL. Under a Subchapter S income tax election, CBC Holding Company will pass its taxable income through to its shareholders for taxation at their personal rates, thus allowing it to avoid paying corporate income tax. As a result, we will be able to generate a higher level of net income. More importantly, this election will permit CBC Holding Company to distribute its net income to shareholders without subjecting the shareholders to additional income taxation upon receipt of distributions from CBC Holding Company.

     We have described the tax benefits of being taxed as a subchapter S corporation in more detail under the heading "Special Factors -Tax Benefits of Subchapter S Election" on page 16. The subchapter S corporation election has numerous special income tax effects on shareholders. YOU SHOULD CONSULT WITH YOUR OWN COUNSEL, ACCOUNTANTS AND OTHER ADVISORS TO UNDERSTAND THE EFFECT THE SUBCHAPTER S CORPORATION ELECTION WILL HAVE ON YOU.

     SHAREHOLDER ELIGIBILITY. In order to be a shareholder of a subchapter S corporation, you must be a citizen or resident of the United States. Estates and certain trusts (generally, a trust that distributes income annually to its beneficiaries, all of whom are individuals, or a trust that has as its beneficiaries only those persons who are eligible to hold stock in a subchapter S corporation and who make a qualifying election, provided that no interest in the trust was purchased) can also be shareholders of a subchapter S corporation. CORPORATIONS, LIMITED LIABILITY COMPANIES, PARTNERSHIPS AND IRAS MAY NOT BE SHAREHOLDERS OF A SUBCHAPTER S CORPORATION.

     S-CORPORATION ELECTION FORM 2553. In order for CBC Holding Company to elect to be taxed as a subchapter S corporation, each of its shareholders remaining after the reorganization must sign the S-Corporation Election Form on the Internal Revenue Service Form 2553, which is attached as Appendix C to this
                                                             ----------
proxy statement. Accordingly, eligible shareholders must sign and deliver the S-Corporation Election Form 2553 to CBC Holding Company in order to remain CBC Holding Company shareholders after the reorganization

     SHAREHOLDERS AGREEMENT. The reorganization plan provides that eligible shareholders of CBC Holding Company must sign and deliver the Shareholders Agreement to CBC Holding Company in order to remain CBC Holding Company shareholders after the reorganization. The Shareholders Agreement is designed to prevent an inadvertent termination of CBC Holding Company's subchapter S corporation election. You should review carefully the Shareholders

Agreement, which is attached as Appendix B to this proxy statement.  The
                                ----------
paragraphs below summarize the material provisions of the Shareholders
Agreement.

     - TRANSFER RESTRICTIONS: No shareholder may sell or otherwise dispose of his or her shares of CBC Holding Company common stock except as provided in the Shareholders Agreement. Any attempted disposition of shares of CBC Holding Company common stock, which is not in accordance with the terms of the Shareholders Agreement is void ab initio and will not be reflected on CBC Holding Company's records.

     Shareholders may make Permitted Transfers (as defined below) provided that each of the following transfer conditions is satisfied:

     (1)  The transferee qualifies as a subchapter S corporation shareholder;

     (2) The number of CBC Holding Company shareholders may not increase as a result of the transfer, unless the board approves the increase (by the affirmative vote of two-thirds of the directors then holding office);

     (3) If the transferee will beneficially own (as defined in the Shareholders Agreement) more than 5% of CBC Holding Company's outstanding common stock after the transaction, the board approves the transaction (by the affirmative vote of two-thirds of the directors then holding office); and

     (4)  The transferee agrees to be bound by the Shareholders Agreement.

     "Permitted Transfer" means:

          - A transfer to the shareholder's spouse, lineal ancestors or descendants, brothers, sisters, children or grandchildren (or a qualified trust for the benefit of any one or more of the foregoing); or

          -    A transfer to another shareholder of CBC Holding Company; or

          - A transfer approved by the affirmative vote of two-thirds of the directors of CBC Holding Company then holding office.

     - SALE OF SHARES: A shareholder who receives a Qualified Offer may sell his or her shares pursuant to the Shareholders Agreement. A "Qualified Offer" means an offer from a person who satisfies the ownership requirements with respect to a subchapter S corporation, provided, however, that either the number of shareholders of CBC Holding Company does not increase as a result of the transfer or the board of directors (by the affirmative vote of two-thirds of the directors then holding office) has approved the transfer. In addition, a Qualified Offer has to be a legally enforceable written offer which is made at arm's length from a person who is financially capable of carrying out the terms of the written offer.

     A shareholder who wishes to sell his or her shares upon receipt of a Qualified Offer has to give written notice to CBC Holding Company and is thereby deemed to have offered to sell his or her shares to CBC Holding Company. CBC Holding Company has 30 days to decide whether to purchase all or any part of the offered shares at the price contained in the Qualified Offer. The purchase price will be payable in the amount and on substantially the same terms as contained in the Qualified Offer. The closing of the transaction will occur no later than the 60th day following the 30-day option period. If CBC Holding Company does not agree to purchase all of the offered shares, the shareholder may transfer the shares to the person making the Qualified Offer provided that the transfer satisfies each of the transfer conditions described under the heading "Transfer Restrictions" above. This transfer has to take place within 60 days.

     - PLEDGE OF SHARES: A shareholder may pledge his or her shares as collateral to secure payment of a loan. If the shareholder defaults and the lender is entitled and intends to foreclose on the collateral shares, the lender has to give written notice to CBC Holding Company and is thereby deemed to have offered to sell all of the collateral shares to CBC Holding Company. CBC Holding Company has 30 days to decide whether to purchase all or any part of the collateral shares at the price contained in the lender's notice. The purchase price will be payable in the amount and on substantially the same terms as contained in the lender's notice. The closing of the transaction will occur no later than the 60th day following the 30-day option period. If CBC Holding Company does not agree to purchase all of the collateral shares, the lender may transfer the collateral shares provided that the transfer satisfies each of the transfer conditions described under the heading "Transfer Restrictions" above.

     - DEATH OF A SHAREHOLDER: Upon the death of a shareholder, CBC Holding Company has the right to acquire the deceased shareholder's shares. CBC Holding Company has 30 days from its actual knowledge of the shareholder's death to exercise its purchase option which has to be with respect to all of the deceased shareholder's shares. If the shares are not purchased by CBC Holding Company (through no fault of the shareholder's estate), the estate, beneficiary or heir of the deceased shareholder will remain the owner of the shares provided that the shares remain subject to the Shareholders Agreement. CBC Holding Company will not exercise its purchase option if each of the conditions described under the heading "Transfer Restrictions" above are met and:

     - The shares are left to one of the following - the shareholder's spouse, lineal ancestors or descendants, brothers, sisters, children and grandchildren (or a qualified trust for the benefit of any one of the foregoing); or

     -    The shares are left to another shareholder of CBC Holding Company; or

     - The new shareholder or shareholders are approved by the affirmative vote of two-thirds of CBC Holding Company's directors then holding office.

     If CBC Holding Company purchases the shares, the purchase price will be equal to the greater of Fair Market Value Per Share or Book Value Per Share. Fair Market Value Per Share will be determined reasonably and in good faith by CBC Holding Company's board of directors. "Fair Market Value Per Share" means the price a third party would pay for the shares as of the applicable valuation date on a per share basis. "Book Value Per Share" means the book value of the shares as determined reasonably and in good faith by CBC Holding Company's board of directors as of the quarter end prior to the applicable valuation date, using the data shown in CBC Holding Company's consolidated financial statements for that same quarter. If the person selling the shares is a director of CBC Holding Company, he or she will not participate in the determination of Fair Market Value Per Share. If the selling shareholder does not agree with the value determination, the selling shareholder and CBC Holding Company will engage an independent appraiser to make the determination, which is to be completed within 30 days. The determination made by the appraiser, absent fraud, will be final and binding. The selling shareholder and CBC Holding Company will bear cost of the appraisal equally.

     The closing will occur no later than the last to occur of the 60th day following the determination of the purchase price for the shares, the 60th day following the qualification of the executor or personal representative of the estate of the deceased shareholder, the 60th day following the qualification of a guardian for the property of the deceased shareholder or the 60th day following CBC Holding Company's election to purchase the shares.

     - MANAGEMENT: CBC Holding Company's board of directors will manage the business and affairs of CBC Holding Company but will refrain from taking any actions in contravention of the Shareholders Agreement and from issuing additional shares of common stock such that CBC Holding Company would lose its eligibility to be taxed pursuant to Subchapter S of the Internal Revenue Code.

     Additionally, pursuant to the Shareholders Agreement, the CBC Holding Company's board of directors intends, subject to regulatory requirements, to cause CBC Holding Company to make annual or quarterly distributions equal, on an annualized basis, to approximately the amount representing the tax liability attributable to CBC Holding Company's annual taxable income. In determining the amount of any distribution, the board of directors may take into account anticipated events which might increase or reduce the final amount of taxable income for the entire taxable year.

     CBC Holding Company will also be required to exercise its option to acquire the shares held by a deceased shareholder's estate, if the shares, upon distribution by the estate, would be owned by a person who would cause a termination of CBC Holding Company's Subchapter S status.

     - SPECIFIC ENFORCEMENT; LEGEND; ETC.: The Shareholders Agreement can be specifically enforced. Certificates evidencing the shares will bear the following legend regarding the Shareholders Agreement:

          "The Shares evidenced by this certificate are subject to and transferable only in accordance with that certain Shareholders Agreement between CBC Holding Company (the "Company") and its shareholders, dated as of __________, 2005, a copy of which is on file at the principal office of the Company. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Agreement. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Agreement."

Persons making transfers of shares are required to deliver the appropriate stock powers, but if they do not, CBC Holding Company is irrevocably appointed as attorney-in-fact to execute the necessary stock powers and to perform any other actions necessary in order to transfer the stock certificate.

     - SUBCHAPTER S CORPORATION STATUS: Each shareholder acknowledges that CBC Holding Company has elected to be treated for federal and state income tax purposes as a subchapter S corporation.

     If CBC Holding Company (by the affirmative vote of two-thirds of its directors then holding office) and the shareholders of CBC Holding Company (by the affirmative vote of two-thirds of the outstanding shares) decide to terminate the subchapter S corporation election, each shareholder will be provided a written notice of the determination. Within 60 days after delivery of the notice, each shareholder agrees (if requested) to deliver a consent (in such form as may be required to comply with applicable income tax rules and regulations) to the revocation to CBC Holding Company.

     If CBC Holding Company's status as a subchapter S corporation is terminated inadvertently and CBC Holding Company and any shareholder desire that the subchapter S corporation election be continued, everyone agrees to use their best efforts to obtain a waiver of the terminating event from the Internal Revenue Service. If a shareholder causes a terminating event to occur, the shareholder will bear the expense of procuring the waiver, including the legal, accounting and tax costs of taking such steps.

     Each shareholder agrees to cause any trust which may be holding the shareholder's shares to be maintained as a permissible shareholder.

     To avoid increasing the number of shareholders as a result in a change in the marital status of a shareholder, each shareholder agrees, if his or her shares are owned as husband and wife (whether jointly or individually) and if the individuals are no longer husband and wife, that the shares will be held by only one of the two spouses.

     Each shareholder agrees to take all actions that may be required by any state in which CBC Holding Company does business to ensure recognition of CBC Holding Company's subchapter S corporation status. Additionally, in the event CBC Holding Company elects or is required to make any payment on behalf of a shareholder, such as a tax payment, each shareholder agrees the amount of the payment shall be treated as a non-interest bearing loan. The loan shall be repaid by charging against and reducing the amount of any subsequent distribution due to the affected shareholder.

     Each shareholder agrees to indemnify and hold CBC Holding Company and each other shareholder harmless from and against all loss arising out of any violation of the Shareholders Agreement by the indemnifying shareholder.

     - AMENDMENT. Except for the vote required to extend the term of the Shareholders Agreement, neither the Shareholders Agreement nor any provision to the Shareholders Agreement may be waived, modified, amended or terminated except by a written agreement approved by CBC Holding Company, by the affirmative vote of at least two-thirds of its directors then holding office, and by the shareholders of CBC Holding Company, by affirmative vote of at least two-thirds of the then issued and outstanding shares of CBC Holding Company.

     - TERMINATION. The Shareholders Agreement terminates on the earlier to occur of the effective time that an agreement providing for termination of the Shareholders Agreement is signed by CBC Holding Company (authorized by the affirmative vote of two-thirds of its directors then holding office) and by its shareholders, by the affirmative vote of at least two-thirds of the then-issued and outstanding shares of CBC Holding Company or at the effective time of a registration statement filed by CBC Holding Company with the Securities and Exchange Commission with respect to a public offering of CBC Holding Company's common stock.

     - ENFORCEMENT COSTS. Should any party be required to engage legal counsel to enforce or prevent the breach of any of the provisions of the Shareholders Agreement, then the prevailing party in the action will be entitled to be reimbursed by the other party for all costs and expenses incurred by the prevailing party.

     - SEPARATE COUNSEL. By signing the Shareholders Agreement, each shareholder acknowledges that he or she has had the opportunity to obtain separate legal counsel and advice regarding the Shareholders Agreement and that he or she has read and understands the Shareholders Agreement.

SOURCE OF FUNDS AND EXPENSES

     We estimate that approximately $4 million will be required to pay for the shares of CBC Holding Company common stock exchanged for cash in the reorganization. We intend to fund the reorganization with existing working capital of CBC Holding Company and possibly supplementing that with the issuance of trust preferred securities. None of the net funds required for the reorganization will be received from Community Banking Company of Fitzgerald.

     Pursuant to our commitment letter from StoneCastle Securities, LLC, dated August 23, 2005, certain material terms for obtaining funds from the issuance of trust preferred securities include a 1% placement fee, 30 year maturity, 5 year call provision, reimbursement of CBC Holding Company's expenses, and the following pricing alternatives: floating coupon at 3-month LIBOR plus 1.75%; fixed rate coupon at 6.23% for the first five years and 3-month LIBOR plus 1.75% thereafter; or fixed rate coupon at 6.65% for the first ten years and 3-month LIBOR plus 1.75% thereafter.


     CBC Holding Company will also pay all of the expenses related to the reorganization from existing working capital. We estimate that the expenses of the reorganization will be as follows:

          SEC filing fees      500
          Legal fees        35,000
          Accounting fees   15,000
          Appraisal fees     2,500
          Printing costs     5,600

               Total       $58,600
                           =======

PRO FORMA EFFECT OF THE REORGANIZATION PLAN

     See "Special Factors-Pro Forma Effect of the Reorganization Plan" on page 21 for illustrations of the pro forma effect of the reorganization plan on CBC Holding Company's ____________, 2005 and December 31, 2004 financial statements.

EFFECTIVE TIME OF THE REORGANIZATION

     The reorganization will be effective when we file the articles of merger of Interim with and into CBC Holding Company with the Georgia Secretary of State. We expect that the effective time of the reorganization will be on or before December 31, 2005, but it cannot occur until we receive shareholder approval of the reorganization. Upon the effective time of the reorganization, specified shares of CBC Holding Company common stock will be converted to cash as described below.

CASH CONVERSION OF CBC HOLDING COMPANY COMMON STOCK

     Since only eligible persons may be shareholders of a subchapter S corporation and a subchapter S corporation may only have 100 shareholders, some shares of CBC Holding Company common stock will be converted to the right to receive $17.80 per share in cash in the reorganization. The board determined that the fair value of CBC Holding Company's common stock before the reorganization is $17.80 per share. The board based its determination on the factors described under "SPECIAL FACTORS-Reasons for the Reorganization" on page 11 and "-Recommendation of the Board of Directors; Fairness of the Reorganization Plan" on page 21.

     Each share of CBC Holding Company common stock held of record, or beneficially in the case of shares held in street name, immediately prior to the effective time of the reorganization by the following shareholders will be converted into the right to receive $17.80 in cash unless you are:

     - a shareholder who is eligible to be a subchapter S corporation shareholder; and

     - a shareholder who signs and delivers the CBC Holding Company Shareholders Agreement and S-Corporation Election Form to CBC Holding Company on or before ____________, 2005; and

     - a shareholder who, together with any of your family members electing to be treated as a single shareholder, pursuant to Section 1361(c)(1) of the Internal Revenue Code (an "Electing Family Group"), is one of the 70 Electing Family Groups collectively holding the most shares of common stock of CBC Holding Company (the "Qualifying Family Groups") OR an employee of CBC Holding Company (or its subsidiary) OR an emeritus director of CBC Holding Company.

     All other outstanding shares of CBC Holding Company common stock will remain outstanding after the effective time of the reorganization.

     SHAREHOLDERS WHO ARE NOT ELIGIBLE SUBCHAPTER S CORPORATION SHAREHOLDERS.
If you own any shares of CBC Holding Company common stock indirectly through an entity or person who is not eligible to be a subchapter S corporation shareholder (for example, a corporation, limited liability company, partnership or IRA), those shares will be converted to cash in the reorganization unless those shares are transferred to an eligible subchapter S corporation shareholder prior to the effective time of the reorganization. For example, if you are an eligible subchapter S corporation shareholder, you may choose to transfer shares owned indirectly through a corporation or partnership that you control to your own name to prevent the shares from being converted to cash in the reorganization. To transfer shares of CBC Holding Company common stock, the certificate(s) representing the shares must be delivered to CBC Holding Company along with written instructions from the record holder of the shares directing the transfer of the shares. The certificate(s) and the transfer instructions should be delivered to:

                               CBC Holding Company
                             102 West Roanoke Drive
                           Fitzgerald, Georgia  31750

     SHARES HELD IN STREET NAME. If you hold any shares of CBC Holding Company common stock in street name (i.e., through a broker), we will look through the broker to the beneficial owner to determine the total number of shares held by the beneficial owner and whether the beneficial owner is a Georgia resident and an eligible subchapter S corporation shareholder. The beneficial owner of the shares must sign and return the Shareholders Agreement and S-Corporation Election Form to CBC Holding Company in order to remain a shareholder after the reorganization.

     SHAREHOLDERS NOT IN QUALIFYING FAMILY GROUPS. If you are neither a member of one of the 70 Qualifying Family Groups nor an employee or emeritus director of CBC Holding Company or its subsidiary, your shares of CBC Holding Company common stock will be converted to cash in the reorganization as described above. If you are neither a member of one of the 70 Qualifying Family Groups nor an employee or emeritus director of CBC Holding Company or its subsidiary and wish to remain a CBC Holding Company shareholder after the reorganization, your Electing Family Group must purchase additional shares of CBC Holding Company common stock prior to the effective time of the reorganization. If, after purchasing additional shares your Electing Family Group is a Qualifying Family Group, your shares will not be converted to cash if you are otherwise eligible to remain a shareholder of CBC Holding Company after the reorganization. To obtain information regarding purchasing additional shares in the open market, please contact George Ray at (229) 423-4321. CBC Holding Company will not receive any compensation from or pay any compensation to any broker in connection with any such referral.

     DELIVERY OF SHAREHOLDERS AGREEMENT AND S-CORPORATION ELECTION FORM. Notwithstanding any other provision of the reorganization plan, all shares of CBC Holding Company common stock held immediately prior to the effective time of the reorganization by any shareholder that does not sign and return the CBC Holding Company Shareholders Agreement (Appendix B) and S-Corporation Election
                                        ----------
Form (Appendix C) to CBC Holding Company at or before 5:00 p.m. on ____________,
      ----------
2005 will be converted to cash in the reorganization as described above, unless the board of directors of CBC Holding Company, at its sole discretion, accepts those documents after such time. As a result, if you transfer any shares after ____________, 2005 to anyone that did not deliver a Shareholders Agreement and S-Corporation Form to CBC Holding Company prior to ____________, 2005, the transferee may receive cash for those shares in the reorganization unless CBC Holding Company, in its sole discretion, accepts those documents from the transferee after ____________, 2005.

     We estimate that the number of shares outstanding after the reorganization will be approximately 511,869. The exact change in the number of outstanding shares will depend on the number of shares converted to cash in the reorganization. The reorganization will not materially alter voting rights and other rights of shareholders, other than as a result of the payment of cash in the reorganization.

INTERIM COMMON STOCK

     Each outstanding share of Interim common stock shall be cancelled upon the effective time of the reorganization.

EXCHANGE OF CBC HOLDING COMPANY STOCK CERTIFICATES

     Holders of shares of CBC Holding Company common stock that will remain outstanding after the reorganization will be required to deliver their certificate(s) evidencing their shares to CBC Holding Company to be exchanged for a new certificate(s), which contains appropriate legends regarding transfer restrictions on the shares. Promptly after the effective time of the reorganization, CBC Holding Company will mail to each CBC Holding Company shareholder transmittal materials and delivery instructions for exchanging certificates representing shares entitled to be converted to cash and shares which will remain outstanding after the reorganization. Until shareholders deliver their certificate(s) evidencing shares of CBC Holding Company common stock (or arrangements are made to account for lost, stolen or destroyed certificates according to CBC Holding Company's usual procedures), the shareholder:

     - will not be paid any cash, which the certificate may entitle the shareholder to receive;

     - will not be paid dividends or other distributions in respect of the shares of CBC Holding Company common stock which the certificate may entitle the shareholder to receive; rather, the dividends or distributions will be retained, without interest, for the shareholder's account until surrender of the certificate; and

     - will not be paid interest on any cash payment, which the certificate may entitle the shareholder to receive.

     After the effective time of the reorganization, each remaining CBC Holding Company shareholder will, however, be entitled to vote at any meeting of CBC Holding Company's shareholders the number of shares of CBC Holding Company common stock which the shareholder holds after the effective time of the reorganization, regardless of whether the shareholders has surrendered his or her CBC Holding Company stock certificate(s) for exchange for new a certificate(s).


                               DISSENTERS' RIGHTS

     Pursuant to the provisions of the Georgia Business Corporation Code, CBC Holding Company's shareholders have the right to dissent from the reorganization plan and to receive the fair value of their shares in cash. Holders of CBC Holding Company common stock who fulfill the requirements described below will be entitled to assert dissenters' rights.

     PRELIMINARY PROCEDURAL STEPS. Pursuant to the provisions of Article 13 of the Georgia Business Corporation Code, if the reorganization plan is consummated, you must:

     - give to CBC Holding Company, prior to the vote at the special meeting with respect to the approval of the reorganization plan, written notice of your intent to demand payment for your shares of CBC Holding Company common stock (hereinafter referred to as "shares");

     -    not vote in favor of the reorganization plan; and

     - comply with the statutory requirements summarized below. If you perfect your dissenters' rights, you will receive the fair value of your shares as of the effective time of the reorganization plan.

     You may assert dissenters' rights as to fewer than all of the shares registered in your name only if you dissent with respect to all shares beneficially owned by any one beneficial shareholder and you notify CBC Holding Company in writing of the name and address of each person on whose behalf you are asserting dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which that holder dissents and that holder's other shares were registered in the names of different shareholders.

     WRITTEN DISSENT DEMAND. Voting against the reorganization plan will not satisfy the written demand requirement. In addition to not voting in favor of the reorganization plan, if you wish to preserve the right to dissent and seek appraisal, you must give a separate written notice of your intent to demand payment for your shares if the reorganization plan is effected. Any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which his or her shares are to be voted will be deemed to have voted in favor of the reorganization plan and will not be entitled to assert dissenters' rights.

     Any written objection to the reorganization plan satisfying the requirements discussed above should be addressed to CBC Holding Company, 102 West Roanoke Drive, Fitzgerald, Georgia 31750, Attention: George M. Ray, President and Chief Executive Officer.

     If the shareholders of CBC Holding Company approve the reorganization plan at the special meeting, CBC Holding Company must deliver a written dissenters' notice (the "Dissenters' Notice") to all of its shareholders who satisfy the foregoing requirements. The Dissenters' Notice must be sent within ten (10) days after the effective time of the reorganization plan and must:

     - state where dissenting shareholders should send the demand for payment and where and when dissenting shareholders should deposit certificates for the shares;

     - inform holders of uncertificated shares to what extent transfer of these shares will be restricted after the demand for payment is received;

     - set a date by which CBC Holding Company must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the Dissenters' Notice is delivered); and

     - be accompanied by a copy of Article 13 of the Georgia Business Corporation Code.

     A record shareholder who receives the Dissenters' Notice must demand payment and deposit his or her certificates with CBC Holding Company in accordance with the Dissenters' Notice. Dissenting shareholders will retain all of the rights of a shareholder until those rights are cancelled or modified by the consummation of the reorganization plan. A record shareholder who does not demand payment or deposit his or her share certificates as required, each by the date set in the Dissenters' Notice, is not entitled to payment for his or her shares under Article 13 of the Georgia Business Corporation Code.

     Except as described below, CBC Holding Company must, within 10 days of the later of the effective time of the reorganization or receipt of a payment demand, offer to pay to each dissenting shareholder who complied with the payment demand and deposit requirements described above the amount CBC Holding Company estimates to be the fair value of the shares, plus accrued interest from the effective time of the reorganization plan. CBC Holding Company's offer of payment must be accompanied by:

     - recent financial statements of CBC Holding Company; CBC Holding Company's estimate of the fair value of the shares;

     -    an explanation of how the interest was calculated;

     - a statement of the dissenter's right to demand payment under Section 14-2-1327 of the Georgia Business Corporation Code; and

     -    a copy of Article 13 of the Georgia Business Corporate Code.

     If the dissenting shareholder accepts CBC Holding Company's offer by written notice to CBC Holding Company within 30 days after CBC Holding Company's offer, CBC Holding Company must pay for the shares within 60 days after the later of the making of the offer or the effective time of the reorganization plan.

     If the reorganization plan is not consummated within 60 days after the date set forth demanding payment and depositing share certificates, CBC Holding Company must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. CBC Holding Company must send a new Dissenters' Notice if the reorganization plan is consummated after the return of certificates and repeat the payment demand procedure described above.

     Section 14-2-1327 of the Georgia Business Corporation Code provides that a dissenting shareholder may notify CBC Holding Company in writing of his or her own estimate of the fair value of such holder's shares and the interest due, and may demand payment of such holder's estimate, if:

     - He or she believes that the amount offered by CBC Holding Company is less than the fair value of his or her shares or that CBC Holding Company has calculated incorrectly the interest due; or

     - CBC Holding Company, having failed to consummate the reorganization plan, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     A dissenting shareholder waives his or her right to demand payment under
Section 14-2-1327 unless he or she notifies CBC Holding Company of his or her demand in writing within 30 days after CBC Holding Company makes or offers payment for the dissenting shareholder's shares. If CBC Holding Company does not offer payment within 10 days of the later of the reorganization plan's effective time or receipt of a payment demand, then the shareholder may demand the financial statements and other information required to accompany CBC Holding Company's payment offer, and CBC Holding Company must provide such information within 10 days after receipt of the written demand. The shareholder may notify CBC Holding Company of his or her own estimate of the fair value of the shares and the amount of interest due, and may demand payment of that estimate.

     LITIGATION. If a demand for payment under Section 14-2-1327 remains unsettled, CBC Holding Company must commence a nonjury equity valuation proceeding in the Superior Court of Ben Hill County, Georgia, within 60 days after receiving the payment demand and must petition the court to determine the fair value of the shares and accrued interest. If CBC Holding Company does not commence the proceeding within those 60 days, the Georgia Business Corporation Code requires CBC Holding Company to pay each dissenting shareholder whose demand remains unsettled the amount demanded. CBC Holding Company is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each of them. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the fair value of such holder's shares plus interest to the date of judgment.

     The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against CBC Holding Company, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 14-2-1327. The court also may assess the fees and expenses of attorneys and experts for the respective parties against CBC Holding Company if the court finds CBC Holding Company did not substantially comply with the requirements of specified provisions of Article 13 of the Georgia Business Corporate Code, or against either CBC Holding Company or a dissenting shareholder if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Article 13 of the Georgia Business Corporate Code.

     If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should be not assessed against CBC Holding Company, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. No action by any dissenting shareholder to enforce dissenters' rights may be brought more than three years after the effective time of the reorganization plan, regardless of whether notice of the reorganization plan and of the right to dissent were given by CBC Holding Company in compliance with the Dissenters' Notice and payment offer requirements.

     This is a summary of the material rights of a dissenting shareholder and is qualified in its entirety by reference to Article 13 of the Georgia Business Corporate Code, included as Appendix D to this proxy statement. If you intend
                            ----------
to dissent from approval of the reorganization plan, you should review carefully the text of Appendix D and should also consult with your attorney. We will not
            ----------
give you any further notice of the events giving rise to dissenters' rights or any steps associated with perfecting dissenters' rights, except as indicated above or otherwise required by law.

     We have not made any provision to grant you access to any of the corporate files of CBC Holding Company, except as may be required by the Georgia Business Corporation Code, or to obtain legal counsel or appraisal services at the expense of CBC Holding Company.

     Any dissenting shareholder who perfects his or her right to be paid the "fair value" of his or her shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See "Federal Income Tax Consequences of the Reorganization Plan."

                 DESCRIPTION OF CBC HOLDING COMPANY AND INTERIM

BUSINESS OF CBC HOLDING COMPANY AND BUSINESS OF COMMUNITY BANKING COMPANY OF FITZGERALD

     CBC Holding Company was incorporated as a Georgia corporation on October 15, 1996, for the purpose of becoming a bank holding company by acquiring all of the common stock of Community Banking Company of Fitzgerald, Fitzgerald, Georgia. CBC Holding Company became a bank holding company within the meaning of the federal Bank Holding Company Act and the Georgia Bank Holding Company Act upon its acquisition of all of the common stock of Community Banking Company of Fitzgerald on October 25, 1996. The principal executive office of CBC Holding Company is located at 102 West Roanoke Drive, Fitzgerald, Georgia 31750, and the telephone number is (229) 423-4321.

     The bank's principal sources of income are interest and fees collected on loans, interest and dividends collected on investments, gains on the sale of loans, and service fees on deposit accounts. Its principal expenses are interest paid on savings, time, NOW and money market deposits, loan loss provision, employee compensation, office expenses, and other overhead expenses.

     Interim is a new Georgia corporation and wholly-owned subsidiary of CBC Holding Company that was formed solely to facilitate the reorganization.
Interim will merge with and into CBC Holding Company. CBC Holding Company will be the surviving corporation in the reorganization. Interim will have no business operations. Interim's principal office and mailing address is 102 West Roanoke Drive, Fitzgerald, Georgia 31750, and the telephone number is (229) 423-4321. George M. Ray is the sole director and the president and treasurer of Interim.

DIRECTORS AND EXECUTIVE OFFICERS OF CBC HOLDING COMPANY

     The directors and executive officers of CBC Holding Company after the reorganization will be the same as the directors and executive officers of CBC Holding Company immediately prior to the reorganization. The board of directors consists of 14 members. The shareholders of CBC Holding Company elect directors annually to serve one-year terms. Each director will continue to serve his existing term which expires in 2006.

     For each director and executive officer of CBC Holding Company, the following table sets forth the person's name, age at September 1, 2005, position with CBC Holding Company, principal occupation for the past five years, and the year the person first became a director or executive officer.

                                    Director   Positions with the Company and
Name and Age                        Since(1)   Business Experience for Last Five Years
------------                        ---------  ---------------------------------------

Sidney S. (Buck) Anderson, Jr., 70       1996  Chairman of the Board of the Company and the Bank; President
                                               and General Manager - Dixie Peanut Company

James Thomas Casper, III, 49             1996  Certified Public Accountant - Worthington Casper & Stone, CPA,
                                               PC

Charles A. (Pete) Clark, Sr. 59          1998  Chief Executive Officer and Owner - C&S Aircraft Service, Inc.;
                                               Chief Executive Officer and Owner - Ewing Dusting Services, Inc.


                                       50

                                    Director   Positions with the Company and
Name and Age                        Since(1)   Business Experience for Last Five Years
------------                        ---------  ---------------------------------------

John T. Croley, Jr., 56                  1996  Secretary and Vice Chairman of the Company and the Bank;
                                               Attorney - sole practitioner

A.B.C. (Chip) Dorminy, III, 57           1996  President - ABCD Farms, Inc.; CEO - Farmers Quality Peanut Co.
                                               and D&F Grain Co.

John S. Dunn, 61                         1996  Owner - Shep Dunn Construction

Lee Phillip Liles, 56                    1996  Agency Manager - Georgia Farm Bureau Mutual Insurance Co.

Steven L. Mitchell, 48                   1996  Tree Farmer and Co-owner - Irwin Timber Company

James A. Parrott, II, 66                 1996  Owner - Standard Supply Co. & Building Materials, Inc.

George M. Ray, 59                        1996  President & Chief Executive Officer of the Company and the Bank.

Hulin Reeves, Jr., 54                    1999  Farmer

Robert E. Sherrell, 68                   1996  Attorney - Jay, Sherrell, Smith & Braddy, P.C.

John Edward Smith, III, 57               1996  Attorney - Jay, Sherrell, Smith & Braddy, P.C.

Wyndall L. Walters, 57                   1998  President - Irwin County Motors (doing business as Fitzgerald Ford
                                               Lincoln Mercury)

__________________
(1) The Company was incorporated in October 1996. Each of these individuals also serves on the Board of Directors of the Bank.

     During the past five years, none of the above-named persons has been convicted in a criminal proceeding or has been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the above-named persons is a citizen of the United States, and the business address and telephone number for each of the above-named persons is 102 West Roanoke Drive, Fitzgerald, Georgia 31750, (229) 423-4321.

STOCK OWNERSHIP

     The following table sets forth the number and the percentage ownership of shares of CBC Holding Company common stock directly and indirectly owned by each director and executive officer of CBC Holding Company, and by all directors and executive officers as a group, as of ____________, 2005. No shares of CBC Holding Company are held, directly or indirectly, by CBC Interim Corporation. The address for each person named in the table is 102 West Roanoke Drive, Fitzgerald, Georgia 31750. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which is the power to vote or to direct the voting of such security, or "investment power" which is the power to dispose or to direct the disposition of such security. The number of shares indirectly owned also includes any shares the person has the right to acquire within the next 60 days. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his or her shares.

                                  NUMBER     PERCENT
NAME                             OF SHARES   OF CLASS  NATURE OF BENEFICIAL OWNERSHIP(1)
-------------------------------  ---------  ---------  ---------------------------------
Sidney S. (Buck) Anderson, Jr.     106,501     14.55%

James Thomas Casper, III            11,130      1.52%  105 shares are held by Mr. Casper's daughter.

Charles A. (Pete) Clark, Sr.        11,355      1.55%  551 shares are held jointly by Mr. Clark and his son.

John T. Croley, Jr.                 27,562      3.42%  1,281 shares are held by Mr. Croley for the benefit of his son; 1,281 shares are held by Mr. Croley for the benefit of his grandchildren.

A.B.C. (Chip) Dorminy, III          34,286      4.68%  11,025 shares are held by ABCD Farms, Inc. of which
                                                       Mr. Dorminy is President; 10,473 are held by Mr. Dorminy's wife; 4,410 shares are held in the Emma Myrtice Dorminy
                                                       Trust.

John S. Dunn                         5,512      0.75%

Lee Phillip Liles                    5,925      0.81%

Steven L. Mitchell                   7,626      1.04%  1,717 shares are held by Mr. Mitchell as custodian for his daughter; 2,602 shares are held by Mr. Mitchell as custodian for his son.

James A. Parrott, II                 8,378      1.14%  110 shares are held by Mr. Parrott's spouse.

George M. Ray(2)                     6,063      0.83%

Hulin Reeves, Jr.                    6,756      0.92%  771 shares are held by the Estate of Joy Reeves.

Robert E. Sherrell                  13,450      1.84%

John Edward Smith, III               2,756      0.38%

Wyndall L. Walters                   3,169      0.43%

ALL DIRECTORS AND EXECUTIVE
OFFICERS, AS A GROUP               250,469      34.2%

__________________
(1) This column separately describes only those shares of common stock "beneficially owned" which are not held by the reporting person directly or jointly with his spouse.
(2)  Mr. Ray is also an executive officer of the Company.

     The percentage of shares beneficially owned by the directors and executive officers of CBC Holding Company after the reorganization plan takes effect will depend on the actual number of shares converted to cash in the reorganization. Assuming an aggregate of 220,008 shares, including approximately 6,063 shares held by the directors and executive officers in IRAs, are converted to cash in the reorganization, the directors and executive officers will directly or indirectly own an aggregate of approximately 244,406 shares, or 47.7%, of CBC Holding Company's outstanding common stock after the reorganization.

RECENT AFFILIATE TRANSACTIONS

     During the past two years the following directors and executives officers of CBC Holding Company have purchased or sold shares of CBC Holding Company as set forth below:

                          Number
                        of shares      Purchase/Sales
        Name         Purchased/(Sold)       Price       Date Purchased
-------------------  ----------------  ---------------  --------------
S.S. Anderson, Jr.             16,537  $         12.25         9/05/03
Lee Phillip Liles                 413  $         10.59        10/21/03
Wyndall L. Waters                 413  $         10.59        10/21/03
Hulin Reeves, Jr.                 413  $         10.59        10/21/03
A.B.C. Dorminy, III               110  $         13.50        12/13/04

MARKET FOR COMMON STOCK

     There is only a limited trading market for CBC Holding Company's common stock, and we expect that the trading market for CBC Holding Company common stock will remain limited after the reorganization. Additionally, we will not take any steps to cause the shares of CBC Holding Company common stock to become eligible for trading on an automated quotation system operated by a national securities association. CBC Holding Company will not be required to file reports under Section 15(d) of the Securities Exchange Act, and its common stock will not be registered under Section 12(g) of the Securities Exchange Act.

DESCRIPTION OF COMMON STOCK

     The articles of incorporation of CBC Holding Company will not change as a result of the reorganization. CBC Holding Company's articles of incorporation provide for 10,000,000 authorized shares of common stock, $1.00 par value.

     As of the record date, 731,904 shares of CBC Holding Company common stock were issued and outstanding. We estimate that the number of shares of CBC Holding Company common stock outstanding after the reorganization will be approximately 511,896. The exact change in the number of outstanding shares will depend on the number of shares that shareholders exchange for cash.

     The rights of CBC Holding Company shareholders will be governed by the Georgia Business Corporation Code and CBC Holding Company's articles of incorporation and bylaws. Neither CBC Holding Company's articles of incorporation nor its bylaws provide specific approval requirements for business combinations or reorganizations. As a result, these transactions will be governed by the Georgia Business Corporation Code, which generally requires approval by the holders of a majority of the outstanding shares.

     Generally, we may issue additional shares of CBC Holding Company common stock without regulatory or shareholder approval, and common stock may be issued for cash or other property. CBC Holding Company common stock will not be subject to liability for further calls or assessments by CBC Holding Company and will not be subject to any redemption, sinking fund or conversion provisions.

     The holders of shares of CBC Holding Company common stock will be entitled to dividends and other distributions as and when declared by the board of directors out of legally available assets. CBC Holding Company may pay dividends in cash, property or shares of common stock, unless CBC Holding Company is insolvent or the dividend payment would render it insolvent.

     Holders of CBC Holding Company common stock will be entitled to one vote per share on all matters requiring a vote of shareholders, including the election of directors. Holders of non-voting common stock will not be entitled to vote on any matter except as provided in the Georgia Business Corporation Code.

     CBC Holding Company's articles of incorporation contain indemnification provisions that require it to indemnify under specified circumstances persons who are parties to any civil, criminal, administrative or investigative action, suit or proceeding, by reason of the fact that the person was or is a director or officer of CBC Holding Company. Except as noted below, these persons would be indemnified against expenses (including, but not limited to, attorneys' fees and court costs) and judgments, fines, and amounts paid in settlement, actually and reasonably incurred by them. These persons may also be entitled to have CBC Holding Company advance funds for expenses prior to the final disposition of the proceeding, upon their undertaking to repay CBC Holding Company if it is ultimately determined that they are not entitled to indemnification. In general, CBC Holding Company will indemnify a director or officer if the board of directors determines the individual acted in a manner he or she believed in good faith to be in or not opposed to the best interests of CBC Holding Company and, in the case of a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

     CBC Holding Company's articles of incorporation, subject to exceptions, also eliminate the potential personal liability of a director for monetary damages to the shareholders of CBC Holding Company for breach of a duty as a director. There is no elimination of liability for:

     - A breach of duty involving appropriation of a business opportunity of CBC Holding Company;

     - An act or omission not in good faith or involving intentional misconduct or a knowing violation of law;

     - A transaction from which the director derives an improper material tangible personal benefit; or

     - As to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code.

These provisions of the articles of incorporation do not eliminate or limit the right of a shareholder to seek injunctive or other equitable relief not involving monetary damages.

DIVIDEND POLICY

     The holders of shares of CBC Holding Company common stock will be entitled to dividends and other distributions as and when declared by the board of directors out of assets legally available therefor. Dividends may be paid in cash, property or shares of common stock unless CBC Holding Company is insolvent or the dividend payment would render it insolvent. During the past two years, CBC Holding Company paid dividends in the amount of $.10 per share in 2003 and 2004. In connection with the subchapter S corporation election, we intend to distribute enough of our earnings to enable shareholders to pay their tax obligations on the shares of CBC Holding Company common stock, subject to regulatory restrictions.

     Our ability to pay cash dividends and other distributions is influenced, and in the future could be further influenced, by bank regulatory policies or agreements and by capital guidelines. Accordingly, the actual amount and timing of future dividends and other distributions, if any, will depend upon, among other things, future earnings, the financial condition of Community Banking Company of Fitzgerald and CBC Holding Company, the amount of cash on hand at the holding company level, outstanding debt obligations and limitations on the payment of dividends on any debt obligations, and the requirements imposed by regulatory authorities.

LEGAL PROCEEDINGS

     There are no material pending proceedings to which CBC Holding Company is a party or to which any of its properties are subject; nor are there material proceedings known to CBC Holding Company to be contemplated by any governmental authority; nor are there material proceedings known to CBC Holding Company, pending or contemplated, in which any director, officer or affiliate or any principal shareholder of CBC Holding Company, or any associate of the foregoing, is a party or has an interest adverse to CBC Holding Company.

ADDITIONAL INFORMATION

     CBC Holding Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC's public reference facility located in Room 1580, 100 F Street, N.E., Washington, D.C. 20549, telephone (202) 551-8090. Copies of these reports and other information can also be obtained by mail from the SEC at the address above, via telephone at 1-800-SEC-0330, or via the SEC's website at HTTP://WWW.SEC.GOV.

     The Securities and Exchange Commission allows CBC Holding Company to "incorporate by reference" information into this proxy statement, which means that we may disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement.

     This proxy statement incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about us and our business.

CBC HOLDING COMPANY SECURITIES AND EXCHANGE
COMMISSION FILINGS (FILE NO. 0-18488)
Annual Report on Form 10-KSB                  For this fiscal year ended December 31, 2004

Quarterly Reports on Form 10-QSB              For the fiscal quarters ended March 31, 2005 and
                                              June 30, 2005

     If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits except those that we have specifically incorporated by reference in this proxy statement. Shareholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from us at the following address:

                                  George M. Ray
                     Community Banking Company of Fitzgerald
                             102 West Roanoke Drive
                           Fitzgerald, Georgia  31750
                                 (229) 423-4321

     If you would like to request documents, please do so by ____________, 2005 to receive them before the meeting.

     You should rely only on the information contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement or in any of the materials that have been incorporated by reference into this document. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. This proxy statement is dated ____________, 2005. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to shareholders nor the issuance of CBC Holding Company common stock in the reorganization creates any implication to the contrary.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following historical financial data is derived from, and qualified by reference to, CBC Holding Company's Consolidated Financial Statements and the Notes thereto included in its Annual Report on Form 10-KSB for the year ended December 31, 2004 and its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005. You should read the selected financial data set forth below in conjunction with the foregoing financial statements and notes and in the context of "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the annual and quarterly reports listed above. [THE PORTIONS OF OUR ANNUAL AND QUARTERLY REPORTS DESCRIBED ABOVE ARE ATTACHED AS APPENDICES E AND F TO THIS PROXY STATEMENT. ]
------------------

                                                       Year Ended December 31,
                                                    ---------------------------
                                                        2004          2003
                                                    ------------  -------------
            Net interest income                     $ 2,930,567      2,634,889
            Provision for loan losses                  (240,000)      (356,500)
            Other income                                589,442        569,728
            Other expense                            (2,329,633)    (2,176,620)
            Income taxes                               (270,772)      (187,104)
            Net earnings                            $   679,604        484,393

            PER COMMON SHARE
            Basic earnings per share                $      0.93           0.66
            Diluted earnings per share                     0.93           0.66
            Cash dividends declared                        0.10           0.10
            Book value                              $     13.31          12.55

            AT YEAR END
            Loans, net                              $52,307,997     51,991,189
            Earning assets                           14,135,857     13,142,042
            Assets                                   84,493,850     83,797,268
            Deposits                                 74,444,918     74,319,181
            Shareholders' equity                    $ 9,742,174      9,186,804
            Common shares outstanding                   731,904        731,904

            AVERAGE BALANCES
            Loans                                    53,167,000     51,947,000
            Earning assets                           21,007,000     19,674,000
            Assets                                   80,659,000     77,794,000
            Deposits                                 61,502,000     59,874,000
            Shareholders' equity                      9,381,000       9,013,00
            Weighted average shares outstanding         731,904        731,904

            KEY PERFORMANCE RATIOS
            Return on average assets                      .0084          .0062
            Return on average shareholders' equity        .0724          .0537
            Dividend payout ratio                         .1076          .1510
            Average equity to average assets              .1163          .1158
            Ratio of earnings to fixed charges

                                                          For the Six Months
                                                             Ended June,
                                                     -------------------------
                                                         2005         2004
                                                     ------------  -----------
            Net interest income                      $ 1,588,913    1,410,683
            Provision for loan losses                   (120,000)    (120,000)
            Other income                                 307,774      276,070
            Other expense                             (1,238,213)  (1,169,073)
            Income taxes                                (174,199)    (109,035)
            Net earnings (loss)                      $   364,275      288,645

            PER COMMON SHARE
            Basic earnings per share                 $      0.50         0.39
            Diluted earnings per share                      0.50         0.39
            Cash dividends declared                         0.10         0.10
            Book value                               $     13.68        12.75

            AT PERIOD END
            Loans, net                               $55,324,712   54,621,707
            Earning assets                            16,081,087   13,295,746
            Assets                                    84,493,580   79,611,589
            Deposits                                  74,225,129   69,969,937
            Shareholders' equity                     $10,012,816    9,336,267
            Common shares outstanding                    731,904      731,904

            AVERAGE BALANCES
            Loans                                    $53,294,820   51,770,106
            Earning assets                            77,473,425   75,248,925
            Assets                                    84,312,583   81,695,869
            Deposits                                  74,138,890   72,189,888
            Shareholders' equity                     $ 9,833,896    9,229,552
            Weighted average shares outstanding          731,904      731,904

            KEY PERFORMANCE RATIOS
            Return on average assets (annualized)          .0086        .0071
            Return on average shareholders' equity
              (annualized)                                 .0741        .0625
            Dividend payout ratio
            Average equity to average assets               .1166        .1129
            Ratio of earnings to fixed charges

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma consolidated balance sheet as of June 30, 2005 (the "Pro Forma Balance Sheet"), and the unaudited pro forma consolidated statements of operations for the six months ended June 30, 2005, and for the year ended December 31, 2004 (collectively, the "Pro Forma Statements of Operations"), show the pro forma effect of the reorganization. Pro forma adjustments to the Pro Forma Balance Sheet are computed as if the reorganization occurred at June 30, 2005, while the pro forma adjustments to the Pro Forma Statements of Operations are computed as if the reorganization were consummated on January 1, 2004, the earliest period presented. The following financial statements do not reflect any anticipated cost savings that may be realized by CBC Holding Company after consummation of the reorganization.

     The pro forma information does not purport to represent what CBC Holding Company's results of operations actually would have been if the reorganization had occurred on January 1, 2004.

                                                   CBC HOLDING COMPANY
                                          PRO FORMA CONSOLIDATED BALANCE SHEET
                                                      JUNE 30, 2005
                                                       (UNAUDITED)
                                                       (THOUSANDS)

------------------------------------------------------------------------------------------------------------------------

                                                              CBC Holding Co.                                 Pro Forma
                                                                Historical           Pro Forma  Adjustments   Combined
                                                             -----------------       ---------  -----------  -----------

                                                                                       Debit      Credit
                                                                                     ---------  -----------
ASSETS
Cash and due from banks                                      $          2,079   (2)                     100  $    2,424
                                                                                (3)        445
Federal funds sold                                                      6,698   (1)                     500       6,198
    Cash and cash equivalents                                           8,777                                     8,777
Securities                                                             16,082                                    16,082
Loans (net)                                                            55,325                                    55,325
Goodwill                                                                1,668                                     1,668
Premises and equipment                                                  2,028                                     2,028
Other assets                                                              743                                       743
                                                             -----------------                               -----------
        Total assets                                         $         84,623                                $   84,468
                                                             =================                               ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
    Non-interest bearing                                     $          9,338                                $    9,338
    Interest bearing                                                   64,888                                    64,888
                                                             -----------------                               -----------
    Total deposits                                                     74,226                                    74,226

Accrued expenses and other liabilities                                    384                                       384
Other borrowed funds                                                        -   (1)                   3,500       3,500
                                                             -----------------                               -----------
        Total liabilities                                              74,610                                    78,110

Shareholders' equity:
Common stock                                                              732   (1)        220                      512
Additional paid-in capital                                              6,816   (1)      3,780                    3,036
Retained earnings                                                       2,488   (2)        100                    2,833
                                                                                (3)                     445
Accumulated other comprehensive income (loss)                             (23)                                      (23)
                                                             -----------------                               -----------
        Total shareholders' equity                                     10,013                                     6,358
                                                             -----------------                               -----------

        Total liabilities and equity                         $         84,623                                $   84,468
                                                             =================                               ===========

(1)  Assumes the purchase of 220,035 shares
(2) Cost of the transaction including $100,000 in filing, legal and other fees
(3)  Effect of tax savings from S-Corp election

Shares outstanding (common)                                           731,904                                   511,869
Book value per common equivalent share                       $          13.68                                $    12.58
                                                             =================                               ===========

See accompanying notes to pro forma consolidated financial statements.

                                              CBC HOLDING COMPANY
                           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                     FOR THE SIX MONTHS ENDED JUNE 30, 2005
                                                  (UNAUDITED)
                                                  (THOUSANDS)


                                                          CBC Holding Co.
                                                             Historical      Pro Forma Adjustments   Pro Forma
                                                          ----------------  -----------------------  ----------
Interest income                                           $          2,253                           $    2,253
Interest expense                                                       664                                  664
                                                          ----------------                           ----------
    Net interest income                                              1,589                                1,589

Provision for loan losses                                              120                                  120
Other income                                                           308                                  308
Other expense                                                        1,238                                1,238
                                                          ----------------                           ----------
    Earnings before taxes                                              539                                  539
    Income tax expense                                                 174                    (174)           -

    Net earnings                                          $            365                           $      539
                                                          ================                           ==========

The proposed transaction would not have an effect on the historical statement of operations of the Company as all transaction costs would be financed with existing non-interest bearing cash.

Basic earnings per share                                  $           0.50                           $     1.05
Diluted earnings per share                                $           0.50                           $     1.05

See accompanying notes to pro forma consolidated financial statements.

                                              CBC HOLDING COMPANY
                                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                     FOR THE YEAR ENDED DECEMBER 31, 2004
                                                  (UNAUDITED)
                                                  (THOUSANDS)


                                                          CBC Holding Co.
                                                             Historical     Pro Forma Adjustments   Pro Forma
                                                          ----------------  ----------------------  ----------
Interest income                                           $          4,070                          $    4,070
Interest expense                                                     1,140                               1,140
                                                          ----------------                          ----------
    Net interest income                                              2,930                               2,930

Provision for loan losses                                              240                                 240
Other income                                                           589                                 589
Other expense                                                        2,330                               2,330
                                                          ----------------                          ----------
    Earnings before taxes                                              949                                 949
    Income tax expense                                                 271                   (271)           -

    Net earnings                                          $            678                          $      949
                                                          ================                          ==========

The proposed transaction would not have an effect on the historical statement of operations of the Company as all transaction costs would be financed with existing non-interest bearing cash.

Basic earnings per share                                  $           0.93                          $     1.85
Diluted earnings per share                                $           0.93                          $     1.85

See accompanying notes to pro forma consolidated financial statements.

                               CBC HOLDING COMPANY
              NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS



(1) The unaudited pro forma consolidated balance sheet as of June 30, 2005 and consolidated statements of operations for the year ended December 31, 2004 and for the six months ended June 30, 2005 have been prepared based on the historical consolidated balance sheets and statements of operations, which give effect to the Reclassification as if it had occurred on the earliest date presented.

(2) In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are normal and recurring nature.

                                   APPENDIX A
                                   ----------

                      AGREEMENT AND PLAN OF REORGANIZATION

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Plan of Reorganization") is made and entered into as of the ____ day of _______________, 2005, by and between CBC Holding Company (the "Company"), a bank holding company organized under the laws of the State of Georgia, and CBC Interim Corporation ("Interim"), a Georgia corporation.

                                   WITNESSETH

     WHEREAS, the Company and Interim have determined that in order to effect a reorganization and recapitalization of the Company resulting in the suspension of its duties to file reports with the Securities and Exchange Commission and its election as a Subchapter S Corporation, the Company should cause Interim to be organized as a Georgia corporation for the sole purpose of merging with and into the Company, with the Company being the surviving corporation;

     WHEREAS, in connection with the reorganization, the Company will elect to be taxed in accordance with the provisions of Subchapter S of the Internal Revenue Code (the "Code");

     WHEREAS, the authorized capital stock of the Company consists of: (a) 10,000,000 shares of common stock ("Company Common Stock"), $1.00 par value, of which 731,904 shares are issued and __________ shares are outstanding;

     WHEREAS, the authorized capital stock of Interim consists of 1,000 shares of common stock ("Interim Common Stock"), $0.01 par value, of which 100 shares are issued and outstanding;

     WHEREAS, the respective Boards of Directors of the Company and Interim deem it advisable and in the best interests of the Company and Interim and their respective shareholders that Interim be merged with and into the Company;

     WHEREAS, the respective Boards of Directors of the Company and Interim, by resolutions duly adopted, have approved and adopted this Plan of Reorganization and directed that it be submitted to the respective shareholders of the Company and Interim for their approval; and

     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained, and for the purpose of stating the method, terms and conditions of the merger provided for herein, the mode of carrying the same into effect, the manner and basis of converting and exchanging the shares of Company Common Stock and Interim Common Stock as hereinafter provided, and such other provisions relating to the reorganization and merger as the parties deem necessary or desirable, the parties hereto agree as follows:

                                    SECTION 1
                                 REORGANIZATION
                                 --------------

     Pursuant to the applicable provisions of Georgia law, Interim shall be merged with and into the Company (the "Reorganization") to facilitate the Company's ability to elect to be taxed as a Subchapter S Corporation. The Company shall be the survivor of the merger (the "Surviving Corporation"). The Reorganization shall be effective as of the date (the "Effective Date") specified in the certificate of merger to be issued by the Georgia Secretary of State. Immediately following the Effective Date, the Company shall elect to be taxed as a Subchapter S Corporation in accordance with Section 1362(a)(1) of the Code.

                                    SECTION 2
                  LOCATION, ARTICLES AND BYLAWS, AND MANAGEMENT
                  ---------------------------------------------

     On the Effective Date:

     (a) The principal office of the Surviving Corporation shall be located at 102 West Roanoke Drive, Fitzgerald, Georgia 31750, or such other location where the Company is located on the Effective Date of the Reorganization.

     (b) The Articles of Incorporation and Bylaws of the Surviving Corporation shall be the same Articles of Incorporation and Bylaws of the Company as are in effect on the Effective Date of the Reorganization.

     (c) The directors and officers of the Surviving Corporation shall be as follows:

          Sidney S. (Buck) Anderson, Jr.    Steven L. Mitchell
          James Thomas Casper, III          James A. Parrott, II
          Charles A. (Pete) Clark, Sr.      George M. Ray
          John T. Croley, Sr.               Hulin Reeves, Jr.
          A.B.C. (Chip) Dorminy, III        Robert E. Sherrell
          John S. Dunn                      John Edward Smith, III
          Lee Phillip Liles                 Wyndall L. Walters

          All such directors and officers of the Surviving Corporation shall serve until their respective successors are elected or appointed pursuant to the Bylaws of the Surviving Corporation.

                                    SECTION 3
               EXISTENCE, RIGHTS, DUTIES, ASSETS, AND LIABILITIES
               --------------------------------------------------

     (a) As of the Effective Date of the Reorganization, the existence of the Company shall continue in the Surviving Corporation.

     (b) As of the Effective Date of the Reorganization, the Surviving Corporation shall have, without further act or deed, all of the properties, rights, powers, trusts, duties and obligations of the Company and Interim.

     (c) As of the Effective Date of the Reorganization, the Surviving Corporation shall have the authority to engage only in such businesses and to exercise only such powers as are provided for in the Articles of Incorporation of the Surviving Corporation, and the Surviving Corporation shall be subject to the same prohibitions and limitations to which it would be subject upon original incorporation, except that the Surviving Corporation may engage in any business and may exercise any right that the Company or Interim could lawfully have exercised or engaged in immediately prior to the Effective Date of the Reorganization.

     (d) No liability of the Company or Interim or of any of their shareholders, directors or officers shall be affected by the Reorganization, nor shall any lien on any property of the Company or Interim be impaired by the Reorganization. Any claim existing or any action pending by or against the Company or Interim may be prosecuted to judgment as if the Reorganization had not taken place, or the Surviving Corporation may be substituted in place of the Company or Interim.

                                    SECTION 4
                    EFFECT OF MERGER ON INTERIM SHAREHOLDERS
                    ----------------------------------------

     Each share of Interim Common Stock outstanding immediately prior to the Effective Date of the Reorganization shall be cancelled and shall no longer be outstanding.

                                    SECTION 5
          MANNER AND BASIS OF CONVERTING SHARES OF COMPANY COMMON STOCK
          -------------------------------------------------------------

     (a) Conversion of Shares. The shares of Company Common Stock that are outstanding on the Effective Date of the Reorganization, excluding those shares of Company Common Stock held by shareholders who have perfected dissenters' rights of appraisal under the applicable provisions of the Georgia Business Corporation Code, O.C.G.A. Sec. 14-2-1301 et seq. (the "Dissenters' Rights Provisions"), shall be converted or retained as follows:

          (1) Each share of the Company Common Stock which is held of record or beneficially by a the Company shareholder who is not eligible under the Code to be a shareholder of a Subchapter S Corporation will, by virtue of the Reorganization and without any action on the part of the shareholder, be converted into the right to receive cash, payable by the Surviving Corporation, in the amount of $_____ per share of the Company Common Stock.

          (2) Each share of the Company Common Stock which is held of record or beneficially by a shareholder who is eligible to be a shareholder of a Subchapter S Corporation but who fails to sign and deliver the Shareholders Agreement attached hereto as Exhibit A (the "Shareholders Agreement") and the Form 2553 attached hereto as Exhibit B (the "Form 2553") relating to the Company's Subchapter S Corporation Election, as required by Section 5(f) hereunder, will, by virtue of the Reorganization and without any action on the part of the shareholder, be converted into the right to receive cash, payable by the Surviving Corporation, in the amount of $_____ per share of the Company Common Stock.

          (3) Each share of the Company Common Stock which is held of record or beneficially by a the Company shareholder who is not a resident of the state of Georgia will, by virtue of the Reorganization and without any action on the part of the shareholder, be converted into the right to receive cash, payable by the Surviving Corporation, in the amount of $_____ per share of the Company Common Stock.

          (4) Each share of the Company Common Stock held of record by a shareholder who is the record holder of fewer than __________ shares of the Company Common Stock, except for any shares held of record by any shareholder who, together with his or her spouse, collectively holds of record at least __________ shares of the Company Common Stock, shall be converted into the right to receive cash, payable by the Surviving Corporation, in the amount of $_____ per share of the Company Common Stock.

     (c) Remaining Shares of the Company Common Stock. All other shares of the Company Common Stock outstanding immediately prior to the Effective Date shall remain outstanding after the Effective Date.

     (d) Rights of Former Company Shareholders. As of the Effective Date of the Reorganization, each certificate theretofore representing one or more outstanding shares of the Company Common Stock which shall be converted to cash pursuant to Section 5(a) hereunder shall be deemed for all corporate purposes to evidence only the right to receive cash in accordance with this Plan of Reorganization.

     (e) Election Form and Shareholders Agreement. Notwithstanding any other provisions of this Section 5, any shareholder who is eligible to be a shareholder of a Subchapter S Corporation and who does not want his or her shares of the Company Common Stock converted to cash pursuant to Section 5(a)(2) must deliver the following signed and completed documents to the Company prior to 5:00 p.m. on _______________, 2005 (the "Delivery Date"):

          (1)     Shareholders  Agreement  (Exhibit  A);  and

          (2)     Form  2553  (Exhibit  B).

     Any Company shareholder who fails to deliver such documents before the Delivery Date shall receive $_____ cash per share for his or her Company Common Stock, unless the Board of Directors of the Company, at its sole discretion, accepts such documents after the Delivery Date.

     (f) Failure to Surrender the Company Common Stock Certificates. Each holder of record of a certificate which represents shares of the Company Common Stock, which shall remain outstanding after the Effective Date, shall be required to deliver such certificate to the Company to be exchanged for a new certificate which contains appropriate legends regarding transfer restrictions on such shares. Promptly after the Effective Date, the Company will mail or deliver to each holder of record of a certificate, which represented shares of the Company Common Stock immediately prior to the Effective Date, appropriate transmittal materials and delivery instructions for exchanging certificates representing shares entitled to be converted to cash and shares which shall remain outstanding after the Effective Date. Until a Company shareholder surrenders his or her Company Common Stock certificate(s) to the Company (or suitable arrangements are made to account for any lost, stolen or destroyed certificates according to the Company's usual procedures), the shareholder:

          (1) shall not be paid any cash which such Company Common Stock certificate may entitle the shareholder to receive;

          (2) shall not be paid dividends or other distributions in respect of the shares of the Company Common Stock which such Company Common Stock certificate may entitle the shareholder to receive; instead, such dividends or distributions shall be retained, without interest, for the shareholder's account until surrender of such Company Common Stock certificate; and

          (3) shall not be paid interest on any cash payment which such Company Common Stock certificate may entitle the shareholder to receive.

     After the Effective Date of the Reorganization, each remaining Company shareholder shall, however, be entitled to vote at any meeting of the Surviving Corporation's shareholders the number of shares of the Company Common Stock which such shareholder holds after the Effective Date of the Reorganization, regardless of whether the shareholder has surrendered his or her Company Common Stock certificate(s) to the Company.

     (g) Failure to Consummate the Merger. In the event that this Plan of Reorganization is terminated as provided under Section 9 of this Plan of Reorganization and the Reorganization is not consummated, all the Company Common Stock certificates received by the Company pursuant to this Section 5 shall be returned to the holder of record of the certificate within 30 days of the termination of this Plan of Reorganization.

                                    SECTION 6
                        ACQUISITION OF DISSENTERS' STOCK
                        --------------------------------

     The Company shall pay to any shareholder of the Company who complies fully with the Dissenters' Rights Provisions an amount of cash (as determined and paid under the terms of such Provisions) for his or her shares of Company Common Stock. The shares of Company Common Stock so acquired shall be cancelled.

                                    SECTION 7
                                 FURTHER ACTIONS
                                 ---------------

     From time to time, as and when requested by the Surviving Corporation or by its successors or assigns, the Company shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such other actions as the Surviving Corporation or its successors and assigns may deem necessary or desirable in order to vest in and conform to the Surviving Corporation and its successors and assigns title to and possession of all the property, rights, powers, trusts, duties and obligations referred to in Section 3 hereof and otherwise to carry out the intent and purposes of this Plan of Reorganization.

                                    SECTION 8
           CONDITIONS PRECEDENT TO CONSUMMATION OF THE REORGANIZATION
           ----------------------------------------------------------

     This Plan of Reorganization is subject to, and consummation of the Reorganization herein provided for is conditioned upon, the fulfillment prior to the Effective Date of the Reorganization of each of the following conditions:

     (a) Approval of the Plan of Reorganization by the shareholders of each of the Company and Interim in accordance with the provisions of applicable law and the provisions of the applicable constituent's articles of incorporation, bylaws and other governing instruments;

     (b) The number of shares held by persons who have perfected dissenters' rights of appraisal pursuant to the Dissenters' Rights Provisions shall not be deemed by the Board of Directors to make consummation of this Plan of Reorganization inadvisable;

     (c) Procurement of any action, consent, approval or ruling, governmental or otherwise, which is or, in the opinion of counsel for the Company and Interim, may be necessary to permit or enable the Surviving Corporation, upon and after the Reorganization, to conduct all or any part of the business and activities conducted by the Company prior to the Reorganization;

     (d) The receipt by the Company and Interim of a written opinion of special counsel to the Company and Interim that for federal income tax purposes no gain or loss will be recognized by a shareholder who exchanges his or her Company Common Stock for the Surviving Corporation Common Stock, as provided by this Plan of Reorganization; and

     (e) The ability of the Surviving Corporation to satisfy all of the requirements to make the election to be a Subchapter S Corporation under the Code.

                                    SECTION 9
                                   TERMINATION
                                   -----------

     In the event that:

     (a) The number of shares of Interim Common Stock or Company Common Stock voted against the Reorganization shall make consummation of the Reorganization inadvisable in the opinion of the Board of Directors of the Company or Interim;

     (b) Any action, consent, approval, opinion, or ruling required to be provided by Section 8 of this Plan of Reorganization shall not have been obtained; or

     (c) For any other reason consummation of the Reorganization is deemed inadvisable in the opinion of the Board of Directors of the Company or Interim;

then this Plan of Reorganization may be terminated at any time before consummation of the Reorganization by written notice, approved or authorized by the Board of Directors of the party wishing to terminate, to the other party. Upon termination by written notice as provided by this Section 9, this Plan of Reorganization shall be void and of no further effect, and there shall be no liability by reason of this Plan of Reorganization or the termination hereof on the part of the Company, Interim, or their directors, officers, employees, agents or shareholders.

                                   SECTION 10
                                AMENDMENT; WAIVER
                                -----------------

     (a) At any time before or after approval and adoption hereof by the respective shareholders of the Company and Interim, this Plan of Reorganization may be amended by written agreement by the Company and Interim; provided, however, that after the approval and adoption of this Plan of Reorganization by the shareholders of the Company and Interim, no amendment reducing the consideration payable to the Company shareholders shall be valid without having been approved by the Company shareholders in the manner required for approval of this Plan of Reorganization.

     (b) A waiver by any party hereto of any breach of a term or condition of this Plan of Reorganization shall not operate as a waiver of any other breach of such term or condition or of other terms or conditions, nor shall failure to enforce any term or condition operate as a waiver or release of any other right, in law or in equity, or claim which any party may have against another party for anything arising out of, connected with, or based upon this Plan of Reorganization. A waiver shall be effective only if evidenced by a writing signed by the party who is entitled to the benefit of the term or condition of this Plan of Reorganization which is to be waived. A waiver of a term or condition on one occasion shall not be deemed to be a waiver of the same or of any other term or condition on a future occasion.

                                   SECTION 11
              BINDING EFFECT; COUNTERPARTS; HEADINGS; GOVERNING LAW
              -----------------------------------------------------

     This Plan of Reorganization is binding upon the parties hereto and upon their successors and assigns. This Plan of Reorganization may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. The title of this Plan of Reorganization and the headings herein set out are for convenience or reference only and shall not be deemed a part of this Plan of Reorganization. This Plan of Reorganization shall be governed by and construed in accordance with the laws of the State of Georgia.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Plan of Reorganization to be executed by their duly authorized officers and their corporate seals to be affixed hereto all as of the day and year first above written.

                                 CBC HOLDING COMPANY


                                 By:
                                     ------------------------------------------
                                 Name:   George M. Ray
                                 Title:  President and Chief Executive Officer


ATTEST:

Name:
      -------------------


                                 CBC INTERIM CORPORATION


                                 By:
                                     ------------------------------------------
                                 Name:   George M. Ray
                                 Title:  President
ATTEST:

Name:
      -------------------

                                   APPENDIX B
                                   ----------

                             SHAREHOLDERS AGREEMENT

                               CBC HOLDING COMPANY
                             SHAREHOLDERS AGREEMENT



                              [____________], 2005

                                TABLE OF CONTENTS

Transfer Restrictions . . . . . . . . . . . . . . . . . . . . . .   B-2
Sale of Shares. . . . . . . . . . . . . . . . . . . . . . . . . .   B-3
Pledge of Shares. . . . . . . . . . . . . . . . . . . . . . . . .   B-4
Death of Shareholder. . . . . . . . . . . . . . . . . . . . . . .   B-5
Management. . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-7
Specific Enforcement. . . . . . . . . . . . . . . . . . . . . . .   B-7
Legend. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-7
Securities Laws . . . . . . . . . . . . . . . . . . . . . . . . .   B-8
Delivery of Certificates. . . . . . . . . . . . . . . . . . . . .   B-9
Subchapter S Corporation Status . . . . . . . . . . . . . . . . .   B-9
Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-12
Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . .  B-12
Entire Agreement and Amendments . . . . . . . . . . . . . . . . .  B-13
Governing Law; Successors and Assigns . . . . . . . . . . . . . .  B-14
Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-14
Severability. . . . . . . . . . . . . . . . . . . . . . . . . . .  B-14
Captions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-14
Effect of Other Laws and Agreements . . . . . . . . . . . . . . .  B-14
Further Assurances. . . . . . . . . . . . . . . . . . . . . . . .  B-14
Effective Date of Agreement . . . . . . . . . . . . . . . . . . .  B-14
Termination . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-14
Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . .  B-15
Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-15
Enforcement Costs . . . . . . . . . . . . . . . . . . . . . . . .  B-15
Separate Counsel. . . . . . . . . . . . . . . . . . . . . . . . .  B-15

                               CBC HOLDING COMPANY
                             SHAREHOLDERS AGREEMENT


     THIS SHAREHOLDERS AGREEMENT (the "Agreement"), made by and among CBC Holding Company, a Georgia corporation (the "Company"), and the shareholders of the Company listed on Schedule I hereto and any future shareholder of the
                      ----------
Company (individually, a "Shareholder," and collectively, the "Shareholders"), is dated [____________], 2005.


                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Board of Directors of the Company believes it is in the best interest of the Company and its shareholders to be taxed as a Subchapter S corporation for federal income tax purposes;

     WHEREAS, the existing Shareholders as of the date of this Agreement and all future shareholders of the Company will become parties to this Agreement;

WHEREAS, on the date hereof, the Shareholders are the sole owners of all of the outstanding shares of the Company's Common Stock, the only class of Company stock that is issued and outstanding, with each such individual owning the number of Shares (as defined in Section 12) set forth on Schedule I hereof;
                                                         ----------

     WHEREAS, each Shareholder is either an individual (who is not a nonresident alien), an estate, a trust described in Section 1361(c)(2) of the Internal Revenue Code (the "Code"), including a trust for which an election is in effect under Section 1361(d) or (e) of the Code, or an organization described in
Section 1361(c)(6) of the Code;

     WHEREAS, the number of Shareholders of the Company is not more than one hundred (100);

     WHEREAS, the Company satisfies all other requirements for making an election to be taxed in accordance with the provisions of Subchapter S of the Code, and the Company desires to make, and the Shareholders wish to consent to, such an election; and

     WHEREAS, the Company and the Shareholders desire to enter into this Agreement to prevent the inadvertent termination of that election, knowing that it is in the best interests of the Company and fair to each of the Shareholders.

     NOW, THEREFORE, for and in consideration of the premises, the mutual agreements and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.     Transfer Restrictions.
            ---------------------

          (a)     General Restriction.  No Shareholder may sell, assign,
                  -------------------
transfer, pledge, hypothecate, mortgage, encumber, or otherwise dispose of any Shares, whether voluntarily, involuntarily or by operation of law (collectively, a "Disposition") except as expressly provided in this Agreement. Any attempted Disposition of Shares that is not in accordance with the terms of this Agreement shall be void ab initio
                                                                    ---------
and will not be reflected in the Company's records. All Shares held by the Shareholders are subject to purchase by the Company pursuant to this Agreement.

          (b)     Permitted Transfer.  A Shareholder may make a Permitted
                  ------------------
Transfer (as defined in this Section 1(b)) of all or any portion of such Shareholder's Shares, provided that the Disposition satisfies all of the Transfer Conditions set forth in Section 1(c). "Permitted Transfer" means any Disposition of any Shares (i) to one or more members of a family as described in
Section 1361(c)(1) of the Code (or a qualifying trust for the benefit of any one or more of such class), (ii) to another Shareholder, or (iii) to a transferee who meets the Transfer Conditions of Section 1(c) below.

          (c)     Transfer Conditions.  Any Permitted Transfer by a Shareholder
                  -------------------
must satisfy all of the following conditions (the "Transfer Conditions"):

               (i) the transferee must satisfy all of the then-existing ownership requirements with respect to the stock of a corporation that has in effect an election to be taxed under the provisions of Subchapter S of the Code;

               (ii) the actual number of shareholders of the Company must not increase as a result of the Disposition (unless the Board approves the increase by the affirmative vote of 66-2/3% of the directors of the Company then holding office);

              (iii) the number of shares Beneficially Owned (as defined in
                    Section 12 below) by the transferee must not exceed 15% of the outstanding shares of the Company's Common Stock (unless the Board approves the higher percentage by the affirmative vote of at least 66-2/3% of the directors of the Company then holding office); this required Board approval applies both when the transferee is exceeding the 15% threshold for the first time and when the transferee already owns over 15%
                                   ---
                    and is purchasing additional shares; and

               (iv) the transferring Shareholder (or the transferring
                    Shareholder's Representative) (as defined in Section 4(a) below) must have obtained the written agreement of the proposed transferee (satisfactory in form and substance to the Company), including without limitation any pledgee, that such transferee will be bound by, and the Shares proposed to be transferred will be subject to, this Agreement.

     2.     Sale of Shares.  A Shareholder who receives a Qualified Offer (as
            --------------
defined in Section 12) for the Shareholder's Shares may sell or otherwise transfer such Shareholder's Shares if the Shareholder complies with this Section.

          (a)     Notice of Proposed Sale.  A Shareholder who receives a
                  -----------------------
Qualified Offer, and who wishes to sell such Shares, must promptly send a written notice to the Company (the "Notice") and shall offer (or be deemed to have offered) to sell such Shares (the "Offered Shares") to the Company. The Notice must include the identity of the proposed transferee, the terms of the transfer, and the price offered by the proposed transferee for the Offered Shares. The selling Shareholder shall be bound to the terms of the Qualified Offer as stated in the Notice and shall keep the Company informed of any material changes in the proposed transfer. The selling Shareholder shall also provide the Company with any other information regarding the Qualified Offer and the proposed transfer if such information is reasonably requested by the Company.

          (b)     Purchase Option.  The Company shall have thirty (30) days from
                  ---------------
its receipt of the Notice in which to elect whether to purchase all of the Offered Shares.

          (c)     Price.  The purchase price for the Offered Shares shall be the
                  -----
price contained in the Qualified Offer.

          (d)     Terms of Purchase.  The price shall be paid on substantially
                  -----------------
the same terms as the terms contained in the Qualified Offer.

          (e)     Closing.  The closing of the purchase and sale contemplated by
                  -------
this Section 2 shall occur at the offices of the Company no later than 10:00 a.m. on the ninetieth (90th) day after its receipt of the Notice.

          (f)     Waiver.  Unless the Company agrees to purchase all (and not
                  ------
less than all) of the Offered Shares, the Company shall endorse upon the certificate or certificates evidencing the Offered Shares the specific waiver by the Company of the noticed transaction, so as to permit the transfer of such Shares. Any transfer shall be made only in strict accordance with the terms stated in the Notice and the terms of this Agreement. If the selling Shareholder shall fail to make the sale within sixty (60) days following the endorsement of the Offered Shares, the waiver for such sale shall lapse.

          (g)     Transfer Conditions Applicable.  The sale must satisfy all of
                  ------------------------------
the Transfer Conditions set forth in Section 1(c). Any person acquiring the Offered Shares shall take the Offered Shares subject to all of the terms, conditions, and options of this Agreement and shall be required to execute and deliver a copy of this Agreement prior to the receipt by such person of any certificates representing the Offered Shares.

     3.     Pledge of Shares.  A Shareholder may pledge his or her outstanding
            ----------------
Shares of the Company that he or she holds to a lender (the "Lender") as collateral (the "Collateral Shares") to secure repayment of a loan if the Shareholder complies with this Section.

          (a)     Notice of Default.  In the event the pledging Shareholder
                  -----------------
defaults and the Lender is entitled and intends to force the sale of Collateral Shares in order to secure payment of the debt, the Lender must promptly send a written notice to the Company (the "Lender's Notice") (with a copy to the pledging Shareholder) and shall offer (or be deemed to have offered) to sell all of the Collateral Shares to the Company. The Lender's Notice must include the number of Collateral Shares offered, the balance of the loan, the identity of the proposed transferee, the terms of the transfer and the price at which the Lender is offering the Collateral Shares to the proposed transferee. The Lender shall also provide the Company with any other information regarding the proposed transfer if such information is reasonably requested by the Company.

          (b)     Purchase Option.  The Company shall have thirty (30) days from
                  ---------------
its receipt of the Lender's Notice in which to elect whether to purchase all of the Collateral Shares.

          (c)     Price.  The purchase price for the Collateral Shares shall be
                  -----
the price contained in the Lender's Notice, but in no event shall be less than the Fair Market Value of the Shares as defined in Section 4(d)(i) below as of the date the Lender's Notice is delivered to the Company.

          (d)     Terms of Purchase.  The price shall be paid on substantially
                  -----------------
the same terms as the terms contained in the Lender's Notice.

          (e)     Closing.  The closing of the purchase and sale contemplated by
                  -------
this Section shall occur at the offices of the Company no later than 10:00 a.m. on the ninetieth (90th) day from its receipt of the Lender's Notice.

          (f)     Waiver.  If the Company does not agree to purchase all (and
                  ------
not less than all) of the Collateral Shares, the Company shall endorse upon the certificate or certificates evidencing the Collateral Shares the specific waiver by the Company of the noticed transaction, so as to permit the transfer of the Collateral Shares. Any transfer shall be made only in strict accordance with the terms stated in the Lender's Notice and the terms of this Agreement. If the Lender, acting on the pledging Shareholder's behalf, shall fail to make the sale within sixty (60) days following endorsement of the Collateral Shares, the waiver for such sale shall lapse, and the Collateral Shares shall remain owned by, and registered in the name of, the pledging Shareholder.

          (g)     Transfer Conditions Applicable.  The sale must satisfy all of
                  ------------------------------
the Transfer Conditions set forth in Section 1(c). Any person acquiring the Collateral Shares shall take the Collateral Shares subject to all of the terms, conditions, and options of this Agreement and shall be required to execute and deliver a copy of this Agreement prior to receipt by any such person of any certificates representing the Collateral Shares.

     4.     Death of Shareholder.
            --------------------

          (a)     Generally.  Upon the death of a Shareholder, the deceased
                  ---------
Shareholder's estate, executor, personal representative or other successor in interest (the "Shareholder's Representative") must sell the deceased Shareholder's Shares to the Company, to the extent the Company exercises its right to acquire the deceased Shareholder's Shares under this Section 4. Any purchase or sale of Shares pursuant to this Section 4 shall be for the purchase price and upon the terms set forth below.

          (b)     Purchase Option.
                  ---------------

(i) Upon the death of any Shareholder, the Company may, for a period of thirty (30) days from the date of the Company's actual knowledge of such Shareholder's death, exercise its option to purchase from the deceased Shareholder's Representative all or any portion of such Shareholder's Shares, but if the Company elects to purchase less than all of such Shareholder's Shares, the Shareholder's Representative will not be bound to sell such portion of the Shares to the Company.

(ii) The Company shall not exercise this option if (A) the Shares formerly held by the deceased Shareholder are left or otherwise transferred by the Shareholder's Representative to a family member as described in Section 1361(c)(1)(b) of the Code, provided that all of the Transfer Conditions of
Section 1(c) are satisfied by the transferee(s).

          (c)     Failure to Exercise.  If the Shares of the deceased
                  -------------------
Shareholder are not purchased as contemplated above, through no fault of the Shareholder's Representative, such Representative or any beneficiary or heir of the deceased Shareholder succeeding in ownership of the Shares shall remain the owner of such Shares subject to this Agreement, provided that such transferee agrees in writing (satisfactory in form and substance to the Company), that such transferee will be bound by, and the Shares of such transferee will be subject to, this Agreement.

          (d)     Purchase Price.  The purchase price per share to be paid for
                  --------------
any Shares sold by a Shareholder's Representative to the Company pursuant to this Agreement must be equal to the greater of Fair Market Value Per Share or Book Value Per Share.

     (i) Fair Market Value Per Share means the fair market value per share as determined reasonably and in good faith by the Company's Board of Directors, which means the price a third party would pay for the Shares owned by the Shareholder's Representative as of the applicable valuation date on a per Share basis.

     (ii) Book Value Per Share means book value per share as determined reasonably and in good faith by the Company's Board of Directors as of the quarter-end prior to the applicable valuation date, based on the Company's consolidated financial statements prepared in accordance with generally accepted accounting principles as of such quarter end.

     (iii) If the executor of the Shareholder's estate, or any beneficiary or heir of the deceased Shareholder (collectively referred to in this Section 4(d) as the "selling Shareholder") is a member of the Board of Directors of the Company, the selling Shareholder shall not participate in the determination of the Fair Market Value Per Share.

          (e)     Appraisal Rights.  If the selling Shareholder does not agree
                  ----------------
with the Fair Market Value Per Share as determined in accordance with Section 4(d)(i), the selling Shareholder and the Company shall engage a qualified, independent appraiser (the "Appraiser"), experienced in appraising companies similar to the Company, to determine the Fair Market Value Per Share. The Company and the selling Shareholder must supply all information necessary to allow the Appraiser to perform the appraisal, and the Appraiser will be instructed to use its best efforts to complete the appraisal within thirty (30) days. The Fair Market Value Per Share determined by the Appraiser will, absent fraud, be final and binding upon all parties to the particular transaction, free of challenge or review in any court. Upon the completion of the appraisal, the Appraiser will provide the Company and the other parties instituting the appraisal procedures a written determination of the Fair Market Value Per Share. All costs associated with such an appraisal will be borne equally by the selling Shareholder and the Company.

          (f)     Purchase Price Determination Date.  The Fair Market Value Per
                  ---------------------------------
Share shall be determined as of the date of the death of the Shareholder.

          (g)     Terms of Purchase. At the election of the Company, it must pay
                  -----------------
the purchase price at closing by the delivery of either cash, wire transfer, or certified cashier's check.

          (h)     Closing.  The closing of each purchase and sale of Shares
                  -------
contemplated by this Section 4 must occur at the offices of the Company no later than 10:00 a.m. on the later to occur of:

          (i) the sixtieth (60th) day following the determination of the purchase price for the Shares pursuant to Section 4(d) above;

          (ii) the sixtieth (60th) day following the qualification of the executor or personal representative of the estate of the deceased Shareholder (if applicable under the circumstances);

          (iii) the sixtieth (60th) day following the date of the qualification of a guardian for the property of the deceased Shareholder (if applicable under the circumstances); or

          (iv) the sixtieth (60th) day following the date upon which the Company timely exercises its right to purchase Shares pursuant to Section 4(b).

     5.     Management.
            ----------

          (a) The Board of Directors shall manage the business and affairs of the Company in accordance with the Company's Articles of Incorporation and its Bylaws; provided, however, that the Board of Directors, and the officers of the Company acting at the direction of the Board of Directors, shall refrain from taking the following actions:

     (i)     doing any act in contravention of this Agreement; or

     (ii) issuing additional Shares of Company stock such that the Company loses its eligibility to be taxed in accordance with the provisions of Subchapter S of the Code.

          (b) The Board of Directors intends, subject to applicable laws and regulatory requirements, limitations or approvals, to cause the Company to make annual or quarterly distributions which are equal, on an annualized basis, to approximately the amount which represents the tax liability attributable to the Company's annual taxable income, calculated using the highest individual income tax rate set forth in the Code. In determining the amount of the distribution, in addition to computing annualized taxable income based upon year-to-date income, the Board of Directors may take into account future anticipated events which might increase or reduce the final amount of taxable income for the entire taxable year.

          (c) The Board of Directors shall, subject to applicable laws and regulatory requirements, limitations or approvals, cause the Company to exercise the option granted pursuant to Section 4 of this Agreement to purchase the Shares held by a Shareholder's Representative if the Shares, upon transfer or distribution by the Shareholder's Representative, would be owned by a person who would cause a termination of the Company's election to be taxed in accordance with the provisions of Subchapter S of the Code.

     6.     Specific Enforcement.  The Shareholders expressly agree that the
            --------------------
Company and the Shareholders will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Shareholder, the Company and the other Shareholders shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

     7.     Legend.  Each certificate evidencing any of the Shares owned by any
            ------
Shareholder shall bear a legend substantially as follows:

     On the face of the certificate:

          "Transfer of these Shares is restricted in accordance with conditions printed on the reverse of this certificate."

     On the reverse of the certificate:

          "The Shares evidenced by this certificate are subject to and transferable only in accordance with that certain Shareholders Agreement between CBC Holding Company (the "Company") and its shareholders, dated as of [____________], a copy of which is on file at the principal office of the Company. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Agreement. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Agreement."

          "The Shares evidenced by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities law (the "State Acts"), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until registered under the Act, the State Acts and any other applicable securities laws unless, in the opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, such offer, sale, transfer, pledge or hypothecation is exempt from registration or is otherwise in compliance with the Act, the State Acts and any other applicable securities laws."

     If a Shareholder should receive a certificate without the foregoing legend, such Shareholder shall promptly surrender such certificate to the Company so that the Company may affix the foregoing legend thereto.

     8.     Securities Laws.
            ---------------

          (a) The Shareholders acknowledge that the Shares acquired by them have not been registered under the Securities Act of 1933 (the "Act") or any other applicable state securities law (the "State Acts").

          (b) Each Shareholder represents and warrants that he or she did not acquire his or her Shares with a view to effecting a distribution, and that he or she will hold such Shares indefinitely unless subsequently registered under the Act, and the State Acts, as applicable, or unless an exemption from such registration is available and, if so required by the Company, an opinion of counsel for the Company, in form and substance satisfactory to the Company, is obtained to that effect. The provisions of this Agreement are in all respects subject to the restrictions of the Act, and the State Acts and the rules and regulations thereunder.

          (c) Each Shareholder realizes that the Company does not file, and does not in the foreseeable future contemplate filing, periodic reports in accordance with the provisions of Section 13 or 15(d) of the Securities and Exchange Act of 1934, and also understands that the Company has not agreed to register any of its securities for distribution in accordance with the provisions of the Act or to take any actions respecting the obtaining of an exemption from registration for such securities or any transaction with respect thereto.

     9.     Delivery of Certificates.  On the closing date for any transfer of
            ------------------------
Shares as provided in this Agreement, certificates representing such Shares shall be delivered to the Company with appropriate stock powers or endorsements duly executed in blank. If the stock certificate or certificates with appropriate stock powers or endorsements duly executed as aforesaid are not delivered contemporaneously with the tender of the purchase price, then the Company shall be appointed, and the Company is hereby irrevocably constituted and appointed, the attorney-in-fact with full power and authority to execute the necessary stock powers and to perform all other acts necessary and proper in order to transfer such stock certificate or certificates to the Company or other Shareholders in accordance with the provisions of this Agreement.

     10.     Subchapter S Corporation Status.  Notwithstanding the provisions of
             -------------------------------
any other Section of this Agreement, the following provisions shall apply:

          (a)     Subchapter S Election.  Each Shareholder acknowledges that the
                  ---------------------
Company has elected, and its Shareholders have consented, to have the Company treated for federal and state income tax purposes as a Subchapter S corporation and that each Shareholder, as necessary, has delivered to the Company a written consent to the Company's treatment as a Subchapter S corporation. Each Shareholder will deliver to the Company, immediately upon the Company's request, such properly signed consents or other documents as, in the opinion of the Company, may be necessary or useful in maintaining the Company's status as a Subchapter S corporation. Each Shareholder covenants that such Shareholder will not do anything to interfere with the Company's maintaining its status as a Subchapter S corporation.

          (b)     Revocation of Election.  In the event that the Company, by the
                  ----------------------
affirmative vote of at least 66-2/3% of its directors then holding office, and the Shareholders of the Company, by the affirmative vote of at least 66-2/3% of the then issued and outstanding Shares of the Company, decide to terminate the Subchapter S election, each Shareholder will be provided a written notice of such determination. Within sixty (60) days after the delivery of such notice, each Shareholder, if requested, will sign and deliver a consent to such revocation to the Secretary of the Company in the form prescribed by the Internal Revenue Service or the State Department of Revenue, or both, as the case may be.

          (c)     Inadvertent Termination of Subchapter S Election.  In the
                  ------------------------------------------------
event the Company's status as a Subchapter S corporation is terminated inadvertently and the Company and any Shareholder desire that the Subchapter S election be continued, the Company and the Shareholders agree to use their best efforts to obtain a wavier of the terminating event on the ground of inadvertence from the Internal Revenue Service. The Company and the Shareholders further agree to take such steps, and make such adjustments, as may be required by the Internal Revenue Service pursuant to Sections 1362(f)(3) and
(4) or any successor section or sections of the Code. If a Shareholder causes the terminating event to occur, such Shareholder shall bear the expense of procuring the waiver, including the legal, accounting and tax costs of taking such steps and of making such adjustments as may be required.

          (d)     Restrictions on Transfer.  So long as the Company maintains
                  ------------------------
its Subchapter S election, no Shareholder shall transfer or offer to transfer any Shares that would in any manner cause the termination of the status of the Company as a Subchapter S corporation. Any such action as may be attempted in violation of the foregoing shall be void ab initio. In the event of any purported or attempted transfer of Shares that does not comply with the provisions of this Agreement, the purported transferee shall not be deemed to be a shareholder of the Company and shall not be entitled to receive a new certificate evidencing the Shares or any dividends or other distributions with respect to the Shares.

          (e)     Trust Shareholders.  Each Shareholder hereby agrees that if
                  ------------------
his or her Shares are now or hereafter held by a trust, such Shareholder shall cause the trustee of such trust to take all such necessary or appropriate action to maintain such trust as a permissible shareholder of a Subchapter S corporation, including, without limitation, distributing all of the income of such trust currently to the income beneficiary of such trust.

          (f)     Shares Owned By Husband and Wife.  Each Shareholder hereby
                  --------------------------------
agrees that if his or her Shares are now or hereafter owned as husband and wife (whether held jointly or individually) and in the event that the individuals are no longer husband and wife, the Shares will be held by only one person, unless 66-2/3% of the directors of the Company then holding office approve such Shares being held by two or more persons. The purpose of this section is to avoid increasing the number of Shareholders as a result of a change in marital status.

          (g)     Election to Treat Family Members As One Shareholder.  Each
                  ---------------------------------------------------
Shareholder hereby agrees that if he or she is now or hereafter treated as a member of a family pursuant to Section 1361(c)(1) of the Code, no family member Shareholder may alter, amend, or otherwise terminate the election to be treated as one Shareholder under Section 1361(c)(1)(D), unless 66 2/3% of the directors of the Company then holding office approve the action.

          (h)     State Tax Matters.
                  -----------------

(i) Each Shareholder hereby agrees to take all such actions as may be required by any state in which the Company does business to ensure recognition of the Company's Subchapter S corporation status for state tax purposes, including without limitation, the payment, where applicable, of state taxes on such Shareholder's allocable shares of the Company's income attributable to each such state.

(ii) In the event that the Company elects or is required to make any payment on behalf of any Shareholder in an amount required to discharge any legal obligation of the Company to withhold or make payment ("Tax Payment") to any governmental authority with respect to any federal, state, or local tax liability of such Shareholder arising as a result of the ownership of Shares by such Shareholder, then the Shareholder and the Company agree that the amount of any such Tax Payment shall be treated as a non-interest bearing loan made by the Company to such Shareholder, which amount shall be repaid by charging against and reducing the amount of any subsequent distribution made by the Company with respect to the Shares held by such Shareholder. By way of example, but not limitation, in the event that the Company elects to file a composite income tax return with the State of Georgia on behalf of the Company's non-resident Shareholders, in lieu of the filing of individual income tax returns with the State of Georgia by each of such non-resident Shareholders, and to pay any income tax due with such income tax return, then each such non-resident

Shareholder's proportionate share of such income tax paid by the Company shall be regarded as a Tax Payment. If and to the extent the amount of Tax Payment exceeds the amount of distributions to which a Member is subsequently entitled, and all or a portion of the Tax Payment remains unpaid at the time of a subsequent disposition of Shares by the Shareholder, then the unpaid balance of the loan made by the Company to such Shareholder that is the result of any such remaining unpaid Tax Payment shall be repaid to the Company on demand and, in the event that such payment of such loan is not made within three (3) business days of such demand, such former Shareholder shall be charged interest at an annual rate equal to the Prime Rate plus two percent (2%) for the period beginning three (3) business days after such demand for payment ending on the date that repayment of the loan is made.

          (i)     Indemnity.  Each Shareholder hereby agrees to indemnify and
                  ---------
hold the Company and each other Shareholder of the Company harmless from and against all loss, liability, damage, cost and expense, including reasonable attorneys' fees and any additional federal or state tax liability, actually incurred by the Company or any other Shareholder, arising out of or in connection with any violation of this Agreement by such indemnifying Shareholder.

          (j)     Close of Taxable Year.  In the event a Shareholder sells or
                  ---------------------
otherwise transfers all of such Shareholder's Shares on any date other than the date on which the Company's taxable year ends, to the extent permitted the Company may elect, pursuant to Code Section 1377(a)(2), or any successor section, of the Code, to treat its tax year as if it closes on the day of such Shareholder's sale or transfer. In such event, the Company's applicable tax year shall be treated as two tax years for the allocation of income and loss items pursuant to Code Section 1377(a)(1), or any successor section, of the Code. Each Shareholder who owned Shares in the Company during such taxable year agrees to consent to such an election. The Company and the Shareholders agree to execute such documents and take such actions as may be required by the Internal Revenue Service or any State Department of Revenue having jurisdiction, or both, as the case may be, to effect this election. In connection with this election, the selling Shareholder's basis in such Shareholder's Shares shall be determined as of the date of the sale or transfer of the selling Shareholder's Shares. The Company shall bear the expense of carrying out the election, including the legal and accounting costs necessary to determine the basis of the selling Shareholder and to ascertain the applicable allocations attributable to the short taxable year.

     11.     Notices.  All notices, requests, consents, and other communications
             -------
required or permitted hereunder shall be in writing and shall be delivered in person or mailed by certified mail, return receipt requested, or nationally recognized overnight or "rapid" delivery service, addressed as follows (or at such other address for the parties as shall be specified by like notice):

          (a)  if to the Company:

               CBC Holding Company
               102 West Roanoke Drive
               Fitzgerald, Georgia 31750
               Attention:  [___________]

          (b)     if to a Shareholder, to the Shareholder's address as listed on
Schedule I hereto or such address as the Shareholder otherwise designates to the
----------
Company in writing.

     12.     Certain Defined Terms.  As used in this Agreement, the following
             ---------------------
terms have the meanings set forth below:

          (a)     Beneficially Owned.
                  ------------------

(i) Shares "Beneficially Owned" by any Shareholder shall be deemed to include Shares:

(A)     which the Shareholder owns directly, whether or not of record; or

(B) which the Shareholder has the right to acquire, pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise; or

(C) which are owned, directly or indirectly (including Shares deemed to be owned through application of Section 12(a)(i)(B) above), by an "affiliate" or "associate" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on December 31, 2005) of the Shareholder; or

(D) which are beneficially owned, directly or indirectly (including shares deemed owned through application of Section 12(a)(i)(B) above), by any other corporation, person or entity with which the Shareholder or the Shareholder's "affiliate" or "associate" (as defined above) has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of the Company.

(ii) For the purpose of determining whether a Shareholder Beneficially Owns one or more of the issued and outstanding Shares of the Company, the issued and outstanding shares of the Company shall include shares not in fact issued and outstanding but deemed owned through the application of Sections 12(a)(i)(B) and 12(a)(i)(C) above, but shall not include any other shares which are not then issued and outstanding but which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise.

(iii) The Board of Directors shall have the power and duty to determine for the purposes of this Agreement, on the basis of information known to the Company, whether:

(A) such Shareholder Beneficially Owns, directly or indirectly, more than fifteen percent (15%) of the issued and outstanding Shares of the Company; and

(B) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of a Shareholder.

          (b)     Qualified Offer.  A Qualified Offer means a legally
                  ---------------
enforceable arms' length written offer received by a Shareholder to purchase the Shareholder's Shares from a person who is financially capable of carrying out the terms of the written offer and who satisfies all of the then existing ownership requirements with respect to the stock of a corporation that has in effect an election to be taxed in accordance with the provisions of Subchapter S of the Code, provided, however, that either (i) the number of Shareholders of the Company does not increase as a result of any transfer of Shares if such offer were to be accepted, or (ii) the Board of Directors (by the affirmative vote of 66-2/3% of the directors then holding office) approves the transfer.

          (c)     Shares.  "Shares" means and includes (i) all shares of the
                  ------
Common Stock of the Company now or hereafter owned by the Shareholders, (ii) all securities of the Company that may be issued in exchange for or in respect of its Common Stock, and (iii) all securities of the Company hereafter acquired that may be exchangeable for or convertible into Common Stock.

          (d)     Shareholder.  "Shareholder" means each of the Shareholders
                  -----------
listed on Schedule I, and, also, any person who receives Shares of the Company
          ----------
following execution of this Agreement.

     13.     Entire Agreement and Amendments.  This Agreement constitutes the
             -------------------------------
entire agreement of the parties hereto with respect to the subject matter hereof. Except as otherwise provided in Section 21 below, neither this Agreement nor any provision hereof may be waived, modified, amended, or terminated except by a written agreement approved by the Company, by the affirmative vote of at least 66-2/3% of its directors then holding office, and by the Shareholders of the Company, by the affirmative vote of at least 66-2/3% of the then-issued and outstanding Shares of the Company. To the extent any term or other provision of any other indenture, agreement, or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision.

     14.     Governing Law; Successors and Assigns.  This Agreement shall be
             -------------------------------------
governed by the laws of Georgia without respect to conflicts of laws provisions thereof, and shall be binding upon the heirs, personal representatives, executors, administrators, successors, and permitted assigns of the parties.

     15.     Waivers.  No waiver of any breach or default hereunder shall be
             -------
considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     16.     Severability.  If any provision of this Agreement shall be held to
             ------------
be illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid, or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid, or unenforceable provision were not contained herein.

     17.     Captions.  Captions and section headings are for convenience only
             --------
and are not deemed to be part of this Agreement.

     18.     Effect of Other Laws and Agreements.  The rights and obligations of
             -----------------------------------
the parties under this Agreement shall be subject to any restrictions on the purchase of Shares which may be imposed by Georgia law, federal or state regulations affecting financial institutions and their holding companies, and any agreement now or hereafter entered into between the Company and any financial institution with respect to loans or other financial accommodations made to the Company.

     19.     Further Assurances.  Each party hereto shall do and perform, or
             ------------------
cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     20.     Effective Date of Agreement.  This Agreement shall be effective as
             ---------------------------
to each Shareholder as of the date this Agreement or as of the date any counterpart of this Agreement is executed by such Shareholder.

     21.     Termination.  This Agreement shall remain in full force and effect
             -----------
until the earlier of (a) the effective date that a written agreement providing for termination of this Agreement is signed by the Company (authorized by the affirmative vote of 66-2/3% of its directors then holding office) and by the holders of 66-2/3% of the then issued and outstanding Shares of the Company, (b) the effective date of a registration statement filed by the Company with the Securities and Exchange Commission with respect to a public offering of the Company's common Shares, (c) the effective date of dissolution of the Company, either voluntarily or involuntarily, in accordance with the Company's articles of incorporation and/or bylaws, or (d) the effective date of the termination of the subchapter S election by the Company pursuant to Section 10(b) hereof.

     22.     Counterparts.  This Agreement may be executed in two or more
             ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     23.     Enforcement.  This Agreement has been negotiated, executed and
             -----------
delivered in the state of Georgia, and each party (a) submits to personal jurisdiction in the state of Georgia for the enforcement of this Agreement, and
(b) waives any and all rights under the laws of any state to object to jurisdiction within the state of Georgia for the purposes of litigation to enforce this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent a party from bringing any action against another party within any other state or country. Initiating such proceeding or taking such action in any jurisdiction shall not constitute a waiver of the agreement that the laws of the State of Georgia shall govern or of the submission made by a party to personal jurisdiction within the state of Georgia.

     24.     Enforcement Costs.  Should a party be required to engage legal
             -----------------
counsel to enforce or prevent the breach of any of the provisions of this Agreement, to institute any action or proceeding to enforce any such provision of this Agreement, to seek an injunction, to seek damages by reason of any alleged breach of any provisions, to seek a declaration of its rights or obligations, or to seek any other judicial or equitable remedy, then the prevailing party in such action shall be entitled to be reimbursed by the other party or parties for all costs and expenses incurred thereby, including, but not limited to, reasonable attorneys' fees actually incurred.

     25.     SEPARATE COUNSEL.  BY SIGNING THIS AGREEMENT, THE PARTIES
             ----------------
ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO OBTAIN SEPARATE LEGAL COUNSEL AND ADVICE REGARDING THIS AGREEMENT AND THAT THEY HAVE READ AND UNDERSTAND THIS AGREEMENT.

     IN WITNESS WHEREOF, this Agreement has been executed under seal as of the date and year first above written.

                                         CBC HOLDING COMPANY



                                         BY:
                                            ----------------------------------
                                         NAME:
                                              --------------------------------
                                         TITLE:
                                               -------------------------------

                                   SCHEDULE I

                               CBC HOLDING COMPANY
                             SHAREHOLDERS AGREEMENT
                      ORIGINALLY DATED [____________], 2005



                       FOR EACH SHAREHOLDER OF THE COMPANY





-------------------------  -------------------------  --------------------------
        SIGNATURE                  PRINT NAME            DATE AGREEMENT SIGNED

                                   APPENDIX C
                                   ----------

                        S-CORPORATION ELECTION FORM 2553

                                   APPENDIX D
                                   ----------

                 EXCERPTS FROM THE GEORGIA BUSINESS CORPORATION
                       CODE RELATING TO DISSENTERS' RIGHTS


14-2-1301.     DEFINITIONS.

As used in this article, the term:

          (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

          (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

          (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

          (6) "Interest" means interest from the effective time of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

          (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (8) "Shareholder" means the record shareholder or the beneficial shareholder.

14-2-1302.     RIGHT TO DISSENT.

(a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party:

               (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or 14-2-1104 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

               (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholder within one year after the date of sale;

          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

               (A)     Alters or abolishes a preferential right of the shares;

               (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

               (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

               (D) Excludes or limits the rights of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

               (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

               (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenters' rights.


(c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

          (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

          (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303.     DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which dissents and his or her other shares were registered in the names of different shareholders.

14-2-1320.     NOTICE OF DISSENTERS' RIGHTS.

(a)     If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322.

14-2-1321.     NOTICE OF INTENT TO DEMAND PAYMENT.

(a)     If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

          (1) Must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated; and

          (2) Must not vote his or her shares in favor of the proposed action.

(b)     A record shareholder who does not satisfy the requirements of subsection
(a) of this Code section is not entitled to payment for his or her shares under this article.

14-2-1322.     DISSENTERS' NOTICE.

(a)     If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

          (4)     Be accompanied by a copy of this article.

14-2-1323.     DUTY TO DEMAND PAYMENT.

(a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his or her certificates in accordance with the terms of the notice.

(b) A record shareholder who demands payment and deposits his or her shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

(c) A record shareholder who does not demand payment or deposit his or her share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his or her shares under this article.

14-2-1324.     SHARE RESTRICTIONS.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

14-2-1325.     OFFER OF PAYMENT.

(a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Code
Section 14-2-1323 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b)     The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3)     An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under Code Section 14-2-1327; and

          (5)     A copy of this article.

(c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326.     FAILURE TO TAKE ACTION.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1422 and repeat the payment demand procedure.

14-2-1327.     PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

(a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate of the fair value of his or her shares and interest due, if:

          (1)     The dissenter believes that the amount offered under Code
     Section 14-2-1325 is less than the fair value of his or her shares or that the interest due is incorrectly calculated; or

          (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his or her right to demand payment under this Code section unless he notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation made or offered payment for his or her shares.

(c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

          (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

          (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his or her own estimate of the fair value of his or her shares and the amount of interest due and demand payment of his or her estimate of the fair value of his or her shares and interest due.

14-2-1330.     COURT ACTION.

(a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of the Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his or her shares, plus interest to the date of judgment.

14-2-1331.     COURT COSTS AND COUNSEL FEES.

(a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332.     LIMITATION OF ACTIONS.

     No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                  INSTRUCTIONS
                             FOR RETURNING DOCUMENTS


     To continue to be a CBC Holding Company shareholder after the reorganization, eligible shareholders must return the following signed and completed documents to CBC Holding Company in the envelope provided at or before 5:00 p.m., __________, __________, 2005:
---------------------------------------

     - THE SIGNATURE PAGE TO THE CBC HOLDING COMPANY SHAREHOLDERS AGREEMENT (THE BLUE ATTACHMENT); AND

     -    THE S-CORPORATION ELECTION FORM 2553 (THE YELLOW ATTACHMENT).

     As described in the attached proxy statement, only those shareholders who are (1) eligible subchapter S corporation shareholders; (2) Georgia residents; and (3) together with any of their family members electing to be treated as a single shareholder, are one of the 70 Electing Family Groups collectively holding the most shares of common stock of CBC Holding Company OR are an employee or emeritus director of CBC Holding Company or its subsidiary are eligible to continue to be shareholders of CBC Holding Company after the reorganization. Generally, individuals who are citizens or residents of the United States, estates and certain trusts are eligible to be subchapter S corporation shareholders. Corporations, limited liability companies, partnerships and IRAs are not eligible subchapter S corporation shareholders.

     IF YOU ARE OTHERWISE ELIGIBLE TO CONTINUE TO BE A CBC HOLDING COMPANY SHAREHOLDER AFTER THE REORGANIZATION, BUT WISH TO RECEIVE $17.80 IN CASH FOR EACH OF YOUR SHARES RATHER THAN CONTINUE TO BE A SHAREHOLDER AFTER THE REORGANIZATION, WE ASK THAT YOU PLEASE MARK THE BOX BELOW AND SIGN AND RETURN THIS INSTRUCTION SHEET TO CBC HOLDING COMPANY IN THE ENVELOP PROVIDED AT OR BEFORE 5:00 P.M., __________,__________, 2005.
       --------------------------------------

     [_] I WISH TO RECEIVE $17.80 IN CASH FOR EACH OF MY SHARES OF CBC HOLDING COMPANY COMMON STOCK IN THE REORGANIZATION.

                                        ----------------------------------------
                                        SIGNATURE                    DATE

                                        ----------------------------------------
                                        PRINT  NAME

     All ineligible shareholders and any eligible shareholders who do not return the Shareholders Agreement and S-Corporation Election Form 2553 or who indicate that they would like to receive cash will receive $17.80 in cash for each of their shares of CBC Holding Company common stock in the reorganization. After the effective time of the reorganization, we will mail instructions for exchanging shares for cash to those shareholders who are entitled to receive cash for their shares of CBC Holding Company common stock in the reorganization.